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As filed with the Securities and Exchange Commission on August 22, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Walter Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1220 (Primary Standard Industrial Classification Code Number)	13-3429953 (I.R.S. Employer Identification Number)

3000 Riverchase Galleria, Suite 1700
Birmingham, Alabama 35244
(205) 745-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS
Earl H. Doppelt, Esq.
Walter Energy, Inc.
3000 Riverchase Galleria, Suite 1700
Birmingham, Alabama 35244
(205) 745-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Risë B. Norman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	Earl H. Doppelt, Esq. Walter Energy, Inc. 3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244

Approximate date of commencement of proposed exchange offer:
As soon as practicable after this Registration Statement is declared effective.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9.875% Senior Notes due 2020	$500,000,000	100%	$500,000,000	$68,200

8.500% Senior Notes due 2021	$450,000,000	100%	$450,000,000	$61,380

Guarantees of 9.875% Senior Notes due 2020	N/A	N/A	N/A	(2)

Guarantees of 8.500% Senior Notes due 2021	N/A	N/A	N/A	(2)

(1)
Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-Registrant's Principal Executive Offices
J.W. Walter, Inc.	Delaware	59-1930648	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
J.W.I. Holdings Corporation	Delaware	13-3429715	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Land Holdings Corporation	Delaware	13-3429706	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Black Warrior Basin LLC	Delaware	27-2715973	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Coke, Inc.	Delaware	13-3429791	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Exploration & Production LLC	Delaware	27-2715786	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Land Company	Delaware	59-1307709	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Minerals, Inc.	Delaware	13-3429714	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Walter Natural Gas, LLC	Delaware	27-2441198	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Blue Creek Coal Sales, Inc.	Alabama	-63-1286986	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Clearwater Energy, Inc.	Alabama	72-1364032	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Hamer Properties, Inc.,	West Virginia	59-2359663	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-Registrant's Principal Executive Offices
Jim Walter Resources, Inc.	Alabama	59-2981186	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Taft Coal Sales & Associates, Inc.	Alabama	63-1118731	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000
Tuscaloosa Resources, Inc.	Alabama	63-1144869	3000 Riverchase Galleria, Suite 1700 Birmingham, Alabama 35244 (205) 745-2000

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated August 22, 2013

Walter Energy, Inc.
Offers to Exchange

         $500,000,000 aggregate principal amount of its 9.875% Senior Notes due 2020 and the guarantees thereof (the "2020 exchange notes") and $450,000,000 aggregate principal amount of its 8.500% Senior Notes due 2021 and the guarantees thereof (the "2021 exchange notes" and, together with the 2020 exchange notes, the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 9.875% Senior Notes due 2020 and the guarantees thereof (the "2020 outstanding notes") and 8.500% Senior Notes due 2021, respectively (the "2021 outstanding notes" and, together with the 2020 outstanding notes, the "outstanding notes," and, together with the exchange notes, the "notes" and such transactions, the "exchange offers").

         We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offers

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  We will exchange all 2020 outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of 2020 exchange notes that are freely tradable and all 2021 outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of 2021 exchange notes that are freely tradable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offers.

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  The exchange offers expire at 11:59 p.m., New York City time, on                        , 2013, unless extended. We do not currently intend to extend the expiration date.

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  The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for United States federal income tax purposes.

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  The terms of the exchange notes to be issued in the exchange offers are substantially identical to the corresponding outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offers

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

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  All untendered 2020 outstanding notes will continue to be subject to the restrictions on transfer set forth in the 2020 outstanding notes and in the indenture governing the 2020 outstanding notes (the "2020 notes indenture") and all untendered 2021 outstanding notes will continue to be subject to the restrictions on transfer set forth in the 2021 outstanding notes and in the indenture governing the 2021 outstanding notes (the "2021 notes indenture"). In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

         If you are a broker-dealer and you receive exchange notes for your own account, you must acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. By making such acknowledgment, you will not be deemed to admit that you are an "underwriter" under the Securities Act of 1933, as amended. Broker-dealers may use this prospectus in connection with any resale of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by the broker-dealer as a result of market-making activities or trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer registration statement is declared effective or until a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to such broker-dealer for use in connection with any such resale. A broker-dealer may not participate in the exchange offers with respect to outstanding notes acquired other than as a result of market-making activities or trading activities. See "Plan of Distribution."

         See "Risk Factors" beginning on page 17 for a discussion of certain risks that you should consider before participating in the exchange offers.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offers or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2013

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained or incorporated by reference herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the exchange notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

GLOSSARY OF SELECTED MINING TERMS USED IN THIS PROSPECTUS

        Anthracite coal.    A hard natural coal containing few volatile hydrocarbons which burns slowly and gives intense heat almost without flame.

        Ash.    Impurities consisting of silica, iron, alumina and other incombustible matter that are contained in coal. Since ash increases the weight of coal, it adds to the cost of handling and can affect the burning characteristics of coal.

        Assigned reserves.    Coal that is planned to be mined at an operation that is currently operating, currently idled, or for which permits have been submitted and plans are eventually to develop the mine and begin mining operations.

        Bituminous coal.    A common type of coal with moisture content less than 20% by weight. It is dense and black and often has well-defined bands of bright and dull material.

        British thermal unit, or "Btu".    A measure of the thermal energy required to raise the temperature of one pound of pure liquid water one degree Fahrenheit at the temperature at which water has its greatest density (39 degrees Fahrenheit).

        Coal seam.    Coal deposits occur in layers. Each layer is called a "seam."

        Coke.    A hard, dry carbon substance produced by heating coal to a very high temperature in the absence of air. Coke is used in the manufacture of iron and steel. Its production results in a number of useful by-products.

        Compliance coal.    Coal which, when burned, emits 1.2 pounds or less of sulfur dioxide per million Btus, as required by Phase II of the Clean Air Act.

        Continuous miner.    A machine used in underground mining to cut coal from the seam and load onto conveyers or shuttle cars in a continuous operation. In contrast, a conventional mining unit must stop extracting in order to begin loading.

        Continuous mining.    A form of underground mining that cuts the coal from the seam and loads the coal on to a conveyor system continuously, thus eliminating the separate cycles of cutting, drilling, shooting and loading.

        Hard coking coal.    Hard coking coal is a type of metallurgical coal that is a necessary ingredient in the production of strong coke. It is evaluated based on the strength, yield and size distribution of coke produced from such coal which is dependent on rank and plastic properties of the coal. Hard coking coals trade at a premium to other coals due to their importance in producing strong coke and as they are a limited resource.

        Industrial coal.    Coal generally used as a heat source in the production of lime, cement, or for other industrial uses and is not considered thermal coal or metallurgical coal.

        Longwall mining.    A form of underground mining that employs a shearer with two rotating drums pulled mechanically back and forth across a long exposed coal face. A hydraulic system supports the roof of the mine while the drums are mining the coal. Conveyors move the loosened coal to an underground mine conveyor which transports to the surface. Longwall mining is the most efficient underground mining method.

        Metallurgical coal.    The various grades of coal with suitable carbonization properties to make coke or be used as a pulverized injection ingredient for steel manufacture, including hard coking coal (see definition above), semi-soft coking coal (SSCC) and PCI coal (see definition below). Also known as "met" coal, its quality depends on four important criteria: (1) volatility, which affects coke yield;

i

(2) the level of impurities including sulfur and ash, which affect coke quality; (3) composition, which affects coke strength; and (4) other basic characteristics that affect coke oven safety. Met coal typically has particularly high Btu characteristics but low ash and sulfur content.

        Nitrogen oxide (NOx).    Produced as a gaseous by-product of coal combustion. It is a harmful pollutant that contributes to smog.

        Overburden.    Layers of earth and rock covering a coal seam. In surface mining operations, overburden must be removed prior to coal extraction.

        PCI Coal.    Coal used by steelmakers for pulverized coal injection (PCI) into blast furnaces to use in combination with the coke used to produce steel. The use of PCI allows a steel maker to reduce the amount of coke needed in the steel making process.

        Preparation plant.    Preparation plants are usually located on a mine site, although one plant may serve several mines. A preparation plant is a facility for crushing, sizing and washing coal to remove impurities and prepare it for use by a particular customer. The washing process has the added benefit of removing some of the coal's sulfur content.

        Probable reserves.    Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

        Proven reserves.    Reserves for which: (a) quantity is computed from dimensions revealed in outcrops (part of a rock formation that appears at the surface of the ground), trenches, workings or drill holes; (b) grade and/or quality are computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

        Recoverable reserves.    Tons of mineable coal which can be extracted and marketed after deduction for coal to be left behind within the seam (i.e. pillars left to hold up the ceiling, coal not economical to recover within the mine, etc.) and adjusted for reasonable preparation and handling losses.

        Reclamation.    The process of restoring land and the environment to their original or otherwise rehabilitated state following mining activities. The process commonly includes "recontouring" or reshaping the land to its approximate original appearance, restoring topsoil and planting native grass and ground covers. Reclamation operations are usually underway before the mining of a particular site is completed. Reclamation is closely regulated by both state and federal law.

        Reserve.    That part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination.

        Roof.    The stratum of rock or other mineral above a coal seam; the overhead surface of a coal working place.

        Sulfur.    One of the elements present in varying quantities in coal that contributes to environmental degradation when coal is burned. Sulfur dioxide is produced as a gaseous by-product of coal combustion.

        Surface mine.    A mine in which the coal lies near the surface and can be extracted by removing the covering layer of soil (see "Overburden") without tunneling underground. About two-thirds of total U.S. coal production comes from surface mines.

        Thermal coal.    Coal used by power plants and industrial steam boilers to produce electricity, steam or both. It generally is lower in Btu heat content and higher in volatile matter than metallurgical coal.

        Tons.    A "short" or net ton is equal to 2,000 pounds. A "metric" ton is approximately 2,205 pounds; a "long" or British ton is equal to 2,240 pounds. Unless otherwise indicated, the metric ton is the unit of measure referred to in this prospectus. The international standard for quoting price per ton is based in U.S. dollars per metric ton.

        Unassigned reserves.    Coal that is likely to be mined in the future, but which is not considered Assigned reserves.

        Underground mine.    Also known as a "deep" mine, it is usually located several hundred feet or more below the earth's surface, an underground mine's coal is typically removed mechanically and transferred by shuttle car and conveyor to the surface. Underground mines account for about one-third of annual U.S. coal production.

MARKET AND INDUSTRY DATA

        We obtained the market and industry data used throughout this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We cannot independently verify this data. While we believe that each of these studies and publications is reliable, neither we nor the initial purchasers have independently verified such data and neither the initial purchasers nor we make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable but it has not been verified by any independent sources.

FORWARD-LOOKING STATEMENTS

        This prospectus includes statements of our expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to our future prospects, developments and business strategies. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

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  unfavorable economic, financial and business conditions;

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  global economic crisis;

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  market conditions beyond our control;

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  prolonged decline in the price of coal;

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  decline in global coal or steel demand;

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  prolonged or dramatic shortages or difficulties in coal production;

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  our customers' refusal to honor or renew contracts;

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  our ability to collect payments from our customers;

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  weather patterns and conditions affecting production;

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  geological, equipment and other operational risks associated with mining;

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  availability of adequate skilled employees and other labor relations matters;

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  title defects preventing us from (or resulting in additional costs for) mining our mineral interests;

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  availability of licenses, permits, and other authorizations may be subject to challenges;

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  concentration of our mineral operations in a limited number of areas subjects us to risk;

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  a significant reduction of, or loss of, purchases by our largest customer;

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  unavailability of cost-effective transportation for our coal;

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  availability, performance and costs of railroad, barge, truck and other transportation;

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  disruptions or delays at the port facilities used by us;

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  risks associated with our reclamation and mine closure obligations, including failure to obtain or renew surety bonds;

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  inaccuracies in our estimates of coal reserves;

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  estimates concerning economically recoverable coal reserves;

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  significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components;

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  failure to meet project development and expansion targets;

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  risks associated with operating in foreign jurisdictions;

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  significant increase in competitive pressures and foreign currency fluctuations;

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  new laws and regulations to reduce greenhouse gas emissions that impact the demand for our coal reserves;

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  greater than anticipated costs incurred for compliance with environmental liabilities or limitations on our ability to produce or sell coal;

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  future regulations that may increase our costs or limit our ability to produce coal;

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  risks related to our indebtedness and our ability to generate cash for our financial obligations;

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  inability to access needed capital;

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  events beyond our control may result in an event of default under one or more of our debt instruments;

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  costs related to our post-retirement benefit obligations and workers' compensation obligations;

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  downgrade in our credit rating;

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  adverse rulings in current or future litigation;

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  our ability to attract and retain key personnel;

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  our ability to identify suitable acquisition candidates to promote growth;

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  our ability to successfully integrate acquisitions;

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  our exposure to indemnification obligations; and

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  other factors, including those discussed in "Risk Factors."

        You should keep in mind that any forward-looking statement made by us in this prospectus or in the documents incorporated by reference herein speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or in the documents incorporated by reference herein might not occur. See "Where You Can Find More Information; Incorporation by Reference."

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PROSPECTUS SUMMARY

        This summary highlights selected information about us and the exchange offers. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus, including the "Risk Factors" section, and the other documents that we refer to and incorporate by reference in this prospectus for a more complete understanding of us and the exchange offers. In particular, we incorporate by reference important business and financial information into this prospectus. This summary contains forward-looking statements that involve risks and uncertainties. Unless otherwise indicated or the context otherwise requires, references in this prospectus to "we," "our," "us," "Walter Energy" and "the Company" refer to Walter Energy, Inc. and each of its consolidated subsidiaries and references to "the Issuer" refers to Walter Energy, Inc. and not any of its subsidiaries.

Our Company

        We are a leading producer and exporter of metallurgical coal for the global steel industry from underground and surface mines with mineral reserves located in the United States, Canada and the United Kingdom. We also extract, process, market and/or possess mineral reserves of thermal coal and anthracite coal, as well as produce metallurgical coke and coal bed methane gas.

        We operate 11 active coal mines in three countries and have access to both the Atlantic and Pacific Seaborne markets, providing us with important geographical and operational flexibility, as well as a diverse mine base. The diversity of our operations enables us to source coal from multiple locations to blend and meet virtually any quality specifications that our customers request. With access to both the Atlantic and the Pacific, we are favorably positioned to take advantage of the growing seaborne coal market and supply metallurgical coal in Latin America, Asia and Europe. We have a diversified global customer base and long-term contracts with customers in North America, South America, Europe and Asia.

        In 2012, we produced 14.6 million tons of coal, 11.5 million tons of which were high quality metallurgical coal. For the six months ended June 30, 2013 we produced 6.6 million tons of coal, 5.7 million tons of which were high quality metallurgical coal. We expect full year 2013 metallurgical coal production to be approximately 11.0 million metric tons. As of December 31, 2012, we had estimated reserves totaling 401.0 million metric tons, of which 240.3 million metric tons, or approximately 60% are "assigned" recoverable reserves that are either currently being mined, are controlled and accessible from a currently active mine or located at idled facilities where limited capital expenditures would be required to initiate operations when conditions warrant. Our reserves are some of the highest quality metallurgical coal reserves in the world with hard coking coal contract prices at the benchmark for premium coking coals.

        We operate through two principal business segments: the U.S. Operations segment and the Canadian and U.K. Operations segment. The U.S. Operations segment includes the operations of our underground mines, surface mines, coke plant and natural gas operations located in Alabama and our underground and surface mining operations located in West Virginia. Our Alabama mining operations mine metallurgical coal from both underground and surface mines. At our legacy Alabama underground mining operations we mine high quality metallurgical coal from the Blue Creek coal seam. Our legacy Alabama underground mines are 1,400 to 2,100 feet underground, making them some of the deepest vertical shaft coal mines in North America.

        Metallurgical coal mined from the Blue Creek seam contains very low sulfur, has strong coking properties and high heat value making it ideally suited as a coking coal for steel makers. The Alabama operations also mine thermal coal for sale to industrial and electric utility customers at our surface mines and the underground North River Mine. Our Alabama mining operations have convenient access to the port of Mobile, Alabama through barge and railroad allowing us to minimize our transportation costs. In 2012, the Alabama mining operations produced 6.5 million metric tons of hard coking coal and 2.7 million metric tons of thermal coal. The U.S. Operations segment also extracts methane gas, principally from the Blue Creek coal seam. Our natural gas business represents one of the most extensive and comprehensive commercial programs for coal seam degasification in the country, producing approximately 50 million cubic feet of gas daily from over 1,740 wells.

        Through the acquisition of Western Coal, we acquired two underground and two surface mines located in West Virginia, which produce both metallurgical coal and thermal coal. The West Virginia mining operations lie within the Appalachian coal-producing region. We temporarily idled the underground and surface operations at the Gauley Eagle property in 2011 and 2012, respectively, until such time as coal prices improve. Our West Virginia mining operations operate a rail-loading facility and utilize an extensive network of public roads to transport coal to markets or independent river terminals for transfer to barges along the Kanawha River. In 2012, the West Virginia mining operations produced approximately 480 thousand metric tons of metallurgical coal and 390 thousand metric tons of thermal coal.

        The Canadian and U.K. Operations segment includes the operations of surface mines in Northeast British Columbia (Canada) and an underground mine and surface mine in South Wales (U.K.). The Canadian mining operations currently operate three metallurgical coal surface mines in Northeast British Columbia (the Wolverine Mine, the Brule Mine, and the Willow Creek Mine). Although the Willow Creek mine is an active coal mine, we have curtailed operations at this mine during the second quarter of 2013. The Canadian mines are located adjacent to or nearby existing infrastructure established for the Northeast British Columbia coalfields, including established rail and road networks that are available all year round. Coal produced from the mines is shipped by rail to a coal terminal facility at the Port of Prince Rupert, British Columbia. Our U.K. mining operation consists of an active underground and a curtailed surface mine located in South Wales. The active underground mine produces anthracite coal, which can be sold as low-volatile PCI coal and the curtailed surface mine operations produced thermal coal. All coal mined is processed at our nearby preparation plants where both road and rail coal transportation are available. In 2012, the Canadian and U.K. mining operations produced 2.0 million metric tons of hard coking coal and 2.5 million metric tons of low volatile PCI coal.

Business Strategy

        Our objective is to increase shareholder value through sustained earnings growth and free cash flow generation. Our key strategies to achieve this objective are described below:

        Increasing Metallurgical Coal Production Capacity.    Full year 2012 metallurgical coal production was 11.5 million metric tons, of which 78% was hard coking coal and the remainder low-volatile PCI coal. We expect full year 2013 metallurgical coal production to be approximately 11.0 million metric tons. We believe we are well positioned to increase production when market conditions warrant. Our long-term production growth is expected to be balanced between existing production assets and growth assets such as Blue Creek Energy and Belcourt Saxon.

        Capitalizing on Favorable Long-Term Industry Dynamics.    Although coal prices have been volatile over the past several years, we believe the long-term fundamentals of the global metallurgical coal industry are favorable. Given our premium product and diverse operations, we believe we are well positioned to capitalize on the expected growth by delivering high quality metallurgical coal to the European, Asian and Latin American markets.

        Focusing on Reducing Costs.    We seek to maintain our focus on reducing costs. We plan on leveraging our infrastructure to increase production and to drive down our cost per ton through economies of scale. We anticipate reducing costs further through, among other initiatives, increased utilization of the Falling Creek Connector Road in Canada, longer panels on the Blue Creek No. 4 mine in Alabama, efficiencies from transitioning Brule to an owner-operated mine and a more centralized supply chain. We anticipate these improvements, combined with competitive transportation costs and a premium product, will expand our margins further.

        Continuing to Provide a Mix of Coal Types and Quantities to Satisfy Our Customers' Needs Across a Variety of Geographic Markets.    By having the ability to produce a variety of metallurgical coal types in three different countries with direct access to Atlantic and Pacific markets, we are able to source and blend our coal from multiple mines to meet the specific needs of our customers. Our broad geographic scope and mix of coal qualities provide us with the opportunities to work with leading steel producers across the globe and provide premium met coal to regions with high and/or growing demand for coal.

        Upholding Our Commitment to Excellence in Safety and Environmental Stewardship.    We intend to maintain our recognized leadership in operating safe mines and in achieving environmental excellence. In addition, our ability to minimize workplace incidents and environmental violations improves our operating efficiency, which directly improves our cost structure and operational performance.

Competitive Strengths

        Leading "Pure-Play" Metallurgical Coal Producer.    We are a leading, global, publicly traded producer and exporter of metallurgical coal for the global steel industry. We had total coal reserves of 401.0 million metric tons as of December 31, 2012, which primarily consists of high quality, premium metallurgical coal. We expect 2013 metallurgical coal production to be approximately 11.0 million metric tons. We believe we are well positioned to increase production when market conditions warrant.

        Premium, High Quality Product.    Blue Creek coal from our Alabama mining operations is recognized to be among the highest quality coals in the world. Its characteristics include very low sulfur, low ash and low volatility. These high quality characteristics and high heat value make it ideally suited for steel makers as a coking coal. Contract prices for our premium hard coking coal are consistently equal to the benchmark for premium coking coals. Hard coking coal produced from the Canadian mining operations has been well accepted by steel makers, currently having six of the top ten largest steel mills in the world served as customers. The low-volatile PCI coal from the Canadian operations has also been widely accepted by customers.

        Attractive Industry Dynamics.    We expect that international demand for our metallurgical coal will increase in the future, driven by favorable projected global growth trends and the high quality of our coal compared to many other coal producing regions around the world. Metallurgical coal demand is underpinned by projected growth in world steel production of 3.2% in 2014, according to the World Steel Association.

        Sales and Geographic Diversification.    We operate 11 active coal mines in three countries and have access to both the Atlantic and Pacific Seaborne markets. This geographical advantage provides important diversity in terms of production, markets, transportation and labor. We have operational flexibility due to this diversification, which makes us less reliant on any single mine for a significant portion of our earnings or cash flows. We believe the diversity of our operations and reserves also provides us with a significant advantage over competitors with operations in a single coal producing region as it allows us to diversify our customer base, with no one customer responsible for a significant portion of our revenues. This geographic diversification also allows us to source the high quality coals we produce from multiple sources and to blend to meet the exact specifications of our customers. In addition, with access to both the Atlantic and the Pacific markets, we believe that we are well positioned to take advantage of any growth in the seaborne coal market and to supply metallurgical coal to Latin America, Asia and Europe.

        Significant Organic Growth Opportunities.    We believe that our organic growth opportunities in metallurgical coal are well balanced between existing production assets and growth development projects such as Blue Creek Energy and Belcourt Saxon. As the demand for high quality metallurgical coal in the global marketplace grows, we expect that we will be able to provide customers with increasing quantities of premium metallurgical coal.

        Strong Financial Profile.    Our premium priced coal and emphasis on low cost production provides strong margins and free cash flow generation over the long-term. Our available liquidity as of June 30, 2013 was $487.5 million, consisting of cash and cash equivalents of $170.9 million and $316.6 million available under our Revolving Credit Facility (as defined below), net of outstanding letters of credit of $58.4 million, and no significant amount of debt maturing until 2015. With a significant portion of total debt prepayable, we expect to further enhance our credit profile through deleveraging.

        Port Capacity and Low Cost Transportation Infrastructure.    We believe we have sufficient port capacity to ship all of our current production and forecasted production growth. We have an agreement with the Port of Mobile in Alabama through July 31, 2016 with current capacity of approximately 6.5 million metric tons a year and capability to develop our port location properties to add additional capacity as needed. In Canada, Ridley Terminals, located in the port utilized by our Canadian operations, can handle 12 million metric tons per year of coal with the potential to expand to 24 million metric tons per year. We are able to minimize transportation costs due to the close proximity of our mines to our ports, as well as leverage our transportation infrastructure. Our principal mines in our Alabama operations are located a short distance from the Port of Mobile and are serviced by CSX rail. We also have port access through our barge load-out facility on the Black Warrior River. Because customers for our Alabama hard coking coal are primarily in Europe and South America, we are able to ship our coal quickly and at a relatively favorable cost. Our Canadian operations are located on CN Rail's rail lines, minimizing transportation costs to Ridley Terminal.

        Highly Regarded and Experienced Management Team.    Our top nine officers have an average of more than 30 years of experience. Our management team has demonstrated a history of increasing productivity, increasing production and maintaining strong customer relationships. We are committed to the safety and well-being of our employees and communities, respecting the environment in which we do business, the continued growth of the Company's assets, and putting in place a conservative capital structure while creating long-term shareholder value.

        We maintain excellent relationships with our customers.    Customers want high quality products, delivered on a timely basis at a fair price. Given our premium products and our production and transportation efficiencies, we have historically been able to reliably deliver premium products at competitive prices on a timely basis. As a result, we have maintained excellent relationships with our customers over many years.

        We are able to purchase and blend coal to the customer's specifications.    To meet the exact needs of our customers, we are able to blend the high quality coals we produce to meet our customer's requirements at competitive prices.

Recent Developments

  Alleged Fisheries Act Violation

        On March 5, 2013, we received a complaint from British Columbia's Environmental Crown Counsel seeking a monetary penalty of $100,000 CAD for alleged violations of the Federal Fisheries Act associated with an April 2011 release of sediment and debris into Willow Creek from the forest service road leading to the Willow Creek mine. To date, we have incurred certain costs in taking corrective actions in response to the 2011 release and are continuing to cooperate with regulatory authorities. We intend to negotiate with the authorities in pursuit of a mutually agreeable settlement.

  Ongoing Evaluation of Operations

        In response to the current depressed price environment for metallurgical coal, we decided in the first quarter of 2013 to curtail production at the Willow Creek mine in the Canadian and U.K. Operations segment. This curtailment resulted in a workforce reduction of approximately 250 employees. We also plan on closing the North River mine in 2013, approximately nine months earlier than the previously expected end of mine life of 2014.

        In connection with the curtailment of operations at the Willow Creek mine, we recognized restructuring charges of approximately $10.7 million for the six months ended June 30, 2013. In connection with the accelerated closure of the North River mine, we recognized in the second quarter of 2013 a gain of approximately $17.0 million due to the release of a below market contract liability that was obtained through the acquisition of North River. The benefit of $17.0 million was partially offset by asset impairment charges of approximately $8.0 million, all related to the accelerated closure of the North River mine.

Corporate Structure

        The following chart summarizes our corporate structure as of June 30, 2013. This chart also indicates whether or not the subsidiaries shown are guarantors of the 2020 outstanding notes and the 2021 outstanding notes.

(1)
The 8.500% Senior Notes due 2021 were issued on March 27, 2013.

(2)
The 9.875% Senior Notes due 2020 were issued on November 21, 2012.

(3)
Our senior secured credit facilities consist of a $950 million Term Loan A, a $1.4 billion Term Loan B and a $375 million multi-currency revolving credit facility.

(4)
Guarantor of the outstanding notes and indebtedness under the senior secured credit facilities.

Additional Information

        We were incorporated in Delaware in 1987. Our principal executive offices are located at 3000 Riverchase Galleria, Suite 1700, Birmingham, Alabama 35244, and our telephone number at that address is (205) 745-2000. Our website address is www.walterenergy.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision with respect to participating in the exchange offers.

The Exchange Offers

        In connection with the issuance of the 2020 outstanding notes, we entered into a registration rights agreement (as more fully described below) with the initial purchasers of the 2020 outstanding notes (the "2020 notes registration rights agreement") and in connection with the issuance of the 2021 outstanding notes, we entered into a registration rights agreement (as more fully described below) with the initial purchasers of the 2021 outstanding notes (the "2021 notes registration rights agreement" and, together with the 2020 notes registration rights agreement, the "registration rights agreements"). Under the 2020 registration rights agreement, we agreed to deliver to you this prospectus and to consummate the exchange offer for the 2020 outstanding notes by November 21, 2013. Under the 2021 registration rights agreement, we agreed to deliver to you this prospectus and to consummate the exchange offer for the 2021 outstanding notes by March 27, 2014. If we do not consummate the exchange offer for the 2020 outstanding notes by November 21, 2013, we will incur additional interest expense on the 2020 outstanding notes pursuant to the 2020 notes registration rights agreement. If we do not consummate the exchange offer for the 2021 outstanding notes by March 27, 2014, we will incur additional interest expense on the 2021 outstanding notes pursuant to the 2021 notes registration rights agreement. You are entitled to exchange in the exchange offers your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except that:

  •
  the exchange notes have been issued in an offering registered under the Securities Act;

  •
  the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreements; and

  •
  our obligation to pay additional interest on the outstanding notes due to the failure to consummate the exchange offers by a certain date does not apply to the exchange notes.

The Exchange Offers	We are offering to exchange $500.0 million aggregate principal amount of 9.875% Senior Notes due 2020 which have been registered under the Securities Act for any and all of our existing 9.875% Senior Notes due 2020 and $450.0 million aggregate principal amount of 8.500% Senior Notes due 2021 which have been registered under the Securities Act for any and all of our existing 8.500% Senior Notes due 2021.
Resale

Based on an interpretation by the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offers will expire at 11:59 p.m., New York City time, on , 2013, unless extended by us. We currently do not intend to extend the expiration date.
Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration of the applicable exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the applicable exchange offer.

Conditions to the Exchange Offers	Each exchange offer is subject to customary conditions, which we may waive. See "The Exchange Offers—Conditions to the Exchange Offers."
Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offers, you must complete, sign and date the applicable accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with your outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;
• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
• you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available, or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offers—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offers we will have fulfilled a covenant under each of the 2020 notes registration rights agreement and the 2021 notes registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreements. If you do not tender your outstanding notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the 2020 notes indenture and the 2021 notes indenture, as applicable, except we will not have any further obligation to you to provide for the exchange and registration of untendered outstanding notes under the registration rights agreements. To the extent that outstanding notes are tendered and accepted in the exchange offers, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences

The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

Regulatory Approvals

Other than compliance with the Securities Act, the qualification of the 2020 notes indenture governing the 2020 exchange notes under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the qualification of the 2021 notes indenture governing the 2021 exchange notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offers.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. See "Use of Proceeds."
Exchange Agent	Union Bank, N.A. is the exchange agent for the exchange offers. The address and telephone number of the exchange agent are set forth in the section captioned "The Exchange Offers—Exchange Agent."

        Unless otherwise specified, references to the "notes" in this prospectus are references to both the outstanding notes and the exchange notes.

 Summary of the Terms of the Exchange Notes

        The following summary highlights material information contained elsewhere in this prospectus but does not contain all the information that you should consider before participating in the exchange offers. We urge you to read this entire prospectus, including the "Risk Factors" section and the consolidated financial statements and related notes.

Issuer	Walter Energy, Inc.
Securities Offered	$950.0 million in aggregate principal amount of exchange notes consisting of:
• $500 million aggregate principal amount of 9.875% Senior Notes due 2020; and
• $450 million aggregate principal amount of 8.500% Senior Notes due 2021.
Maturity Date	The 2020 exchange notes will mature on December 15, 2020.
The 2021 exchange notes will mature on April 15, 2021.
Interest Payment Dates	Interest on the 2020 exchange notes will be paid semi-annually on each June 15 and December 15, beginning on June 15, 2013.
Interest on the 2021 exchange notes will be paid semi-annually on each April 15 and October 15, beginning on October 15, 2013.
Guarantees

The exchange notes will be unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Issuer's current and future direct and indirect wholly-owned domestic restricted subsidiaries that from time to time guarantees any of the Issuer's indebtedness or any indebtedness of any of the Issuer's restricted subsidiaries.

Ranking	The exchange notes and the related guarantees:
• will be the Issuer's and the guarantors' general unsecured senior obligations;
• will be pari passu in right of payment with all of the Issuer's and the guarantors' existing and future senior indebtedness;

•

will be effectively subordinated to the Issuer's and the guarantors' existing and future secured indebtedness, including indebtedness under the Credit Agreement (as defined below), to the extent of the value of any collateral securing such indebtedness;

• will be effectively subordinated to indebtedness of the Issuer's subsidiaries which are not guarantors; and
• will be senior in right of payment to any of the Issuer's and the guarantors' future subordinated indebtedness.

As of June 30, 2013, the Issuer and the guarantors had an aggregate of $1,635 million of secured indebtedness. As of June 30, 2013, the Issuer's non-guarantor subsidiaries had approximately $17.6 million of total indebtedness. The non-guarantor subsidiaries generated 33.8% of our consolidated revenues, approximately $(44.2) million of EBITDA and approximately $(35.1) million of Adjusted EBITDA for the six months ended June 30, 2013 and held 72.4% of our consolidated assets as of June 30, 2013.

Optional Redemption	With respect to the 2020 exchange notes:

•

On or after December 15, 2016, we may redeem the notes, in whole or in part, at the redemption prices set forth under "Description of the 2020 outstanding Notes—Optional Redemption," plus accrued and unpaid interest to the date of redemption.

•

Prior to December 15, 2016 we may redeem all or part of the notes, at our option, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a make-whole premium and accrued and unpaid interest to the date of redemption. See "Description of the 2020 Outstanding Notes—Optional Redemption."

•

In addition, prior to December 15, 2015, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds from certain equity offerings, plus accrued and unpaid interest to the date of redemption. See "Description of the 2020 Outstanding Notes—Optional Redemption."

With respect to the 2021 exchange notes:

•

On or after April 15, 2017, we may redeem the notes, in whole or in part, at the redemption prices set forth under "Description of the 2021 Outstanding Notes—Optional Redemption," plus accrued and unpaid interest to the date of redemption.

•

Prior to April 15, 2017, we may redeem all or part of the notes, at our option, at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a make-whole premium and accrued and unpaid interest to the date of redemption. See "Description of the 2021 Outstanding Notes—Optional Redemption."

•

In addition, prior to April 15, 2016, we may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds from certain equity offerings, plus accrued and unpaid interest to the date of redemption. See "Description of the 2021 Outstanding Notes—Optional Redemption."

Change of Control and Asset Sale Offers

If we experience a change of control or if we sell certain assets and do not apply the proceeds as permitted, we will be required to offer to repurchase the exchange notes at the prices set forth under "Description of the 2020 Outstanding Notes—Repurchase at the Option of Holders" and "Description of the 2021 Outstanding Notes—Repurchase at the Option of Holders."

Certain Covenants	The 2020 notes indenture and the 2021 notes indenture contain covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:
• incur additional debt;
• pay dividends and make distributions or repurchase stock;
• make certain investments;
• create or incur liens;
• sell assets;
• enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to us;
• enter into certain transactions with our affiliates; and
• merge or consolidate or transfer or sell all or substantially all of our assets.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under "Description of the 2020 Outstanding Notes" and "Description of the 2021 Outstanding Notes."

Many of the restrictive covenants will terminate if the exchange notes achieve an investment grade rating from both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's") and no default or event of default has occurred and is continuing under the 2020 notes indenture or 2021 notes indenture, as applicable. Covenants that cease to apply as a result of achieving these ratings will not be restored, even if the credit ratings assigned to the exchange notes subsequently fall below investment grade. See "Description of the 2020 Outstanding Notes—Certain Covenants—Covenant Termination" and "Description of the 2021 Outstanding Notes—Certain Covenants—Covenant Termination."

No Prior Market

The exchange notes will be new securities for which there is currently no market. Although the initial purchasers of the outstanding notes have informed us that they intend to make a market in the exchange notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Risk Factors

You should consider carefully all of the information set forth and incorporated by reference in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under the heading "Risk Factors."

Summary Consolidated Financial Data

        The summary historical statement of operations data and the cash flow data for the years ended December 31, 2012, 2011, and 2010, and the historical balance sheet data as of December 31, 2012 and 2011, presented below have been derived from our audited consolidated financial statements incorporated by reference into this prospectus. The historical balance sheet data as of December 31, 2010 presented below has been derived from our audited consolidated financial statements which are not included or incorporated by reference into this prospectus. The summary historical statement of operations data and the cash flow data for the six months ended June 30, 2013 and 2012 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The historical balance sheet data as of June 30, 2013 have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The historical balance sheet data as of June 30, 2012 presented below have been derived from our unaudited condensed consolidated financial statements which are not included or incorporated by reference in this prospectus.

        In the opinion of management, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair statement of the data for the periods presented. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

        The historical results presented below are not necessarily indicative of results that you can expect for any future period. You should read this table in conjunction with the section entitled "Capitalization" included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes incorporated by reference into this prospectus.

	Years Ended December 31,			Six Months Ended June 30,
(in thousands)	2012	2011(1)	2010	2013	2012
				(Unaudited)
Statement of Operations Data:
Revenues:
Sales	$2,381,760	$2,562,325	$1,570,845	$927,407	$1,295,903
Miscellaneous income	18,135	9,033	16,885	5,432	13,234

Total revenues	2,399,895	2,571,358	1,587,730	932,839	1,309,137
Cost and expenses:
Cost of sales (exclusive of depreciation and depletion)	1,796,991	1,561,112	766,516	788,550	917,618
Depreciation and depletion	316,232	230,681	98,702	149,510	140,952
Selling, general and administrative	133,467	165,749	86,972	57,803	72,092
Postretirement benefits	52,852	40,385	41,478	29,450	26,426
Restructuring and asset impairment	49,070	—	—	1,699	—
Goodwill impairment	1,064,409	—	—	—	—

Total cost and expenses	3,413,021	1,997,927	993,668	1,027,012	1,157,088

Operating income (loss)	(1,013,126)	573,431	594,062	(94,173)	152,049
Interest expense	(139,356)	(96,820)	(17,250)	(105,747)	(59,171)
Interest income	804	606	784	794	618
Other income (loss), net	(13,081)	17,606	—	(609)	(12,912)

Income (loss) from continuing operations before income tax expense (benefit)	(1,164,759)	494,823	577,596	(199,735)	80,584
Income tax expense (benefit)	(99,204)	131,225	188,171	(115,799)	13,212

Income (loss) from continuing operations	(1,065,555)	363,598	389,425	(83,936)	67,372
Income (loss) from discontinued operations	5,180	—	(3,628)	—	5,180

Net income (loss)	$(1,060,375)	$363,598	$385,797	$(83,936)	$72,552

	Years Ended December 31,			Six Months Ended June 30,
(in thousands)	2012	2011(1)	2010	2013	2012
				(Unaudited)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$116,601	$128,430	$293,410	$170,878	$128,680
Total current assets	815,816	838,912	635,539	903,941	796,708
Total liabilities	4,757,849	4,719,991	1,062,699	4,822,567	4,654,826
Total stockholders' equity	1,010,571	2,136,517	595,066	909,289	2,200,329
Cash Flow Data:
Depreciation and depletion	316,232	230,681	98,702	149,510	140,952
Deferred income tax provision (benefit)	(132,220)	66,803	83,174	(77,717)	(18,894)
Amortization of debt issuance costs	22,606	21,154	2,975	14,015	9,033
Cash flows provided by (used in) operating activities	329,907	706,866	574,150	(24,102)	308,562
Cash flows used in investing activities	(377,375)	(2,840,660)	(370,854)	(79,287)	(233,246)
Cash flows provided by (used in) financing activities	27,155	1,971,947	(74,682)	159,482	(84,324)
Cash flows provided by (used in) continuing operations	(20,313)	(161,847)	128,614	56,093	(9,008)
Other Financial Data:
EBITDA(2)	$(701,693)	$821,718	$692,764	$54,728	$288,371
Adjusted EBITDA(2)	411,786	821,718	692,764	68,694	288,371
Ratio of earnings to fixed charges(3)	n/a	5.51x	26.36x	n/a	2.17x
Other Data:
Coal Sales (thousands of tons):
U.S. Operations hard coking coal sold(4)	6,705	5,655	6,270	3,326	3,319
U.S. Operations thermal coal sold	3,235	3,673	1,077	688	1,653
Canadian and U.K. Operations hard coking coal sold	1,662	1,321	—	1,007	828
Canadian and U.K. Operations low-volatile PCI coal sold	2,011	1,732	—	884	1,062
Canadian and U.K. Operations thermal coal sold	63	94	—	16	44
Coal Production (thousands of tons):
U.S. Operations hard coking coal production	6,956	5,905	6,310	3,808	3,693
U.S. Operations thermal coal production	3,081	3,443	1,109	842	1,725
Canadian and U.K. Operations hard coking coal production	2,039	1,101	—	946	950
Canadian and U.K. Operations low-volatile PCI coal production	2,491	1,826	—	951	1,051
Canadian and U.K. Operations thermal coal production	63	91	—	25	47

(1)
Data presented for the year ended December 31, 2011 have been recast to reflect retrospective adjustments to provisional amounts recorded upon the acquisition of Western Coal Corp. See Note 3 to the consolidated financial statements incorporated by reference into this prospectus for a summary of the adjustments.

(2)
EBITDA is defined as earnings before interest, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with GAAP and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other entities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude goodwill impairment charges, asset impairment and restructuring charges, proxy contest expenses and other miscellaneous items.

  The table below shows the reconciliation of income (loss) from continuing operations to EBITDA and Adjusted EBITDA (in thousands):

	Years Ended December 31,			Six Months Ended June 30,
(in thousands)	2012	2011	2010	2013	2012
Income (loss) from continuing operations	$(1,065,555)	$363,598	$389,425	$(83,936)	$67,372
Interest expense	139,356	96,820	17,250	105,747	59,171
Interest income	(804)	(606)	(784)	(794)	(618)
Income tax expense (benefit)	(99,204)	131,225	188,171	(115,799)	13,212
Depreciation and depletion expense	316,232	230,681	98,702	149,510	140,952
Pretax income from discontinued operations	8,282	—	—	—	8,282
Loss from discontinued operations	—	—	(3,628)	—	—

Earnings before interest, income taxes, and depreciation and depletion (EBITDA)	$(701,693)	$821,718	$692,764	$54,728	$288,371
Goodwill impairment charges	1,064,409	—	—	—	—
Restructuring and asset impairment	49,070	—	—	1,699	—
Proxy contest expenses and other	—	—	—	12,267	—

Adjusted EBITDA	$411,786	$821,718	$692,764	$68,694	$288,371

(3)
Earnings available for fixed charges consist of earnings from continuing operations before income taxes and fixed charges excluding capitalized interest, net of amortization, reduced by undistributed earnings of our less than 50% owned affiliates. Fixed charges consist of interest expense, amortization of debt discount and expenses and capitalized interest, plus that portion of rental expense estimated to be the equivalent of interest. For the year ended December 31, 2012, earnings were insufficient to cover fixed charges by approximately $1,172.4 million. For the six months ended June 30, 2013, earnings were insufficient to cover fixed charges by approximately $200.9 million. Accordingly, the ratios are not shown in the table.

(4)
Includes sales of both produced and purchased coal.

RISK FACTORS

        You should carefully consider the risks described below and all of the information contained in or incorporated by reference into this prospectus before deciding whether to participate in the exchange offers. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements" in this prospectus.

Risks Related to our Current Continuing Operations

Unfavorable global economic, financial and business conditions may adversely affect our businesses.

        The global financial markets have been experiencing volatility and disruption over the last several years. These markets have experienced, among other things, volatility in security prices, commodities and currencies; diminished liquidity and credit availability, rating downgrades and declining valuations of certain investments. Weaknesses in global economic conditions could have a material adverse effect on the demand for our coal, coke and natural gas products and on our sales, pricing and profitability. We are not able to predict whether the global economic conditions will continue or worsen or the impact these events may have on our operations and the industry in general.

Our businesses may suffer as a result of a substantial or extended decline in pricing, demand and other factors beyond our control, which could negatively affect our operating results and cash flows.

        Our businesses are cyclical and have experienced significant difficulties in the past. Our financial performance depends, in large part, on varying conditions in the international and domestic markets we serve, which fluctuate in response to various factors beyond our control. The prices at which we sell our coal, coke and natural gas are largely dependent on prevailing market prices for those products. We have experienced significant price fluctuations in our coal, coke and natural gas businesses, and we expect that such fluctuations will continue. Demand for and, therefore, the price of, coal, coke and natural gas are driven by a variety of factors, including, but not limited to, the following:

  •
  the domestic and foreign supply and demand for coal;

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  the quantity and quality of coal available from competitors;

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  adverse weather, climatic or other natural conditions, including natural disasters;

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  domestic and foreign economic conditions, including economic slowdowns;

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  global or regional political events;

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  legislative, regulatory and judicial developments, environmental regulatory changes or changes in energy policy and energy conservation measures that could adversely affect the coal industry, such as legislation limiting carbon emissions or providing for increased funding and incentives for alternative energy sources;

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  the proximity to, capacity, reliability and availability of and cost of transportation and port facilities; and

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  market price fluctuations for sulfur dioxide emission allowances.

        In addition, reductions in the demand for metallurgical coal caused by reduced steel production by our customers, increases in the use of substitutes for steel (such as aluminum, composites or plastics) and the use of steel-making technologies that use less or no metallurgical coal can significantly affect our financial results and impede growth. Demand for thermal coal is primarily driven by the price of thermal coal as it compares to that of natural gas and the consumption patterns of the domestic electric power generation industry, which, in turn, is influenced by demand for electricity and technological developments. We estimate that a 10% decrease in the price of metallurgical coal for the full year 2012 would have resulted in an increase in our pre-tax loss by $194.0 million.

The failure of our customers to honor or renew contracts could adversely affect our business.

        A significant portion of the sales of our coal, coke and natural gas are to long-term customers. The success of our businesses depends on our ability to retain our current customers, renew our existing customer contracts and solicit new customers. Our ability to do so generally depends on a variety of factors, including the quality and price of our products, our ability to market these products effectively, our ability to deliver on a timely basis and the level of competition we face. If current customers do not honor current contract commitments, terminate agreements or exercise force majeure provisions allowing for the temporary suspension of performance, our revenues will be adversely affected. If we are unsuccessful in renewing contracts with our long-term customers and they discontinue purchasing coal, coke or natural gas from us, renew contracts on terms less favorable than in the past, or if we are unable to sell our coal, coke or natural gas to new customers on terms favorable to us, our revenues could suffer significantly.

Our ability to collect payments from our customers could be impaired if their creditworthiness deteriorates.

        Our ability to receive payment for coal sold and delivered depends on the continued creditworthiness of our customers. If we determine that a customer is not creditworthy, we may not be required to deliver coal under the customer's coal sales contract. If this occurs, we may decide to sell the customer's coal on the spot market, which may be at prices lower than the contracted price, or we may be unable to sell the coal at all. Furthermore, the bankruptcy of any of our customers could materially and adversely affect our financial position. In addition, competition with other coal suppliers could cause us to extend credit to customers and on terms that could increase the risk of payment default.

Coal mining is subject to inherent risks and is dependent upon many factors and conditions beyond our control, which may cause our profitability and our financial position to decline.

        Coal mining is subject to inherent risks and is dependent upon a number of conditions beyond our control that can affect our costs and production schedules at particular mines. These risks and conditions include, but are not limited to:

  •
  variations in geological conditions, such as the thickness of the coal seam and amount of rock embedded in the coal deposit and variations in rock and other natural materials overlying the coal deposit;

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  mining, process and equipment or mechanical failures and unexpected maintenance problems;

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  adverse weather and natural disasters, such as heavy rains or snow, flooding and other natural events affecting the operations, transportation or customers;

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  environmental hazards, such as subsidence and excess water ingress;

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  delays and difficulties in acquiring, maintaining or renewing necessary permits or mining rights;

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  availability of adequate skilled employees and other labor relations matters;

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  unexpected mine accidents, including rock-falls and explosions caused by the ignition of coal dust, natural gas or other explosive sources at our mine sites or fires caused by the spontaneous combustion of coal or similar mining accidents; and

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  competition and/or conflicts with other natural resource extraction activities and production within our operating areas, such as coalbed methane extraction or oil and gas development.

        These risks and conditions could result in damage to or the destruction of our mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and legal liability. For example, an explosion and fire occurred in our underground No. 5 mine in Alabama in September 2001. This accident resulted in the deaths of thirteen employees and caused extensive damage to the mine. Our insurance coverage may not be available or sufficient to fully cover claims which may arise from these risks and conditions.

        We have also experienced adverse geological conditions in our mines, such as variations in coal seam thickness, variations in the competency and make-up of the roof strata, fault-related discontinuities in the coal seam and the potential for ingress of excessive amounts of methane gas or water. We do not have meaningful excess capacity over current production needs, and we are not able to quickly increase production at one mine to offset an interruption in production at another mine. Such adverse conditions may increase our cost of sales and reduce our profitability, and may cause us to decide to close a mine. Any of these risks or conditions could have a negative impact on our profitability, the cash available from our operations or our financial position.

Defects in title of any real property or leasehold interests in our properties or associated coal and gas reserves could limit our ability to mine or develop these properties or result in significant unanticipated costs.

        Our right to mine some of our coal reserves and extract natural gas may be materially adversely affected by defects in title or boundaries. We may not verify title to our leased properties or associated coal or gas reserves until we have committed to developing those properties or coal or gas reserves. We may not commit to develop property or coal or gas reserves until we have obtained necessary permits and completed exploration. Any challenge to our title could delay the development of the property and could ultimately result in the loss of some or all of our interest in the property or coal or gas reserves and could increase our costs. In addition, if we mine or conduct our natural gas operations on property that we do not own or lease, we could incur liability for such mining and gas operations. Some leases have minimum production requirements or require us to commence mining or gas operations in a specified term to retain the lease. Failure to meet those requirements could result in losses of prepaid royalties and, in some rare cases, could result in a loss of the lease itself.

Currently we have significant mining operations located predominately in central Alabama and northeast British Columbia, making us vulnerable to risks associated with having our production concentrated in two geographic areas.

        Our mining operations are primarily geographically concentrated in central Alabama and Northeast British Columbia. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production caused by significant governmental regulation, transportation capacity constraints, curtailment of production, extreme weather conditions, natural disasters or interruption of transportation or other events which impact these areas.

A significant reduction of, or loss of, purchases by our largest customers could adversely affect our profitability.

        For each of the six months ended June 30, 2013 and the year ended December 31, 2012 we derived approximately 27% of our total sales revenues from sales to our five largest customers. We expect to renew, extend or enter into new supply agreements with these and other customers. However, we may be unsuccessful in obtaining such agreements with these customers and these customers may discontinue purchasing coal from us. If any of our major customers were to significantly reduce the quantities of coal they purchase from us and we are unable to replace these customers with new customers, or if we are otherwise unable to sell coal to those customers or on terms favorable to us, our profitability could suffer significantly.

If transportation for our coal becomes unavailable or uneconomic for our customers, our ability to sell coal could suffer.

        Transportation costs can represent a significant portion of the total cost of coal to be delivered to the customer and, as a result, overall price increases in our transportation costs could make our coal less competitive with the same or alternative products from competitors with lower transportation costs. We typically depend upon overland conveyor, trucks, rail or barge to transport our products. Disruption of any of these transportation services because of weather related problems, which are variable and unpredictable; strikes, lock-outs; accidents; transportation delays or other events could impair our ability to supply our products to our customers, thereby resulting in lost sales and reduced profitability.

        All of our U.S. metallurgical mines are served by only one rail carrier, which increases our vulnerability to these risks, although our access to barge transportation partially mitigates that risk. In addition, the majority of the metallurgical coal produced by our Alabama underground mining operations is sold to coal customers who typically arrange and pay for transportation through the state-run docks at the Port of Mobile, Alabama to the point of use. As a result, disruption at the docks, port congestion and delayed coal shipments may result in demurrage fees to us. If this disruption were to persist over an extended period of time, demurrage costs could significantly impact our profits. In addition, there are limited cost effective alternatives to the port. Similar to the U.S. operations, substantially all of the coal produced by our Canadian operations is exported to port facilities by one railway for which there are limited alternatives. Additionally, all of our Canadian export sales are loaded through one port facility, for which there are limited cost-effective alternatives. The cost of securing additional facilities and services of this nature could significantly increase transportation and other costs. An interruption of rail or port services could significantly limit our ability to operate and to the extent that alternate sources of port and rail services are not available, it could increase transportation and port costs significantly. Further, the inconsistent nature of the shipping industry could affect our revenues as a result of delays of ocean vessels and could significantly affect our costs and relative competitiveness compared to the supply of coal and other products from our competitors.

Significant competition and foreign currency fluctuations could harm our sales, profitability and cash flows.

        The consolidation of the coal industry over the last several years has contributed to increased competition among coal producers. Some of our competitors have significantly greater financial resources than we do. This competition may affect domestic and foreign coal prices and impact our ability to retain or attract coal customers. In addition, our metallurgical coal business faces competition from foreign producers that sell their coal in the export market. The general economic conditions in foreign markets and changes in currency exchange rates are factors outside of our control that may affect international coal prices. If our competitors' currencies decline against our local currency or against our customers' currencies, those competitors may be able to offer lower prices to our customers. Furthermore, if the currencies of our overseas customers were to significantly decline in value in comparison to our local currency, those customers may seek decreased prices for the coal we sell to them. In addition, these factors may negatively impact our collection of trade receivables from our customers. These factors could reduce our profitability or result in lower coal sales.

        Expenses from our Canadian operations are typically incurred and paid in Canadian dollars and our United Kingdom operations revenues and expenses are incurred and paid in British pounds. We have elected not to adopt a formal foreign currency hedging strategy and as a result any significant fluctuation in foreign exchange rates could adversely affect our financial position and operating results.

Our businesses are subject to risk of cost increases and fluctuations and delay in the delivery of raw materials, mining equipment and purchased components.

        Our businesses require significant amounts of raw materials, mining equipment and labor and, therefore, shortages or increased costs of raw materials, mining equipment and labor could adversely affect our business or results of operations. Our coal mining operations rely on the availability of steel, petroleum products and other raw materials for use in various mining operations. The availability and market prices of these materials are influenced by various factors that are beyond our control. Over the last year petroleum prices have fluctuated significantly and pricing for steel scrap has fluctuated markedly. Any inability to secure a reliable supply of these materials or shortages in raw materials used in the operation and manufacturing of mining equipment or replacement parts could negatively impact our operating results.

Work stoppages, labor shortages and other labor relations matters may harm our business.

        The majority of employees of our underground mining operations in Alabama are represented by the United Mine Workers of America ("UMWA"). Normally, our negotiations with the UMWA follow the national contract negotiated with the UMWA by the Bituminous Coal Operators Association. Our collective bargaining agreement expires on December 31, 2016. The majority of our employees in our surface mines in Alabama are represented by the UMWA, and we are currently negotiating initial labor agreements with the UMWA for these operations. At our coking operation, our contract with the United Steelworkers of America expires on December 6, 2015. We experienced a strike at our coke facilities at the end of 2001 that lasted eight months.

        A majority of our employees at our Wolverine and Willow Creek mining operations in Canada are also unionized. The Wolverine employees are represented by the United Steelworkers, Local 1-424, and our collective agreement with the Steelworkers for that location expires on July 31, 2015. The employees at our Willow Creek mining operations are represented by Christian Labour Association of Canada ("CLAC"), and our collective agreement with CLAC for that location expires on November 30, 2013.

        Future work stoppages, labor union issues or labor disruptions at our key customers or service providers could impede our ability to produce and deliver our products, to receive critical equipment and supplies or to collect payment. This may increase our costs or impede our ability to operate one or more of our operations.

We require a skilled workforce to run our business. If we cannot hire qualified people to meet replacement or expansion needs, we may not be able to achieve planned results.

        The demand for coal in recent years has caused a significant constriction of the labor supply resulting in higher labor costs. Efficient coal mining using modern techniques and equipment requires skilled laborers with mining experience and proficiency as well as qualified managers and supervisors. As coal producers compete for skilled miners, employee turnover rates have increased which negatively affects operating costs. If the shortage of skilled workers continues and we are unable to train and retain the necessary number of miners, it could adversely affect our productivity, costs and ability to expand production.

We have reclamation and mine closure obligations. If the assumptions underlying our accruals are inaccurate, we could be required to expend greater amounts than anticipated.

        The Surface Mining Control and Reclamation Act and counterpart state laws and regulations in the United States; the Mines Act (British Columbia) and the Reclamation Code for Mines in British Columbia in Canada; and the Environmental Protection Act 1990, Environment Act 1995, Environmental Permitting Regulations 2010, and Town and Country Planning Act 1990 in the U.K.

have established operational, reclamation and closure standards for all aspects of surface mining as well as most aspects of deep mining. We accrue for reclamation costs associated with final mine closure. Estimates of our total reclamation and mine-closing liabilities are based upon permit requirements and our experience for similar activities. The amounts recorded are dependent upon a number of variables, including the estimated future retirement costs, estimated proven reserves, assumptions involving profit margins, inflation rates, and the assumed credit-adjusted risk-free interest rates. Furthermore, these obligations are unfunded. If these accruals are insufficient or our liability in a particular year is greater than currently anticipated, our future operating results could be adversely affected. As of December 31, 2012, we had accrued $89.5 million for all our asset retirement obligations.

Inaccuracies in our estimates of our coal reserves could result in decreased profitability from lower than expected revenues or higher than expected costs.

        Our future performance depends on, among other things, the accuracy of our estimates of our proven and probable coal reserves. Reserve estimates are based on a number of sources of information, including engineering, geological, mining and property control maps, our operational experience of historical production from similar areas with similar conditions and assumptions governing future pricing and operational costs. We update our estimates of the quantity and quality of proven and probable coal reserves at least annually to reflect the production of coal from the reserves, updated geological models and mining recovery data, the tonnage contained in new lease areas acquired and estimated costs of production and sales prices. There are numerous factors and assumptions inherent in estimating the quantities and qualities of, and costs to mine, coal reserves, including many factors beyond our control, such as the following:

  •
  quality of the coal;

  •
  geological and mining conditions, which may not be fully identified by available exploration data and/or may differ from our experiences in areas where we currently mine;

  •
  the percentage of coal ultimately recoverable;

  •
  the assumed effects of regulation, including the issuance of required permits, taxes, including severage and excise taxes and royalties, and other payments to governmental agencies;

  •
  assumptions concerning the timing of the development of the reserves; and

  •
  assumptions concerning the equipment and operational productivity, future coal prices, operating costs, including for critical supplies such as fuel, tires and explosives, capital expenditures and development and reclamation costs.

        As a result, estimates of the quantities and qualities of economically recoverable coal attributable to any particular group of properties, classifications of reserves based on risk of recovery, estimated cost of production, and estimates of future net cash flows expected from these properties as prepared by different engineers, or by the same engineers at different times, may vary materially due to changes in the above factors and assumptions. Actual production recovered from identified reserve areas and properties, and revenues and expenditures associated with our mining operations, may vary materially from estimates. Any inaccuracy in our estimates related to our reserves could result in decreased profitability from lower than expected revenues and/or higher than expected costs.

Canadian licenses, permits and other authorizations may be subject to challenges based on Aboriginal or Treaty rights.

        Canadian judicial decisions have recognized the continued existence of Aboriginal and Treaty rights in Canada, including title to lands continuously used or occupied by Aboriginal groups. Our Northeast British Columbia operations are located within Treaty 8 territory, to which nine First Nations in British

Columbia are signatories. Current operations are in or near the traditional territories of the West Moberly, Saulteau and Halfway River First Nations, and the McLeod Lake Indian Band. The Province of British Columbia has signed an Economic Benefits Agreement and related land and resource use agreements with several of the First Nations, including the West Moberly First Nation, over the last few years. The Treaty 8, as well as the Economic Benefits Agreement and related agreements, establish First Nations rights and define roles for their involvement in land and resource use. As a means of protecting Treaty and Aboriginal rights, as well as undetermined aboriginal rights, Canadian courts continue to confirm a duty to consult with Aboriginal groups when the Crown has knowledge of existing rights or the potential existence of an Aboriginal right, such as title or hunting rights, and contemplates conduct that might adversely impact such First Nations rights. As issues relating to Aboriginal and Treaty rights and consultation continue to be heard, developed and resolved in Canadian courts, we will continue to cooperate, communicate and exchange information and views with Aboriginal groups and government, and participate with the Crown in its consultation processes with Aboriginal groups in order to foster good relationships and minimize risks to our mineral rights and operational plans. Due to their complexity, it is not expected that the issues regarding Aboriginal and Treaty rights or consultation will be finally resolved in the short term and, accordingly, the impact of these issues on mineral resources and on our mining operations is unknown at this time. We believe in building mutually beneficial and lasting relationships with local First Nations whose Treaty rights or potential Aboriginal rights overlap with our areas of operations. We are in the process of formalizing our relationships with local First Nations through agreements that generally seek to increase First Nations' participation in our planning and operational activities. Should a dispute arise between the First Nations and the Crown, it could significantly restrict our ability to operate and transport coal within the region. Also, such action could have a detrimental impact on our financial condition and results of operations as well as on our customers.

Failure to meet our project development and expansion targets could have a material adverse effect on our business.

        There can be no assurance that we will be able to manage effectively the expansion of our operations or that our current personnel, systems, procedures and controls will be adequate to support our operations. Any failure of management to effectively manage our growth and development could have a material adverse effect on our business, financial condition and results of operations.

        Our operational targets are subject to the completion of planned operational goals on time and within budget, and are dependent on the effective support of our personnel, systems, procedures and controls. Any failure of these may result in delays in the achievement of operational targets with a consequent material adverse impact on our business, operations and financial performance.

Our operations in foreign jurisdictions are subject to risks and uncertainties which may have a negative impact on our profitability.

        We operate and sell to customers in a number of foreign countries where there are added risks and uncertainties due to the different economic, cultural and political environments. We face risks in securing additional property licenses, as the process for obtaining these is likely to be different from that in the jurisdictions in which we have operated historically. Such risks could result in failed attempts to obtain licenses which would have used up management time and financial resources. We also face risks from trade barriers, exchange controls and material changes in taxation which could negatively impact our ability to sell into foreign markets, as well as our profitability.

Extensive environmental, health and safety laws and regulations impose significant costs on our operations and future regulations could increase those costs, limit our ability to produce or adversely affect the demand for our products.

        Our businesses are subject to numerous federal, state, provincial and local laws and regulations with respect to matters such as:

  •
  permitting and licensing requirements;

  •
  employee health and safety, including:

  •
  occupational safety and health;

  •
  mine health and safety;

  •
  workers' compensation;

  •
  black lung;

  •
  reclamation and restoration of property;

  •
  environmental laws and regulations, including:

  •
  greenhouse gases and climate change;

  •
  air quality standards;

  •
  water quality standards;

  •
  management of materials generated by mining and coking operations;

  •
  the storage, treatment and disposal of wastes;

  •
  remediation of contaminated soil and groundwater; and

  •
  protection of human health, plant-life and wildlife, including endangered species, and emergency planning and community right to know.

        Compliance with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production at one or more of our operations. These laws are constantly evolving and becoming increasingly stringent. The ultimate impact of complying with existing laws and regulations is not always clearly known or determinable due in part to the fact that certain implementing regulations for these laws have not yet been promulgated and in certain instances are undergoing revision. These laws and regulations, particularly new legislative or administrative proposals (or judicial interpretations of existing laws and regulations) could result in substantially increased capital, operating and compliance costs and could have a material adverse effect on our operations and/or our customers' ability to use our products. In addition, the industry in the United States is affected by significant legislation mandating certain benefits for current and retired coal miners.

        We strive to conduct our mining, natural gas and coke operations in compliance with all applicable federal, provincial, state and local laws and regulations. However, due in part to the extensive and comprehensive regulatory requirements, along with changing interpretations of these requirements, violations occur from time to time in our industry and at our operations. In recent years, expenditures at our U.S. operations for regulatory or environmental obligations have been mainly for safety or process changes. Although it is not possible at this time to predict the final outcome of these rule-making and standard-setting efforts, it is possible that the magnitude of these changes will require an unprecedented compliance effort on our part, could divert management's attention, and may require significant expenditures. To the extent these expenditures, as with all costs, are not ultimately reflected in the prices of our products and services, operating results will be reduced. We believe that our major

North American competitors are confronted by substantially similar conditions and thus do not believe that our relative position with regard to such competitors is materially affected by the impact of environmental laws and regulations. However, the costs and operating restrictions necessary for compliance with environmental laws and regulations, which is a major cost consideration for our operations, may have an adverse effect on our competitive position with regard to foreign producers and operators who may not be required to undertake equivalent costs in their operations. In addition, the specific impact on each competitor may vary depending on a number of factors, including the age and location of its operating facilities, applicable state or provincial legislation and its production methods.

Federal, state or provincial regulatory agencies have the authority to order certain of our mines to be temporarily or permanently closed under certain circumstances, which could materially and adversely affect our ability to meet our customers' demands.

        Federal, state or provincial regulatory agencies have the authority under certain circumstances following significant health and safety incidents, such as fatalities, to order a mine to be temporarily or permanently closed. If this occurred, we may be required to incur capital expenditures to re-open the mine. In the event that these agencies order the closing of our mines, our coal sales contracts generally permit us to issue force majeure notices which suspend our obligations to deliver coal under these contracts. However, our customers may challenge our issuances of force majeure notices. If these challenges are successful, we may have to purchase coal from third-party sources, if it is available, to fulfill these obligations, incur capital expenditures to re-open the mines and/or negotiate settlements with the customers, which may include price reductions, the reduction of commitments or the extension of time for delivery or terminate customers' contracts. Any of these actions could have a material adverse effect on our business and results of operations.

Increased focus by regulatory authorities on the effects of surface coal mining on the environment and recent regulatory developments related to surface coal mining operations could make it more difficult or increase our costs to receive new permits or to comply with our existing permits to mine coal or otherwise adversely affect us.

        Regulatory agencies are increasingly focused on the effects of coal mining on the environment, particularly as it relates to water quality, which has resulted in more rigorous permitting requirements and enforcement efforts.

        Section 404 of the Clean Water Act ("CWA") requires mining companies to obtain U.S. Army Corps of Engineers permits to place material in streams for the purpose of creating slurry ponds, water impoundments, refuse areas, valley fills or other mining activities. As is the case with other coal mining companies, our construction and mining activities require Section 404 permits. The issuance of permits to construct valley fills and refuse impoundments under Section 404 of the CWA has been the subject of many court cases and increased regulatory oversight, resulting in additional permitting requirements that are expected to delay or even prevent the opening of new mines. Stringent water quality standards for materials such as selenium and arsenic have recently been issued. We have begun to incorporate these new requirements into our current permit applications; however, there can be no guarantee that we will be able to meet these or any other new standards with respect to our permit applications.

        In April 2010, the EPA issued comprehensive guidance to provide clarification as to the water quality standards that should apply when reviewing CWA permit applications for Appalachian surface coal mining operations. This guidance establishes threshold conductivity levels to be used as a basis for evaluating compliance with narrative water quality standards. To obtain necessary permits, we and other mining companies are required to meet these requirements. The U.S. District Court for the District of Columbia ruled that the EPA overstepped its statutory authority under the CWA and Surface Mining

Control and Reclamation Act of 1977, and infringed on the authority reserved to state regulators under those statutes when it issued the guidance. The EPA is appealing the decision.

        Additionally, in January 2011, the EPA rescinded a federal CWA permit held by another coal mining company for a surface mine in Appalachia citing associated environmental damage and degradation. While our operations are not directly impacted, this could be an indication that other surface mining water permits could be subject to more substantial review in the future. A federal judge reversed the decision by the EPA to revoke the permit and the EPA has appealed the decision.

        It is unknown what future changes will be implemented to the permitting review and issuance process or to other aspects of surface mining operations, but the increased regulatory focus, future laws and judicial decisions and any other future changes could materially and adversely affect all coal mining companies operating in Appalachia, including us.

        Regulatory agencies in Canada are also increasingly focused on the effects of coal mining on the environment, particularly as it relates to water quality and to wildlife habitat. The British Columbia Ministry of Environment is updating its existing selenium guidelines which could affect water quality issues and effluent discharge standards. Expansion of existing coal mines and development of new coal mines in northeast British Columbia have also been the focus of consideration with respect to the effects on caribou habitat, particularly in areas where caribou have been identified as a threatened species under the federal Species at Risk Act. It is unknown what future changes will be implemented to the permitting review and issuance process or to other aspects of surface mining operations in British Columbia but the increased regulatory focus, future laws and judicial decisions, and any other future changes could materially and adversely affect all coal mining companies operating in British Columbia, including us.

        In particular, in each jurisdiction in which we operate, we will incur additional permitting and operating costs, could be unable to obtain new permits or maintain existing permits and could incur fines, penalties and other costs, any of which could materially adversely affect our business. If surface coal mining methods are limited or prohibited, it could significantly increase our operational costs and make it more difficult to economically recover a significant portion of our reserves. In the event that we cannot increase the price we charge for coal to cover the higher production costs without reducing customer demand for our coal, there could be a material adverse effect on our financial condition and results of operations. In addition, increased public focus on the environmental, health and aesthetic impacts of surface coal mining could harm our reputation and reduce demand for coal.

Climate change concerns could negatively affect our results of operations and cash flows.

        The combustion of fossil fuels, such as the coal, coke and natural gas we produce, results in the creation of carbon dioxide that is currently emitted into the atmosphere by coal, coke and gas end-users. Further, some of our operations emit GHGs directly, such as methane release resulting from coal mining and carbon dioxide during our coke production. Carbon dioxide is considered a greenhouse gas and is a major source of concern with respect to global warming, also known as climate change. Climate change continues to attract public and scientific attention and increasing government attention is being paid to reducing GHG emissions.

        There are many legal and regulatory approaches currently in effect or being considered to address GHGs, including possible future U.S. treaty commitments, new federal or state legislation that may impose a carbon emissions tax or establish a "cap and trade" program, and regulation by the U.S. Environmental Protection Agency ("EPA"). As part of the Fiscal Year 2008 Consolidated Appropriations Act, signed into law on December 26, 2007, the EPA was ordered to publish a rule requiring public reporting of greenhouse gas ("GHG") emissions from large sources. The GHG Reporting Program database was published for the first time on January 11, 2012 and includes data reported under the rule and provides the first comprehensive nationwide GHG emissions database for the United States, even though electric power plants have been reporting their carbon dioxide emissions for two decades under the Clean Air Act ("CAA") Amendments of 1990.

        Canadian legal and regulatory approaches include both federal and provincial regulations requiring the reporting of GHG emissions. Both the federal and provincial level governments are considering the implementation of GHG regulatory structures such as a "cap and trade" program and emissions trading. These programs could force reductions in total GHG emissions on an industry or facility basis. In British Columbia, the government imposes a carbon emissions tax with scheduled increases.

        These existing laws and regulations or other current and future efforts to stabilize or reduce GHG emissions, could adversely impact the demand for, price of and the value of our products and reserves. Passage of additional state, provincial, federal or foreign laws or regulations regarding GHG emissions or other actions to limit GHG emissions could result in users switching from coal to other alternative clean fuel substitutes. The anticipation of such additional requirements could also lead to reduced demand for some of our products. Alternative clean fuels, including non-fossil fuels, could become more attractive than coal in order to reduce GHG emissions, which could result in a reduction in the demand for coal and, therefore, our revenues. As our operations also emit GHGs directly, current or future laws or regulations limiting GHG emissions could increase our own costs. Although the potential impacts on us of additional climate change regulation are difficult to reliably quantify, they could be material.

Our operations may impact the environment or cause exposure to hazardous substances, and our properties may have environmental contamination, which could result in material liabilities to us.

        Our operations currently use hazardous materials and generate limited quantities of hazardous wastes from time to time. We could become subject to claims for toxic torts, natural resource damages and other damages as well as for the investigation and clean up of soil, surface water, groundwater, and other media. Such claims may arise, for example, out of conditions at sites that we currently own or operate, as well as at sites that we previously owned or operated, or may acquire. Our liability for such claims may be joint and several, so that we may be held responsible for more than our share of the contamination or other damages, or even for the entire amount of damages assessed.

        We maintain extensive coal refuse areas and slurry impoundments or underground injection at our mining complexes. Such areas and impoundments are subject to extensive regulation. Slurry impoundments have been known to fail, releasing large volumes of coal slurry into the surrounding environment. Structural failure of an impoundment can result in extensive damage to the environment and natural resources, such as bodies of water that the coal slurry reaches, as well as create liability for related personal injuries, property damages and injuries to wildlife. Some of our impoundments overlie mined out areas, which can pose a heightened risk of failure and the assessment of damages arising out of such failure. If one of our impoundments were to fail, we could be subject to substantial claims for the resulting environmental contamination and associated liability, as well as for related fines and penalties.

        Drainage flowing from or caused by mining activities can be acidic with elevated levels of dissolved metals, a condition referred to as "acid mine drainage" ("AMD"). Treatment of AMD can be costly. Although we do not currently face material costs associated with AMD, it is possible that we could incur significant costs in the future.

        These and other similar unforeseen impacts that our operations may have on the environment, as well as exposures to hazardous substances or wastes associated with our operations, could result in costs and liabilities that could materially and adversely affect us. See also "Environmental and Other Regulatory Matters" in Part I, Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference herein.

Other Business Risks

Failure to obtain or renew surety bonds on acceptable terms could affect our ability to secure reclamation and coal lease obligations and, therefore, our ability to mine or lease coal.

        Federal, state and provincial laws require us to obtain surety bonds or post other financial security to secure performance or payment of certain long-term obligations, such as mine closure or reclamation costs, federal and state workers' compensation costs, coal leases and other obligations. We may have difficulty procuring or maintaining our surety bonds. Our bond issuers may demand higher fees or additional collateral, including letters of credit or other terms less favorable to us upon those renewals. Because we are required by state and federal law to have these bonds in place before mining can commence or continue, our failure to maintain surety bonds, letters of credit or other guarantees or security arrangements would materially and adversely affect our ability to mine or lease coal. That failure could result from a variety of factors, including lack of availability, higher expense or unfavorable market terms, the exercise by third party surety bond issuers of their right to refuse to renew the surety and restrictions on availability of collateral for current and future third party surety bond issuers under the terms of our financing arrangements.

Our expenditures for postretirement benefit and pension obligations are significant and could be materially higher than we have predicted if our underlying assumptions prove to be incorrect.

        We provide a range of benefits to our employees and retirees, including pensions and postretirement healthcare. We record annual amounts relating to these plans based on calculations specified by generally accepted accounting principles, which include various actuarial assumptions. As of December 31, 2012, we estimated that our pension plans' aggregate projected benefit obligation had a present value of approximately $295.9 million, and the fair value of plan assets was approximately $233.0 million. As of December 31, 2012, we estimated that our postretirement health care and life insurance plans' aggregate projected benefit obligation had a present value of approximately $662.5 million and such benefits are not required to be funded. With respect to the funding obligations for our pension plans, we must make minimum cash contributions on a quarterly basis. Weakening of the economic environment and uncertainty in the equity markets have caused investment income and the values of investment assets held in our pension trust to decline in the past and to lose value. As a result, in such circumstances we may be required to increase the amount of cash contributions we make into the pension trust in the future in order to meet the funding level requirements of the Pension Protection Act of 2006 (the "Pension Act"). Our estimated minimum funding obligation and expected benefit payments relating to the pension plans in 2013 is $6.8 million. We have estimated these obligations based on assumptions described in our Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference herein under the heading "Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits" in Part II, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," and in the notes to our consolidated financial statements included therein, which are incorporated by reference into this prospectus. Assumed health care cost trend rates, discount rates, expected return on plan assets and salary increases have a significant effect on the amounts reported for the pension and health care plans. If our assumptions do not materialize as expected, cash expenditures and costs that we incur could be materially higher. Moreover, regulatory changes could increase our obligations to provide these or additional benefits.

        The 2010 healthcare legislation impacts our costs to provide healthcare benefits to our eligible active and certain retired employees and to provide workers' compensation benefits related to occupational disease resulting from black lung disease. The 2010 healthcare legislation has both short-term and long-term implications on healthcare benefit plan standards. Implementation of the 2010 healthcare legislation will occur in phases, with plan standard changes taking effect through 2018. Plan standard changes that affect us in the short term include raising the maximum age for covered dependents to continue to receive benefits, the elimination of lifetime dollar limits per covered individual and restrictions on annual dollar limits per covered individual, among other standard requirements. Plan standard changes that could affect us in the long-term include a tax on "high cost" plans (excise tax) and the elimination of annual dollar limits per covered individual, among other standard changes.

        Beginning in 2018, the 2010 healthcare legislation will impose a 40% excise tax on employers to the extent that the value of their healthcare plan coverage exceeds certain dollar thresholds. We anticipate that certain government agencies will provide additional regulations or interpretations concerning the application of this excise tax. Until these regulations or interpretations are published, it is impractical to reasonably estimate the ultimate impact of the excise tax on our future healthcare costs or postretirement benefit obligations. We have incorporated changes to our actuarial assumptions to determine our postretirement benefit obligations utilizing preliminary estimates and basic assumptions around the pending interpretations of these regulations.

        In addition, certain of our subsidiaries participate in multiemployer pension and healthcare plan trusts established for union employees. Contributions to these funds could increase as a result of future collective bargaining with the UMWA, a shrinking contribution base as a result of the insolvency of other coal companies who currently contribute to these funds, failure of the plan to meet ERISA's minimum funding requirements, lower than expected returns on pension fund assets, or other funding deficiencies.

        We face risks and uncertainties by participating in The United Mine Workers of America 1974 Pension Plan (the "1974 Pension Plan"). All assets contributed to the plan are pooled and available to provide benefits for all participants and beneficiaries. As a result, contributions made by us benefit the employees of other employers. If the 1974 Pension Plan fails to meet ERISA's minimum funding requirements or fails to develop and adopt a funding improvement plan, a nondeductible excise tax of five percent of the accumulated funding deficiency may be imposed on an employer's contribution to this multiemployer pension plan. As a result of the 1974 Pension Plan's "seriously endangered" status, steps must be taken under the Pension Act to improve the funded status of the plan. In an effort to improve the plan's funding situation, the plan settlors adopted a Funding Improvement Plan as of May 25, 2012. The Funding Improvement plan states that the plan must avoid a funding deficiency for any plan year during the funding improvement period and improve the plan's funded status by at least 20% over a 15-year period. The funding improvement period begins July 1, 2014 and ends June 30, 2029. The Funding Improvement Plan calls for increased contributions beginning January 1, 2017 and lasting throughout the improvement period so that the plan can meet the applicable benchmarks and emerge from "seriously endangered" status by the end of the funding improvement period.

        Under current law governing multiemployer defined benefit pension plans, if we voluntarily withdraw from the 1974 Pension Plan, the currently underfunded multiemployer defined benefit pension plan would require us to make payments to the plan which would approximate the proportionate share of the multiemployer plan's unfunded vested benefit liabilities at the time of the withdrawal.

        We have no current intention to withdraw from any multiemployer pension plan, but if we were to do so, under the U.S. Employee Retirement Income Security Act of 1974, as amended, we would be liable for a proportionate share of the plan's unfunded vested benefit liabilities upon our withdrawal. Through June 30, 2013, our estimated withdrawal liability for the multiemployer pension plans amounted to $627.6 million.

Changes in our credit ratings could adversely affect our costs and expenses.

        Any downgrade in our credit ratings could adversely affect our ability to borrow and result in more restrictive borrowing terms, including increased borrowing costs and more restrictive covenants. This could affect our internal cost of capital estimates and therefore impact operational and investment decisions.

We are responsible for portions of our workers' compensation and certain medical and disability benefits, and greater than expected claims could reduce our profitability.

        We are responsible for portions of our workers' compensation benefits for work-related injuries. Workers' compensation liabilities, including those related to claims incurred but not reported, are recorded principally using annual valuations based on discounted future expected payments using historical data of the specific subsidiary or combined insurance industry data when historical data is limited. In addition, certain of our subsidiaries are responsible for medical and disability benefits for black lung disease under the Federal Coal Mine Health and Safety Act of 1969 and the Federal Mine Safety and Health Act of 1977, as amended, and are self-insured for portions of this liability against black lung related claims. We perform periodic evaluations of our black lung liability, using assumptions regarding rates of successful claims, discount factors, benefit increases and mortality rates, among others. See additional information in our Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference herein under the heading "Critical Accounting Policies and Estimates—Workers' Compensation and Black Lung" in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations."

        If the number or severity of claims increases, or we are required to accrue or pay additional amounts because the claims prove to be more severe than our original assessment, our operating results could be reduced.

We may be subject to litigation, the disposition of which could negatively affect our profitability and cash flow in a particular period, or have a material adverse effect on our business, financial condition or results of operations.

        Our profitability or cash flow in a particular period could be affected by an adverse ruling in any litigation currently pending in the courts or by litigation that may be filed against us in the future. In addition, such litigation could have a material adverse effect on our business, financial condition or results of operations. For information regarding our current significant legal proceedings, see Part I, "Item 3. Legal Proceedings" and "Note 11—Income Taxes" and "Note 18—Commitments and Contingencies" to the "Notes to Consolidated Financial Statements" included in our Annual Report on Form 10-K for the year ended December 31, 2012 incorporated by reference herein.

Our executive officers and other key personnel are important to our success and the loss of one or more of these individuals could harm our business.

        Our executive officers and other key personnel have significant experience in the businesses in which we operate and the loss of certain of these individuals could harm our business. Although we have been successful in attracting qualified individuals for key management and corporate positions in the past, as our business develops and expands, there can be no assurance that we will continue to be successful in attracting and retaining a sufficient number of qualified personnel in the future. The loss of key management personnel could harm our ability to successfully manage our business functions, prevent us from executing our business strategy and have an adverse effect on our results of operations and cash flows.

We may be unsuccessful in identifying or integrating suitable acquisitions and this could impair our growth.

        Our ability to grow depends in part upon our ability to identify, negotiate, complete and integrate suitable acquisitions. This strategy depends on the availability of acquisition candidates with businesses that can be successfully integrated into our existing business and that will provide us with complementary capabilities, products or services. There are many challenges to integrating acquired companies and businesses, including eliminating redundant operations, facilities and systems, coordinating management and personnel, retaining key employees, managing different corporate cultures and achieving cost reductions and cross selling opportunities. We may be unable to successfully complete potential acquisitions which could impair our growth.

We may be required to satisfy certain indemnification obligations to Mueller Water or may not be able to collect on indemnification rights from Mueller Water.

        In connection with the spin-off of Mueller Water Products, Inc. ("Mueller Water") on December 14, 2006, we entered into certain agreements with Mueller Water, including an income tax allocation agreement and a joint litigation agreement. Under the terms of those agreements, we and Mueller Water agreed to indemnify each other with respect to the indebtedness, liabilities and obligations that will be retained by our respective companies, including certain tax and litigation liabilities. These indemnification obligations could be significant. For example, to the extent that we or Mueller Water takes any action that would be inconsistent with the treatment of the spin-off of Mueller Water as a tax-free transaction under Section 355 of the Internal Revenue Code, any tax resulting from such actions would be attributable to the acting company. The ability to satisfy these indemnities if called upon to do so will depend upon the future financial strength of each of our companies. We cannot determine whether we will have to indemnify Mueller Water for any substantial obligations after the distribution. If Mueller Water has to indemnify us for any substantial obligations, Mueller Water may not have the ability to satisfy those obligations. If Mueller Water is unable to satisfy its obligations under its indemnity to us, we may have to satisfy those obligations.

Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations.

        Terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the U.S. or its allies, or military or trade disruptions affecting our customers or the economy as a whole may materially adversely affect our operations or those of our customers. As a result, there could be delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers. Strategic targets such as energy related assets may be at greater risk of future terrorist attacks than other targets in the United States. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. Any of these occurrences, or a combination of them, could have a material adverse effect on our business, financial condition or results of operations.

Risks Related to the Exchange Offers

There may be adverse consequences if you do not exchange your outstanding notes.

        If you do not exchange your outstanding notes for exchange notes in the exchange offers, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering memorandum for the 2020 outstanding notes and the offering memorandum for the 2021 outstanding notes, as applicable. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Summary—The Exchange Offers" and "The Exchange Offers" for information about how to tender your outstanding notes.

        The tender of outstanding notes under the exchange offers will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

        We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the prices at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amounts or purchase prices depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offerings of the outstanding notes have advised us that they currently intend to make markets with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offers or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue.

Certain persons who participate in the exchange offers must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to the Notes

The following risks apply to the outstanding notes and will apply equally to the exchange notes.

Our substantial indebtedness could adversely affect our financial position and our ability to meet our obligations under our debt instruments.

        We have a significant amount of indebtedness. As of June 30, 2013, we and the subsidiary guarantors had indebtedness of approximately $2,588.4 million outstanding and unused commitments under our Credit Agreement of $316.6 million. Under the repayment schedule relating to the Credit Agreement, we will not be required to make mandatory principal payments in 2013; however, in 2014 we will be required to make a minimum payment of $77 million. In addition, we will be required to pay a percentage of excess cash flow, as defined in the Credit Agreement, to reduce the principal balance of the indebtedness. We may be unable to generate sufficient cash flow from operations and future borrowings or other financing may be unavailable in an amount sufficient to enable us to fund our future financial obligations or our other liquidity needs.

        Our substantial indebtedness could make it more difficult for us to borrow money in the future and may reduce the amount of money available to finance our operations and other business activities and may have other detrimental consequences, including the following:

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  we may have to dedicate a substantial portion of our cash flow from operations to the payment of principal, premium, if any, and interest on our debt, which will reduce funds available for other purposes;

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  limiting our ability to obtain additional financing to fund growth for areas such as new mergers and acquisitions, working capital and capital expenditure needs, or our ability to meet debt service requirements or other cash requirements;

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  exposing us to the risk of increased interest costs if the underlying interest rates rise on our existing credit facility or other variable rate debt;

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  making it more difficult to obtain surety bonds, letters of credit or other financing, particularly during periods in which credit markets are weak;

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  causing a decline in our credit ratings;

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  limiting our ability to compete with companies that are not as leveraged and that may be better positioned to withstand economic downturns;

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  limiting our ability to acquire new coal reserves and/or plant and equipment needed to conduct operations; and

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  limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we compete and general economic and market conditions.

        If we further increase our indebtedness, the related risks that we now face, including those described above, could intensify.

        In addition, the 2020 notes indenture, the 2021 notes indenture and the Credit Agreement contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

Our ability to generate the significant amount of cash needed to service our debt and financial obligations, to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the notes, depends on our ability to generate cash in the future. We are subject to general economic, climatic, industry, financial, competitive, legislative, regulatory and other factors that are beyond our control. In particular, economic conditions have previously caused and could in the future continue to cause the price of coal to fall and our revenue to decline and could adversely affect our ability to repay our indebtedness, including the notes. As a result, we may need to refinance all or a portion of our indebtedness including the notes on or before maturity. Our ability to refinance our debt or obtain additional financing will depend on, among other things:

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  our financial condition at the time;

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  restrictions in the 2020 notes indenture, the 2021 notes indenture and any other indebtedness; and

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  other factors, including conditions in the financial and capital markets or coal industry.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The Credit Agreement, the 2020 notes indenture and the 2021 notes indenture restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise capital from debt or equity financings to repay other indebtedness when it becomes due. Additionally, we may not be able to consummate such dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations when due.

        In addition, we conduct a substantial portion of our operations through our subsidiaries, certain of which are not guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or other indebtedness, our subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the 2020 notes indenture, the 2021 notes indenture and the Credit Agreement limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

        We may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If our operations do not generate sufficient cash flows, and additional borrowings or refinancings are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes.

        If we cannot make scheduled payments on our debt or are not in compliance with our covenants and are not able to amend those covenants, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under the Credit Agreement could terminate their commitments to loan money, the lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we are not able to generate sufficient cash flow from operations, we may need to seek an amendment to our Credit Agreement to prevent us from potentially being in breach of our covenants. No assurance can be given that we will be able to obtain such an amendment. All of these events could result in your losing your investment in the notes.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the 2020 notes indenture, the 2021 notes indenture and the Credit Agreement contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of June 30, 2013, our Credit Agreement provided for unused commitments of $316.6 million, subject to certain conditions. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. See "Description of Certain Other Indebtedness," "Description of the 2020 Outstanding Notes" and "Description of the 2021 Outstanding Notes."

The notes and the guarantees are unsecured and effectively subordinated to our existing secured indebtedness and any future secured indebtedness.

        The notes and the guarantees are our general unsecured senior obligations and are effectively subordinated to all of our existing and future secured debt and that of each subsidiary guarantor, including obligations under our Credit Agreement, to the extent of the value of the collateral securing such debt.

        If we or a subsidiary guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, any of our secured debt or of that subsidiary guarantor will be entitled to be paid in full from our assets or the assets of the subsidiary guarantor, as applicable, securing that debt before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, on a ratable basis, than holders of secured indebtedness.

        As of June 30, 2013, we and the guarantors had an aggregate of $1,635 million of secured indebtedness and unused commitments under our Credit Agreement of $316.6 million, all of which was secured.

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries that do not guarantee the notes to the extent of the assets of such non-guarantor subsidiaries.

        Some of our subsidiaries do not guarantee the notes. As a result, the notes are effectively subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the notes. Therefore, our rights and the rights of our creditors to participate in the assets of any such subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary's creditors. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the notes. To the extent that we may be a creditor with recognized claims against any subsidiary, our claims would still be subject to the prior claims of such subsidiary's creditors to the extent that they are secured or senior to those held by us. Our subsidiaries may incur additional indebtedness and other liabilities.

        As of June 30, 2013, our non-guarantor subsidiaries had approximately $17.6 million of total indebtedness. Our non-guarantor subsidiaries represented approximately 33.8% of our consolidated revenues, approximately $(44.2) million of EBITDA and approximately $(35.1) million of Adjusted EBITDA for the six months ended June 30, 2013 and at June 30, 2013 represented approximately 72.4% of our consolidated assets (excluding intercompany receivables). In addition, our subsidiaries that provide guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

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  the designation of that subsidiary guarantor as an unrestricted subsidiary;

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  the release of such subsidiary guarantor's guarantee under the Credit Agreement or under the Indebtedness that triggered such guarantor's guarantee, except a release by or as a result of payment under such guarantee, or

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  the sale or other disposition, including the sale of substantially all of the assets, of that subsidiary guarantor in compliance with the 2020 notes indenture and the 2021 notes indenture.

        If any guarantee is released, no holder of the notes will have a claim as a creditor against that guarantor, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that guarantor will be effectively senior to the claim of any holders of the notes. See "Description of the 2020 Outstanding Notes—Guarantees" and "Description of the 2021 Outstanding Notes—Guarantees."

Restrictions in our existing and future debt agreements could limit our growth and our ability to respond to changing conditions.

        The 2020 notes indenture, the 2021 notes indenture, our Credit Agreement and agreements governing our other indebtedness contain a number of significant covenants in addition to covenants restricting the incurrence of additional debt. These covenants limit our ability and the ability of our restricted subsidiaries, among other things, to:

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  pay certain dividends or distributions on our capital stock or to repurchase our capital stock;

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  repurchase subordinated debt;

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  make certain investments;

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  create certain liens on our assets to secure debt;

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  merge or to enter into other business combination transactions;

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  enter into certain transactions with affiliates; and

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  transfer and sell assets.

        Our Credit Agreement requires us, among other things, to maintain certain financial ratios. These restrictions may also limit our ability to obtain future financings, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under the 2020 notes indenture, the 2021 notes indenture and our Credit Agreement impose on us.

        A breach of any covenant in the 2020 notes indenture, the 2021 notes indenture, our Credit Agreement or the agreements governing our other indebtedness would result in a default under that agreement after any applicable grace periods. A default, if not waived, could result in acceleration of the debt outstanding under the agreement and in a default with respect to, and acceleration of, the debt outstanding under any other debt agreements. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to make all of the required payments or borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us. See "Description of the 2020 Outstanding Notes—Events of Default and Remedies" and "Description of the 2021 Outstanding Notes—Events of Default and Remedies."

We may be unable to repurchase notes in the event of a change of control as required by the indentures.

        Upon the occurrence of certain kinds of change of control events specified in the 2020 notes indenture and the 2021 notes indenture, you will have the right, as a holder of the notes, to require us to repurchase all of your notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. Any such event also would constitute both a change of control under each of the 2020 notes indenture and the 2021 notes indenture and a default under our Credit Agreement. Therefore, upon the occurrence of a change of control, holders of the notes would have the right to require us to repurchase all of the notes and the lenders under our Credit Agreement would have the right to accelerate the payment obligations with respect to outstanding loans under the Credit Agreement and, if so accelerated, we would be required to pay all of our outstanding obligations under the Credit Agreement. We may not be able to pay you the required price for your notes at that time because we may not have available funds to pay the applicable repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase the notes. Any requirement to offer to purchase any outstanding notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us.

        In addition, some important corporate events, such as leveraged recapitalizations, may not under the 2020 notes indenture and the 2021 notes indenture, constitute a "change of control" that would require us to repurchase the notes even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See "Description of the 2020 Outstanding Notes—Repurchase at the Option of Holders—Change of Control" and "Description of the 2021 Outstanding Notes—Repurchase at the Option of Holders—Change of Control."

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definitions of change control in each of the 2020 notes indenture and the 2021 notes indenture includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our assets to another person may be uncertain.

Federal and state fraudulent conveyance laws may permit a court to void the notes and the guarantees and, if that occurs, you may not receive any payments on the notes.

        The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration generally will be a fraudulent conveyance if:

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  it was paid with the intent of hindering, delaying or defrauding creditors; or

  •
  we or any of the guarantors received less than fair consideration in return for issuing either the notes or a guarantee, as applicable, and either:

  •
  we or the guarantor was insolvent, on the eve of insolvency or rendered insolvent by reason of the incurrence of the indebtedness;

  •
  payment of the consideration left us or the guarantor with an unreasonably small amount of capital to carry on our or its business; or

  •
  we or the guarantor intended to, or believed that it would, incur debts beyond its ability to pay the debt.

        If a court were to find that the issuance of the notes or a subsidiary guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such subsidiary guarantee or subordinate the notes or such subsidiary guarantee in right of payment to existing and future debt, or require the holders of the notes to repay any amounts received with respect to the notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes, may not have a claim against the subsidiary guarantor and may only be a general unsecured creditor of us or our subsidiary.

        The subsidiary guarantees also could be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could then void a subsidiary guarantor's obligation under its subsidiary guarantee, subordinate the subsidiary guarantee in right of payment to other debt of the subsidiary guarantor or take other action detrimental to your interests as a holder of notes.

        We are a holding company and conduct all of our operations exclusively through our subsidiaries. Our only significant assets are the capital stock of our subsidiaries. If the subsidiary guarantees are unenforceable, your interests would be effectively subordinated in right of payment to all of our subsidiaries' debt and other liabilities, including liabilities to trade creditors.

        Although each guarantee entered into by a subsidiary contains a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

There is currently no public market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could affect the liquidity and value of the notes.

        The notes are a new issue of securities, and there is no existing market for the notes. An active market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active market does not develop, the market price and liquidity of the notes may be adversely affected.

        The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the notes, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.

        The initial purchasers in the private offerings of the outstanding notes have informed us that they intend to make a market in the notes. However, these initial purchasers are under no obligation to do so and may cease their market making at any time. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system.

Many of the covenants contained in the 2020 notes indenture and the 2021 notes indenture will terminate if the notes are rated investment grade by both Standard & Poor's and Moody's and no default or event of default has occurred and is continuing.

        Many of the covenants in the 2020 notes indenture and the 2021 notes indenture will terminate if the notes are rated investment grade by both Standard & Poor's and Moody's, provided at such time no default or event of default with respect to the notes has occurred and is continuing. The covenants restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. Please see "Description of the 2020 Outstanding Notes—Certain Covenants—Termination of Covenants" and "Description of the 2021 Outstanding Notes—Certain Covenants—Termination of Covenants."

Your ability to transfer the notes may be affected by fluctuation in the market for non-investment grade securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors.

Changes in the public debt ratings of the notes may materially and adversely alter the cost and the terms and conditions of the value and liquidity of the notes.

        The notes will be publicly rated by Standard & Poor's and Moody's, which are independent rating agencies. Any future downgrading of ratings assigned to the notes by either rating agency may adversely affect the value and liquidity of the notes.

USE OF PROCEEDS

        The exchange offers are intended to satisfy our obligations under the registration rights agreements that we entered into in connection with the private offerings of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offers. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the applicable series of exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreements.

 CAPITALIZATION

        The following table sets forth our consolidated historical capitalization at June 30, 2013.

        You should read the following table in conjunction with the section entitled "Summary—Summary Consolidated Financial Data" included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes incorporated by reference into this prospectus.

As of June 30, 2013
(in thousands)
Cash and cash equivalents	$170,878

Debt:
Term Loan A	$656,566
Term Loan B	978,178
Revolving Credit Facility(1)	—
9.875% Senior Notes due 2020(2)	496,656
8.500% Senior Notes due 2021	450,000
Other debt	24,700

Total debt	2,606,100

Stockholders' equity	909,289

Total capitalization	$3,515,389

(1)
Does not include $58.4 million of letters of credit outstanding under our Revolving Credit Facility as of June 30, 2013.

(2)
Reflects original issue discount of $3 million.

 SELECTED HISTORICAL FINANCIAL DATA

        The selected historical statement of operations data and the cash flow data for the years ended December 31, 2012, 2011 and 2010, and the historical balance sheet data as of December 31, 2012 and 2011, presented below have been derived from our audited consolidated financial statements incorporated by reference into this prospectus. The selected historical statement of operations data and the cash flow data for the years ended December 31, 2009 and 2008, and the historical balance sheet data as of December 31, 2010, 2009 and 2008, presented below have been derived from our audited consolidated financial statements which are not included or incorporated by reference into this prospectus. The selected historical statement of operations data and the cash flow data for the six months ended June 30, 2013 and 2012, have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus. The historical balance sheet data as of June 30, 2012, presented below have been derived from our unaudited condensed consolidated financial statements which are not included or incorporated by reference in this prospectus. In the opinion of management, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair statement of the data for the periods presented. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

        The historical results presented below are not necessarily indicative of results that you can expect for any future period. You should read this table in conjunction with the section entitled "Capitalization" included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes incorporated by reference into this prospectus.

	Years Ended December 31,					Six Months Ended June 30,
(in thousands)	2012	2011(1)	2010	2009	2008	2013	2012
						(unaudited)
Statement of Operations Data:
Revenues:
Sales	$2,381,760	$2,562,325	$1,570,845	$955,508	$1,135,745	$927,407	$1,295,903
Miscellaneous income	18,135	9,033	16,885	11,319	13,939	5,432	13,234

Total revenues	2,399,895	2,571,358	1,587,730	966,827	1,149,684	932,839	1,309,137
Cost and expenses:
Cost of sales (exclusive of depreciation and depletion)	1,796,991	1,561,112	766,516	586,774	628,325	788,550	917,618
Depreciation and depletion	316,232	230,681	98,702	72,939	56,542	149,510	140,952
Selling, general and administrative	133,467	165,749	86,972	70,510	63,667	57,803	72,092
Postretirement benefits	52,852	40,385	41,478	30,833	27,557	29,450	26,426
Restructuring and asset impairment	49,070	—	—	3,601	32,386	1,699	—
Goodwill impairment	1,064,409	—	—	—	—	—	—

Total cost and expenses	3,413,021	1,997,927	993,668	764,657	808,477	1,027,012	1,157,088

Operating income	(1,013,126)	573,431	594,062	202,170	341,207	(94,173)	152,049
Interest expense	(139,356)	(96,820)	(17,250)	(18,975)	(26,226)	(105,747)	(59,171)
Interest income	804	606	784	799	17,808	794	618
Other income (loss), net	(13,081)	17,606	—	—	—	(609)	(12,912)

Income (loss) from continuing operations before income tax expense (benefit)	(1,164,759)	494,823	577,596	183,994	332,789	(199,735)	80,584
Income tax expense (benefit)	(99,204)	131,225	188,171	42,144	101,597	(115,799)	13,212

Income (loss) from continuing operations	(1,065,555)	363,598	389,425	141,850	231,192	(83,936)	67,372
Income (loss) from discontinued operations	5,180	—	(3,628)	(4,692)	115,388	—	5,180

Net income (loss)	$(1,060,375)	$363,598	$385,797	$137,158	$346,580	$(83,936)	$72,552

	Years Ended December 31,					Six Months Ended June 30,
(in thousands)	2012	2011(1)	2010	2009	2008	2013	2012
						(unaudited)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$116,601	$128,430	$293,410	$165,279	$116,074	$170,878	$128,680
Total current assets	815,816	838,912	635,539	487,895	458,615	903,941	796,708
Total liabilities	4,757,849	4,719,991	1,062,699	999,961	2,437,724	4,822,567	4,654,826
Total stockholders' equity	1,010,571	2,136,517	595,066	259,395	630,269	909,289	2,200,329
Cash Flow Data:
Depreciation and depletion	316,232	230,681	98,702	72,939	56,542	149,510	140,952
Deferred income tax provision (benefit)	(132,220)	66,803	83,174	29,038	89,370	(77,717)	(18,894)
Amortization of debt issuance costs	22,606	21,154	2,975	2,559	5,224	14,015	9,033
Cash flows provided by (used in) operating activities	329,907	706,866	574,150	283,968	331,454	(24,102)	308,562
Cash flows used in investing activities	(377,375)	(2,840,660)	(370,854)	(93,028)	(118,761)	(79,287)	(233,246)
Cash flows provided by (used in) financing activities	27,155	1,971,947	(74,682)	(147,143)	146,050	159,482	(84,324)
Cash flows provided by (used in) continuing operations	(20,313)	(161,847)	128,614	43,797	358,743	56,093	(9,008)
Other Financial Data:
Ratio of earnings to fixed charges(2)	n/a	5.51x	26.36x	8.68x	11.08x	n/a	2.17x
Other Data:
Coal Sales (thousands of tons):
U.S. Operations hard coking coal sold(3)	6,705	5,655	6,270	6,100	6,300	3,326	3,319
U.S. Operations thermal coal sold	3,235	3,673	1,077	1,200	1,100	688	1,653
Canadian and U.K. Operations hard coking coal sold	1,662	1,321	—	—	—	1,007	828
Canadian and U.K. Operations low-volatile PCI coal sold	2,011	1,732	—	—	—	884	1,062
Canadian and U.K. Operations thermal coal sold	63	94	—	—	—	16	44
Coal Production (thousands of tons):
U.S. Operations hard coking coal production	6,956	5,905	6,310	6,100	6,000	3,808	3,693
U.S. Operations thermal coal production	3,081	3,443	1,109	1,300	1,100	842	1,725
Canadian and U.K. Operations hard coking coal production	2,039	1,101	—	—	—	946	950
Canadian and U.K. Operations low-volatile PCI coal production	2,491	1,826	—	—	—	951	1,051
Canadian and U.K. Operations thermal coal production	63	91	—	—	—	25	47

(1)
Data presented for the year ended December 31, 2011 have been recast to reflect retrospective adjustments to provisional amounts recorded upon the acquisition of Western Coal Corp. See Note 3 to the consolidated financial statements incorporated by reference into this prospectus.

(2)
Earnings available for fixed charges consist of earnings from continuing operations before income taxes and fixed charges excluding capitalized interest, net of amortization, reduced by undistributed earnings of our less than 50% owned affiliates. Fixed charges consist of interest expense, amortization of debt discount and expenses and capitalized interest, plus that portion of rental expense estimated to be the equivalent of interest. For the year ended December 31, 2012, earnings were insufficient to cover fixed charges by approximately $1,172.4 million. For the six months ended June 30, 2013 earnings were insufficient to cover fixed charges by approximately $200.9 million. Accordingly, the ratios are not shown in the table.

(3)
Includes sales of both produced and purchased coal.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Credit Facilities

Overview

        We and certain of our subsidiaries are parties to a credit agreement (as amended, modified and/or supplemented, including pursuant to the Fifth Amendment, the "Credit Agreement"), dated as of April 1, 2011, and related security and other agreements for (1) a $950.0 million principal amortizing term loan A facility (the "Term Loan A"), (2) a $1.4 billion principal amortizing term loan B facility (the "Term Loan B" and together with the Term Loan A, the "Term Loan Facility") and (3) a $375.0 million multi-currency revolving credit facility (the "Revolving Credit Facility") with certain lenders, Morgan Stanley Senior Funding, Inc., as administrative agent, and additional financial institutions, as other agents.

        On July 23, 2013, we entered into an amendment (the "Fifth Amendment") to the Credit Agreement. The Fifth Amendment (i) suspends the interest coverage ratio covenant until March 31, 2015, (ii) suspends the senior secured leverage ratio covenant until June 30, 2014, (iii) adds a minimum liquidity covenant of $225 million that applies at the end of each fiscal quarter through June 30, 2014 and at any time thereafter when the senior secured leverage ratio exceeds 5.5:1.0, (iv) adds a maximum capital expenditure covenant of $175 million for 2013 and $200 million for 2014, (v) increases the interest rate margins on the loans by 1.0%, (vi) provides additional flexibility for us to issue additional unsecured debt, subject to 100% of the net proceeds of any such incurrence of debt in excess of $250 million being used to repay term loans then outstanding under the Credit Agreement, (vii) reduces the amount of dividends payable on our common stock to $0.01 per share per fiscal quarter so long as the secured leverage ratio exceeds 4.5:1.0 and (viii) caps the amount of cash and cash equivalents that can be netted pursuant to the total leverage ratio and secured leverage ratio at $240 million plus the current portion of outstanding debt. In connection with the Fifth Amendment, we paid a one-time consent fee equal to (x) 0.75% of the aggregate amount of revolving loans outstanding and/or available commitments of those revolving lenders consenting to the Fifth Amendment, (y) 1.0% of the aggregate amount of Term Loan B outstanding of those Term Loan B lenders consenting to the Fifth Amendment and (z) 0.75% of the aggregate amount of Term Loan A outstanding of those Term Loan A lenders consenting to the Fifth Amendment, which consent fee totaled approximately $17 million. As of June 30, 2013, borrowings under the Credit Agreement consisted of a Term Loan A balance of $656.6 million with a weighted average interest rate of 4.78%, a Term Loan B balance of $978.2 million with a weighted average interest rate of 5.75% and no borrowings under the Revolving Credit Facility with $58.4 million in outstanding stand-by letters of credit and $316.6 million of availability for future borrowings. Proceeds from the Revolving Credit Facility may be used for ongoing working capital and for other general corporate purposes (including permitted acquisitions). In addition to borrowings upon prior notice, the Revolving Credit Facility includes borrowing capacity in the form of letters of credit and borrowings on same-day notice, referred to as swingline loans.

        The Credit Agreement provides that, after the funding date, we may add one or more incremental term loan facilities and/or increase revolving commitments (or incur secured notes in lieu thereof) in an aggregate principal amount of up to $350.0 million upon receipt of commitments therefor. Availability of such additional term loans, revolving credit facilities or secured notes will be subject to, among other conditions, the absence of any default under the Credit Agreement and pro forma compliance with the financial covenants under the Credit Agreement.

Interest rate and fees

        Borrowings under the Credit Agreement bear interest at a rate per annum equal to an applicable margin, plus, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate, (2) the federal funds effective rate plus 0.5% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which with respect to the Term Loan B Facility only, shall be no less than 1.0%.

Mandatory prepayments

        The Credit Agreement requires us to prepay, subject to certain exceptions, outstanding loans with:

  •
  100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions;

  •
  100% of the net cash proceeds of any incurrence or issuance of debt, other than the net cash proceeds of debt permitted under the Credit Agreement; provided we use the net proceeds from any offering of senior unsecured indebtedness in excess of $250 million to repay the term loans; and

  •
  50% of our annual excess cash flow; provided that if (i) our Total Leverage Ratio is less than 1.5:1 then the percentage prepayment shall be 25% and (ii) our Total Leverage Ratio is less than 1.0:1 then the percentage prepayment shall be 0%.

Voluntary prepayments

        We may voluntarily prepay outstanding loans under the Credit Agreement at any time without premium or penalty other than customary "breakage" costs with respect to LIBOR loans; provided that the Fifth Amendment requires that, if any voluntary prepayment, mandatory prepayment or repricing event with respect to Term Loan B pursuant thereto occurs within eighteen months of the effective date of the Fifth Amendment, we must pay a fee equal to 1.0% (or, 2.0% if such event occurs within six months of the effective date of the Fifth Amendment) of the aggregate principal amount of the portion of the Term Loan B balance prepaid (or converted) in connection with such event.

Amortization and final maturity

        We are required to make scheduled quarterly payments on the Term Loan Facility, with the balance of the Term Loan A Facility to be due and payable on April 1, 2016 and the balance of the Term Loan B Facility to be due and payable on April 1, 2018. There is no scheduled amortization under the Revolving Credit Facility. Any principal amount outstanding under the Revolving Credit Facility is due and payable in full on April 1, 2016.

Guarantees and security

        All obligations under the Credit Agreement will be unconditionally guaranteed by us and certain of our existing direct or indirect wholly-owned subsidiaries in the U.S. and Canada, and will be required to be guaranteed by certain of our future direct or indirect wholly-owned U.S. or Canadian subsidiaries. All obligations under the Credit Agreement, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of our assets and the assets of our subsidiary guarantors.

Certain covenants and events of default

        The Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict us and our subsidiaries' ability to:

  •
  incur additional indebtedness;

  •
  pay dividends on their capital stock or redeem, repurchase or retire their capital stock or their other indebtedness;

  •
  make investments, loans and acquisitions;

  •
  create restrictions on the payment of dividends or other amounts to us;

  •
  engage in transactions with our affiliates;

  •
  sell assets, including capital stock of our subsidiaries;

  •
  materially alter the business we conduct;

  •
  consolidate or merge;

  •
  incur liens; and

  •
  prepay or amend subordinated or unsecured debt.

        The Credit Agreement also contains certain customary representations and warranties, affirmative covenants, including a financial maintenance covenant, and provisions relating to events of default (including upon a change of control).

 THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

        We and the guarantors have entered into the 2020 notes registration rights agreement with respect to the 2020 outstanding notes with the initial purchasers of the 2020 outstanding notes, and the 2021 registration rights agreement with respect to the 2021 outstanding notes with the initial purchasers of the 2021 outstanding notes, in which we and the guarantors agreed, under certain circumstances, to use our commercially reasonable efforts to file one or more registration statements relating to offers to exchange the outstanding notes for exchange notes and to complete the exchange offers within 365 days after the date of original issuance of such series of outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes of the applicable series, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreements. The 2020 outstanding notes were issued on November 21, 2012 and the 2021 outstanding notes were issued on March 27, 2013.

        Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective one or more shelf registration statements with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreements and keep the registration statement effective until the earlier of (x) two years after the applicable issue date of the outstanding notes and (y) such time as all of the outstanding notes covered by the shelf registration statement have been sold thereunder. These circumstances include:

  •
  if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offers as contemplated by the registration rights agreements;

  •
  if the exchange offers are not consummated within 365 days after the applicable date of issuance of the outstanding notes; and

  •
  if any holder notifies us that (1) it is prohibited by applicable law or SEC policy from participating in the applicable exchange offer, (2) it may not resell exchange notes acquired by it in the applicable exchange offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for such resales by such holder or (3) it is a broker-dealer and holds outstanding notes acquired directly from us or one of our affiliates.

        Under the registration rights agreements, if we and the guarantors (1) fail to complete either of the exchange offers (other than in the event we and the guarantors file a shelf registration statement) prior to the 365th day following the respective issue dates of the outstanding notes, (2) the shelf registration statement, if required thereby, is not declared effective, on or prior to 365 days after the respective issue dates of the outstanding notes or (3) a registration statement related to the applicable series of notes is declared effective but thereafter fails to remain effective in connection with resales for more than 30 calendar days, the interest rate on those outstanding notes of the applicable series will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum) commencing on (x) the 366th day after the original issue date of the notes, in the case of (1) above, (y) the day such shelf registration statement ceases to be effective or usable and such failure to remain effective or usable exists for more than 45 days in any three-month period or 90 days in any 365-day period, in the case of (2) above or (z) upon the failure to maintain the effectiveness of a registration statement as specified in (3) above; provided, however, that upon the exchange of exchange notes for all notes tendered for a series (in the case of clause (1) above), upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (2) above) or, upon the effectiveness of a registration statement that had ceased to remain effective (in the case of clause (3) above), additional interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

  •
  you are not our affiliate within the meaning of Rule 405 of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see "Plan of Distribution."

Resale of Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not our affiliate within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offers

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offers any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue exchange notes of each series in a principal amount identical to outstanding notes surrendered in the applicable exchange offer.

        The form and terms of the exchange notes of each series will be identical in all material respects to the form and terms of the outstanding notes of the applicable series except the exchange notes will be issued in an offering registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreements to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The 2020 exchange notes will be issued under and entitled to the benefits of the 2020 notes indenture that authorized the issuance of the 2020 outstanding notes and the 2021 exchange notes will be issued under and entitled to the benefits of the 2021 notes indenture that authorized the issuance of the 2021 outstanding notes. For a description of the 2020 notes indenture, see "Description of the 2020 Outstanding Notes" and for a description of the 2021 notes indenture, see "Description of the 2021 Outstanding Notes."

        The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. We intend to conduct the exchange offers in accordance with the provisions of the registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the 2020 notes indenture, in the case of the 2020 outstanding notes, and the 2021 notes indenture, in the case of the 2021 outstanding notes, relating to such holders' series of outstanding notes and the registration rights agreements except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreements.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreements, we expressly reserve the right to amend or terminate the exchange offers and to refuse to accept for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offers."

        If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date, Extensions and Amendments

        As used in this prospectus, the term "expiration date" means 11:59 p.m., New York City time, on,                     , 2013. However, if we, in our sole discretion, extend the period of time for which either exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

        We expressly reserve the right at any time or at various times to extend the period of time during which either exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the applicable exchange offer. To extend the period of time during which either exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes of the applicable series no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We expressly reserve the right to amend or terminate either exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes of the applicable series. If we amend either exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

        Despite any other term of the exchange offers, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend either exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

  •
  such exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

  •
  any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to such exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offers," "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution"; or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the 2020 notes indenture or the 2021 notes indenture under the Trust Indenture Act.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the exchange offers, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or

  •
  deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant. DTC is referred to herein as a "book-entry transfer facility."

Acceptance of Exchange Notes

        In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offers, you will represent to us that, among other things:

  •
  you are not our affiliate within the meaning of Rule 405 of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letters of transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        We will interpret the terms and conditions of the exchange offers, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offers. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC's Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent"; or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        Union Bank, N.A. has been appointed as the exchange agent for the exchange offers. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

For Delivery by Registered and Certified Mail:	For Delivery by Regular Mail or Overnight Courier:	By Overnight Courier or Hand Delivery:
UNION BANK, N.A Corporate Trust Division Attention: Josefina Benavides 120 So. San Pedro Street, Suite 410 Los Angeles, CA 90012	UNION BANK, N.A Corporate Trust Division Attention: Josefina Benavides 120 So. San Pedro Street, Suite 410 Los Angeles, CA 90012	UNION BANK, N.A Corporate Trust Division Attention: Josefina Benavides 120 So. San Pedro Street, Suite 410 Los Angeles, CA 90012
By Facsimile (for eligible institutions only):
(213) 972-5695 Attention: Corporate Trust Division
For Information or Confirmation by Telephone:
Josefina Benavides (213) 972-5679

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offers.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers. We will record the expenses of the exchange offers as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memorandum distributed in connection with the private offering of the applicable series of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire a portion of our outstanding indebtedness, which may include untendered outstanding notes through redemptions, in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

 DESCRIPTION OF THE 2020 OUTSTANDING NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" have the meanings assigned to them in the indenture. In this description, the "Issuer" refers only to Walter Energy, Inc. and not to any of its subsidiaries.

        The 2020 outstanding notes were issued under an indenture among the Issuer, the Guarantors and Union Bank, N.A., a national banking association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

        The following description is a summary of the material provisions of the indenture. It does not restate this agreement in its entirety. The 2020 notes registration rights agreement sets forth rights our obligations to register the notes with the U.S. Securities and Exchange Commission (the "SEC"). We urge you to read the indenture and the 2020 notes registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the 2020 notes registration rights agreement are available as set forth below under "—Additional Information."

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

        For purposes of this section, "notes" shall refer only to the 2020 outstanding notes and 2020 exchange notes, and "indenture" shall refer only to the 2020 notes indenture.

Brief Description of the Notes and the Note Guarantees

  The Notes

        The notes:

  •
  are general unsecured obligations of the Issuer;

  •
  rank pari passu in right of payment with all existing and future senior Indebtedness of the Issuer;

  •
  are effectively subordinated to the Issuer's existing and future secured Indebtedness, including Indebtedness under the Credit Agreement, to the extent of the value of any collateral securing such Indebtedness;

  •
  are effectively subordinated to the Indebtedness of our Subsidiaries which are not Guarantors;

  •
  are senior in right of payment to any future subordinated Indebtedness of the Issuer; and

  •
  are unconditionally guaranteed, jointly and severally, by the Guarantors.

  The Note Guarantees

        The notes are unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Issuer's current and future Restricted Subsidiaries that are Wholly Owned Domestic Subsidiaries that from time to time guarantee any Indebtedness of the Issuer or any of its Restricted Subsidiaries. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent conveyance laws may permit a court to void the notes and the guarantees and, if that occurs, you may not receive any payments on the notes." Each Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

        Each guarantee of the notes:

  •
  is a general unsecured obligation of that Guarantor;

  •
  ranks pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

  •
  is effectively junior to any existing and future secured Indebtedness of that Guarantor to the extent of the value of any collateral securing such Indebtedness; and

  •
  is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        As of the date hereof, all of our Subsidiaries, other than Black Warrior Methane Corp. and Black Warrior Transmission Corp., are Restricted Subsidiaries. However, as of the date hereof, each of the following Restricted Subsidiaries of the Issuer do not guarantee the notes:

  •
  Atlantic Development & Capital, LLC,

  •
  Atlantic Leaseco LLC,

  •
  Belcourt Saxon Coal, Ltd.,

  •
  Belcourt Saxon Coal, L.P.,

  •
  Blue Creek Energy, Inc.,

  •
  Brule Coal Partnership,

  •
  Brule Coal ULC,

  •
  Cardem Insurance Co., Ltd.,

  •
  Cambrian Energybuild Holdings ULC,

  •
  Cambrian Investment Holdings, Ltd.,

  •
  Cambrian Marketing, Ltd.,

  •
  Cambrian Mining, Ltd.,

  •
  Coal International, Ltd.,

  •
  Deepgreen Minerals Corporation Pty, Ltd.,

  •
  Energy Aggregates, Ltd.,

  •
  Energy Recovery Investments, Ltd.,

  •
  Energybuild, Ltd.,

  •
  Energybuild Group, Ltd.,

  •
  Energybuild Holdings, Ltd.,

  •
  Energybuild Mining, Ltd.,

  •
  Energybuild Opencast, Ltd.,

  •
  Jefferson Warrior Railroad Company, Inc.,

  •
  Jim Walter Homes, LLC,

  •
  Jim Walter Homes of Arkansas, Inc.,

  •
  JWH Holding Company, LLC,

  •
  King-Coal Corporation, Ltd.,

  •
  Maple Coal Co. Ltd. (UK),

  •
  Maple Coal Co. (US),

  •
  Mineral Extraction and Handling, Ltd.,

  •
  Pine Valley Coal, Ltd.,

  •
  Sloss-Sheffield Steel and Iron Company,

  •
  SP Machine, Inc.,

  •
  V Manufacturing Company,

  •
  Walter Canadian Coal Partnership,

  •
  Walter Canadian Coal ULC,

  •
  Walter Energy Canada Holdings, Inc.,

  •
  Walter Energy Holdings, LLC,

  •
  Walter Home Improvement, Inc.,

  •
  Western Coal ULC,

  •
  Willow Creek Coal ULC,

  •
  Willow Creek Coal Partnership,

  •
  Wolverine Coal Partnership,

  •
  Wolverine Coal ULC, and

  •
  0541237 B.C. Ltd.

        As of the date hereof, Black Warrior Methane Corp. and Black Warrior Transmission Corp. are each Unrestricted Subsidiaries. In addition, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our other Subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries are not subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries do not guarantee the notes, and if we designate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, the Guarantee of such Subsidiary will be released. In addition, our 50% owned joint venture, Belcourt Saxon Coal, L.P., shall be treated as a Subsidiary for purposes of the indenture.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the 2020 notes registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor, if the sale, disposition or transfer does not violate the provisions set forth under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  in connection with any sale, disposition or transfer of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor, if the sale, disposition or transfer does not violate the provisions set forth under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (3)
  if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon the release or discharge of such Guarantors' Guarantee of the Credit Agreement or under the Indebtedness that triggered such Guarantor's Note Guarantee, except a discharge or release by or as a result of payment under such other Guarantee;

  (5)
  upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

  (6)
  upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        As of June 30, 2013:

  •
  the Issuer, the Guarantors and the non-guarantor Subsidiaries had Indebtedness of approximately $2,606 million outstanding;

  •
  the Guarantors had no outstanding Indebtedness other than certain Capital Lease Obligations, the Note Guarantees, the Guarantees of the 2021 outstanding notes and Guarantees under the Credit Agreement; and

  •
  our non-guarantor Subsidiaries had approximately $17.6 million of indebtedness outstanding.

        Our non-guarantor subsidiaries represented approximately 33.8% of our consolidated revenues, approximately $(44.2) million of EBITDA and approximately $(35.1) million of Adjusted EBITDA for the six months ended June 30, 2013 and at June 30, 2013 represented approximately 72.4% of our consolidated assets (excluding intercompany receivables). In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to repay financial and trade creditors before distributing any assets to us or a Guarantor.

Principal, Maturity and Interest

        The Issuer may issue an unlimited amount of additional notes (with identical terms as the notes, other than with respect to issuance date and potentially, issuance price) under the indenture from time to time, without the consent of, or notice to, the holders of the notes. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity." The notes, any exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. However, because any additional notes may not be fungible with the notes for federal income tax purposes, they may have a different CUSIP number or numbers and may be represented by a different global note or notes. Unless the context otherwise requires, for all purposes of the indenture and this description of notes, references to the notes include any exchange notes and any additional notes. The Issuer will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes mature on December 15, 2020.

        Interest on the notes accrues at the rate of 9.875% per annum and is payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2013. Additional interest may accrue on the notes in certain circumstances described under "The Exchange Offers," and all references to "interest" in this "Description of the 2020 Outstanding Notes" include any additional interest that may be payable on the notes. The Issuer will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

        Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders of the notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee initially acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption

        At any time, prior to December 15, 2015, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.875% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to December 15, 2016, the Issuer may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the two preceding paragraphs, the notes are not redeemable at the Issuer's option prior to December 15, 2016. We are not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

        On or after December 15, 2016, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2016	104.938%
2017	102.469%
2018 and thereafter	100.000%

        Unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to all outstanding notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Issuer or such Restricted Subsidiary is released from further liability;

            (b)   any securities, notes, other obligations or assets received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 270 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

            (c)   any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale; provided that at the time of receipt of such Designated Non-cash Consideration, the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with all previously received Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) less the amount of Net Proceeds previously realized in cash from the sale of previously received Designated Non-cash Consideration is less than the greater of (x) $375 million and (y) 7.5% of Total Tangible Assets; and

            (d)   any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may:

          (a)   apply such Net Proceeds, at its option:

            (1)   to repay (w) any secured Indebtedness of the Issuer or any Guarantor, (x) any Indebtedness that was secured by the assets sold in such Asset Sale, (y) other pari passu Indebtedness (provided that the Issuer shall also equally and ratably reduce Indebtedness under the notes by making an offer, in accordance with the procedures set forth below for an Asset Sale, to all holders to purchase the pro rata principal amount of notes, in each case at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)), or (z) Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

            (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business;

            (3)   to make a capital expenditure; or

            (4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

          (b)   enter into a binding commitment to apply the Net Proceeds pursuant to clauses (a)(2), (3) or (4) above, provided that such acquisition or expenditure is consummated within 180 days following the expiration of the aforementioned 365 day period.

        Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $250 million, the Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the purchase price for the notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing the Issuer's other Indebtedness, including the Credit Agreement, contain, and future agreements may contain, prohibitions of or restrictions on certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control or an Asset Sale also could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing notes. In that case, the Issuer's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer's ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuer's then existing financial resources. See "Risk Factors—Risk Related to the Notes—We may be unable to repurchase notes in the event of a change of control as required by the indenture."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (except that any notes represented by a global note will be redeemed by such method as DTC may require).

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

  Covenant Termination

        If on any date following the date of the indenture, the Issuer certifies in a notice to the trustee that:

  (1)
  a Ratings Event has occurred; and

  (2)
  at the time of the giving of such notice, no Default or Event of Default shall have occurred and be continuing,

then, beginning on the day such notice is given, the Issuer and its Restricted Subsidiaries will cease to be subject to the following provisions of the indenture:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  "—Restricted Payments";

  (3)
  "—Incurrence of Indebtedness and Issuance of Preferred Equity";

  (4)
  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (5)
  clause (4) of the covenant described below under the caption "—Merger, Consolidation or Sale of Assets";

  (6)
  "—Transactions with Affiliates"; and

  (7)
  "—Designation of Restricted and Unrestricted Subsidiaries".

  Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (x) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition or (y) a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  the Issuer would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the date of the indenture (excluding Restricted Payments permitted by clauses (2) through (18) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from October 1, 2012 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (b)   100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash received by the Issuer since the date of the indenture from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock, Designated Preferred Stock or Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

            (c)   to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

            (d)   to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the date of the indenture or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Issuer or a Restricted Subsidiary of the Issuer, 100% of the Fair

    Market Value of the Issuer's Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed; plus

            (e)   100% of any dividends or distributions received by the Issuer or a Restricted Subsidiary of the Issuer after the date of the indenture from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period.

The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution, or the consummation of any redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (4)
  any Restricted Payment made by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, consultant or employee of the Issuer or any of its Restricted Subsidiaries pursuant to the requirements of any equity subscription agreement, stock option agreement, employment agreement, shareholders' or members' agreement or similar agreement, plan or arrangement or otherwise in the ordinary course of business;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

  (7)
  the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity";

  (8)
  Restricted Payments arising as a result of Qualified Receivables Financing;

  (9)
  the declaration and payment of dividends or other distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of the indenture; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer could incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio;

  (10)
  Investments that are made with Excluded Contributions;

  (11)
  the satisfaction of change of control obligations once the Issuer has fulfilled its obligations under the indenture with respect to a Change of Control;

  (12)
  the repayment of intercompany Indebtedness that was permitted to be incurred under the indenture;

  (13)
  the payment of dividends, distributions on or the repurchase of, the Issuer's common equity of up to $50 million per calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year up to a maximum of $100 million in any calendar year); provided, however, that at the time of, and after giving effect to, such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (14)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with any Excess Proceeds that remain after consummation of an Asset Sale Offer;

  (15)
  cash payments in lieu of fractional shares issuable as dividends on preferred stock, upon the exercise of any warrants or options or upon the conversion of any convertible debt securities of the Issuer or any of its Restricted Subsidiaries;

  (16)
  the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer made by exchange for, or out of the proceeds of, the substantially concurrent sale of Disqualified Stock that is permitted to be incurred pursuant to the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Equity";

  (17)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries; and

  (18)
  other Restricted Payments in an aggregate amount not to exceed $200 million since the date of the indenture; provided, however, that at the time of, and after giving effect to, such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

        For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Issuer, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

  Incurrence of Indebtedness and Issuance of Preferred Equity

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit and bankers' acceptances thereunder under Credit Facilities in an aggregate principal amount at any time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $2.6 billion or (y) an amount equal to 3.5 times Consolidated Cash Flow of the Issuer for the most recently ended four full fiscal quarters of the Issuer for which internal financial statements are available;

          (2)   the incurrence by the Issuer and its Restricted Subsidiaries of Indebtedness to the extent outstanding on the date of the indenture;

          (3)   the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes issued on the date of the indenture and the guarantees of such notes and the exchange notes and related guarantees to be issued pursuant to the registration rights agreement;

          (4)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, lease, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used or useful in the business of the Issuer or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness outstanding pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $375 million or (y) 7.5% of Total Tangible Assets;

          (5)   Capital Lease Obligations incurred by the Issuer or any Restricted Subsidiary in respect of any sale leaseback transaction;

          (6)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (6) or (11) of this paragraph;

          (7)   the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

          (8)   the issuance by any of the Issuer's Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer, and

            (b)   any sale or other transfer of any such preferred equity to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (8);

          (9)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations other than for speculative purposes;

          (10) the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant (including the first paragraph hereof); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

          (11) (x) Indebtedness, Disqualified Stock or preferred equity of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture, (y) Indebtedness incurred to finance the acquisition of a Restricted Subsidiary after the date of the indenture or a corporation merged into or consolidated with the Issuer or any Restricted Subsidiary after the date of the indenture and (z) Indebtedness incurred in connection with the acquisition of assets, where such acquisition, merger or consolidation is permitted under the terms of the indenture; provided that if at the time of any such acquisition, merger, consolidation or incurrence, the aggregate principal amount of Indebtedness outstanding pursuant to this clause (11) (after giving effect to such acquisition, merger, consolidation or incurrence and including any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness outstanding pursuant to this clause (11)) exceeds the greater of (x) $375 million and (y) 7.5% of Total Tangible Assets (after giving effect to any such acquisition, merger or consolidation), such Indebtedness may only be incurred pursuant to this clause (11) to the extent either:

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

            (b)   the Fixed Charge Coverage Ratio would not be less than immediately prior to such incurrence and such acquisition, merger or consolidation;

          (12) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary of the Issuer other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

          (13) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference at any time outstanding not to exceed the greater of (x) $350 million and (y) 7% Total Tangible Assets;

          (14) standby letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or bank guarantees (other than letters of credit issued under Credit Facilities permitted by clause (1) of this paragraph) in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

          (15) Guarantees of Indebtedness of contractors and suppliers of the Issuer or any of its Restricted Subsidiaries or of persons who are not Affiliates of the Issuer and with whom the Issuer or any of its Restricted Subsidiaries has an existing business relationship in support of financing or bonding arrangements for such contractors or suppliers or such other person in connection with such business relationship, including self-bonding arrangements; provided that the obligations of the Issuer or any of the Subsidiaries pursuant to this clause (15) shall not exceed $25 million at any time outstanding;

          (16) Indebtedness relating to the financing of insurance policy premiums; provided that (x) such insurance is for the benefit of the Issuer or any of its Wholly Owned Domestic Subsidiaries and (y) the aggregate principal amount outstanding of Indebtedness permitted by this clause (16) shall not exceed $50 million at any time outstanding;

          (17) Indebtedness consisting of installment payment obligations owed to any governmental agency in connection with the acquisition of coal leases or oil, gas or other real property interests in the ordinary course of business;

          (18) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price of similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary thereof in connection with such disposition; and

          (19) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of its incurrence.

        The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Issuer may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this covenant. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this covenant; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued (other than the reclassification of preferred equity as Indebtedness due to a change in accounting principles). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of the indenture, on any date of determination, the principal amount of any Indebtedness incurred by the JV Subsidiary shall be deemed to be (a) the principal amount of such Indebtedness on such date, determined in accordance with the indenture, multiplied by (b) the percentage of any dividends or distributions that, if paid on such date by the JV Subsidiary, would be paid to the Issuer or any of its other Restricted Subsidiaries.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

  Liens

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, securing Indebtedness of the Issuer or the Guarantors unless all payments due under the indenture and the notes (or a Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries; or

          (b)   make loans or advances to the Issuer or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  applicable law, rule, regulation, order, approval, license, permit or similar restriction;

  (2)
  restrictions contained in any documents or agreements evidencing, relating to or otherwise governing a Receivables Financing with respect to any Receivables Subsidiary,

  (3)
  contractual encumbrances or restrictions in effect under (a) any Indebtedness outstanding on the date of the indenture and (b) under any Indebtedness otherwise permitted pursuant to this indenture; provided that with respect to clause (b) the restrictions contained in the agreements or instruments governing such Indebtedness are not materially less favorable to holders of the notes than is customary for comparable financings (as determined in good faith by the Issuer);

  (4)
  any restrictions imposed by any agreement relating to secured Indebtedness permitted by this indenture to the extent that such restrictions apply only to the assets securing such Indebtedness;

  (5)
  any agreement in effect at the time such Restricted Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of or in connection with such person becoming a Restricted Subsidiary;

  (6)
  customary restrictions contained in any agreement relating to the sale of any asset permitted under the covenant entitled "—Repurchase at the Option of Holders—Asset Sales" pending the consummation of such sale;

  (7)
  customary provisions in joint venture agreements, partnership agreements, limited liability company documents and other similar agreements, in each case, applicable to joint ventures entered into in the ordinary course of business;

  (8)
  customary provisions contained in leases or licenses and other similar agreements entered into in the ordinary course of business;

  (9)
  customary restrictions in connection with deposits or net worth in the ordinary course of business;

  (10)
  customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

  (11)
  encumbrances on property that exist at the time the property was acquired by the Issuer or a Restricted Subsidiary;

  (12)
  restrictions described in clauses (a) and (b) of the first paragraph of this covenant, but only to the extent that such restrictions do not materially adversely affect the consolidated cash position of the Issuer and its Restricted Subsidiaries; and

  (13)
  any amendment, restatement, renewal, replacement or refinancing of an agreement referred to above; provided such restrictions are not materially more restrictive, taken as a whole, than those under the agreement being amended, restated, renewed, refinanced or replaced.

  Merger, Consolidation or Sale of Assets

        The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Issuer's properties or assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

  (1)
  either (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that at any time such Person is a partnership or a limited liability company, there shall be a co-issuer of the notes that is a corporation that also satisfies the requirements of this covenant;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer, as the case may be, under the notes, the indenture and the 2020 notes registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  (a) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity" or (b) the Fixed Charge Coverage Ratio for the Issuer or successor entity, as applicable, and its Restricted Subsidiaries would not be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction.

        In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction; or

  (2)
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries (other than the JV Subsidiary).

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an "Affiliate Transaction"), involving aggregate consideration in excess of $20 million, unless:

          (1)   the Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Issuer delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, (x) a resolution of the Board of Directors of the Issuer certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Issuer or (y) an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement, consulting service or termination agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

          (2)   transactions (including a merger) between or among the Issuer and/or any of its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

          (5)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to employment arrangements, equity incentive awards or equity incentive plans and the granting and performance of registration rights that have been approved by, or pursuant to authority delegated by, the Board of Directors of the Issuer or its Restricted Subsidiaries;

          (6)   Restricted Payments permitted under the indenture and Permitted Investments;

          (7)   loans or advances (or cancellation of loans or advances) to employees or consultants in the ordinary course of business or consistent with past practice;

          (8)   any transaction effected as part of a Qualified Receivables Financing;

          (9)   transactions with, customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Issuer or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person, as determined in good faith by the Issuer;

          (10) (x) guarantees of performance by the Issuer and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

          (11) any obligations or transactions effected pursuant to agreements in effect on the date of the indenture and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not materially more disadvantageous to the holders of the notes, taken as a whole); and

          (12) any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

  Additional Note Guarantees

        The Issuer shall cause each Wholly Owned Domestic Subsidiary that guarantees the Credit Agreement or any other Indebtedness of the Issuer or any Restricted Subsidiary (unless such Subsidiary is a Receivables Subsidiary or an Unrestricted Subsidiary) to become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 days of becoming a guarantor of such Indebtedness.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments."

        If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity," the Issuer will be in default of such covenant.

        The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Issuer could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Incurrence of Indebtedness and Issuance of Preferred Equity," or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.

  Payments for Consent

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        So long as any notes are outstanding, the Issuer will file with the SEC for public availability, within 30 days of the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing, in which case the Issuer will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations):

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include an audit report on the Issuer's consolidated financial statements by a nationally recognized firm of independent accountants.

        If, at any time, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer's filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website within 30 days of the time periods that would apply if the Issuer were required to file those reports with the SEC.

        If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material as determined by the Board of Directors of the Issuer in good faith, the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

        In addition, the Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by the Issuer or any of its Restricted Subsidiaries for 60 days (or, in the case of the covenant described under "—Certain Covenants—Reports," 120 days) after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture (but excluding Indebtedness owing to the Issuer or a Restricted Subsidiary), if that default:

            (a)   is caused by a failure to pay principal, interest or premium on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its Stated Maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

  (6)
  failure by the Issuer or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

  (7)
  any Note Guarantee of any Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary is held in any final and nonappealable judgment or decree to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an officers' certificate to the trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.

        The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default that has not been cured, the Issuer is required to deliver to the trustee within 30 days a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

        No director, manager, officer, employee, incorporator, stockholder or member of the Issuer, or any Subsidiary, as such, has any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on, such notes when such payments are due from the trust referred to below;

          (2)   the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released ("Covenant Defeasance") with respect to certain covenants (including the obligation to make Change of Control Offers and Asset Sale Offers) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.

        In the event Covenant Defeasance occurs, certain events (including clauses (4), (5), (6) and, with respect to Significant Subsidiaries clause (8) described under "—Events of Default and Remedies") that are described in the indenture described under "—Events of Default and Remedies", but not non-payment, bankruptcy of the Issuer, receivership, rehabilitation and insolvency events, will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

  (6)
  the Issuer must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

  (7)
  the Issuer must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes and the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes and the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or extend the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or extend the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or impair the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable, and the corresponding release of the Issuer's obligations under the indenture or such Guarantor's obligations under the Note Guarantees;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

  (6)
  to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of the 2020 Outstanding Notes to the extent that such provision in this Description of the 2020 Outstanding Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

  (7)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes and to release Guarantors from the Note Guarantee in accordance with the terms of the indenture;

  (9)
  to evidence and provide for the acceptance of appointment by a successor trustee; or

  (10)
  to grant any Lien in favor of the trustee for the benefit of holders of the notes.

        The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated and, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash

  (c)
  in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium and accrued interest) on the notes not delivered to the trustee for cancellation;

  (d)
  the Issuer or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

  (e)
  the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuer must deliver an officers' certificate to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the TIA) or (iii) resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the note; or

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the note at December 15, 2016 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the note through December 15, 2016 (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the principal amount of the note.

        "Asset Acquisition" means:

          (1)   an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; or

          (2)   the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any sale, transfer or other disposition by the Issuer or any of the Restricted Subsidiaries to any person other than the Issuer or any other Restricted Subsidiary of any asset or group of related assets, including Equity Interests of any Subsidiary, in one or a series of related transactions, the gross proceeds from which exceed $50 million; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any sale, transfer or other disposition of inventory, surplus, obsolete or worn-out equipment, assets determined by management of the Issuer to be no longer useful or necessary in the operation of the business of the Issuer and its Restricted Subsidiaries, Permitted Investments or any other asset, all in the ordinary course of business;

          (2)   any sale, transfer or other disposition of any assets of a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary;

          (3)   any sale, transfer or other disposition of unrestricted cash, Cash Equivalents or Permitted Investments of the Issuer or any of the Restricted Subsidiaries;

          (4)   a sale leaseback transaction so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease (a) no Event of Default is continuing or would result therefrom and (b) any such sale leaseback transaction shall be consummated for Fair Market Value as determined at the time of consummation in good faith as determined by the Issuer;

          (5)   the sale or other transfer (including by capital contribution) of assets pursuant to Qualified Receivables Financings;

          (6)   the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

          (7)   licensing, sublicensing and cross-licensing arrangements involving any technology or other intellectual property of the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (8)   any exchange of assets related to a Permitted Business for assets of comparable market value related to a Permitted Business, as determined in good faith by the Issuer;

          (9)   Liens permitted under "—Certain Covenants—Liens", Restricted Payments permitted under "—Certain Covenants Restricted Payments" and Permitted Investments permitted under this indenture;

          (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (11) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (12) the sale or discounting of accounts receivable in the ordinary course of business;

          (13) any sale of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure of a Lien; and

          (14) the sale or other disposition (whether or not in the ordinary course of business) of coal properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

          (3)   with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars or any other currencies held from time to time in the ordinary course of business;

          (2)   securities issued by the United States government or any agency or instrumentality of the United States government having maturities of not more than two years from the date of acquisition;

          (3)   certificates of deposit, time deposits, money market deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers' acceptances with maturities of two years or less and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million;

          (4)   repurchase obligations for underlying securities of the types described in clauses (2), (3) and (6) entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and, in each case, maturing within two years after the date of acquisition;

          (6)   securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof, and rated at least Baa3 by Moody's or BBB- by S&P and, in each case, maturing within two years after the date of acquisition;

          (7)   mutual funds whose investment guidelines restrict 90% of such funds' investments to those satisfying the provisions of clauses (1) through (6) above;

          (8)   money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500 million;

          (9)   time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the total assets of the Issuer and the Subsidiaries, on a consolidated basis, as of the end of the Issuer's most recently completed fiscal year; and

          (10) Indebtedness or preferred stock issued by Persons rated at least A-2 by Moody's or A by S&P.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer measured by voting power rather than number of shares.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment Date" has the meaning assigned to that term in the indenture governing the notes.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

          (1)   provision for taxes based on income, profits or capital, including without limitation state, franchise and similar taxes (such as the West Virginia franchise tax), of such Person and its Restricted Subsidiaries for such period; plus

          (2)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period; plus

          (3)   depreciation, depletion, amortization (including amortization of intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

          (4)   the amount of any unusual or non-recurring losses or charges, business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, OPEB, black lung settlement, curtailment or other excess charges and fees, expenses, charges or premiums related to any offering or modification of Indebtedness of such person permitted to be incurred); plus

          (5)   the noncash portion of "straight-line" rent expense; plus

          (6)   the income attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

          (7)   any net loss (or minus any net gain) attributable to the early extinguishment of Indebtedness, including, without limitation, any premiums or similar charges related to any refinancing transaction or any amendment or modification of any Indebtedness; plus

          (8)   accretion of asset retirement obligations in accordance with Accounting Standards Codifications ("ASC") 410 Asset Retirement and Environmental Obligations, and any similar accounting in prior periods; minus

        (B)

          (1)   non-cash items increasing such Consolidated Net Income for such period, other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required, (2) the losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary, in each case, on a consolidated basis and determined in accordance with GAAP and (3) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   any net after-tax extraordinary, unusual or nonrecurring gains or losses or income or expense or charges (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, retention, relocation and other restructuring costs), less all fees and expenses relating thereto, shall be excluded;

          (2)   fees, expenses or charges related to any Asset Sale, any Asset Acquisition (or any similar transaction or transactions), any incurrence or repayment of Indebtedness, including any refinancing transaction or any amendment or modification of any Indebtedness, or the issuance of any Equity Interests and including any such transaction occurring on, prior to or after the date of the indenture (in each case, whether or not successful) shall be excluded;

          (3)   any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

          (4)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

          (5)   any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

          (6)   (a) the Net Income for such period of any Person that is not a Subsidiary or that is an Unrestricted Subsidiary of the Issuer, or that is accounted for by the equity method of accounting (including the JV Subsidiary), shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Issuer or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Issuer or a Restricted Subsidiary thereof in excess of the amount included in clause (a);

          (7)   any increase in depreciation, depletion or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the date of the indenture shall be excluded;

          (8)   any non-cash impairment charges resulting from the application of ASC 350 Intangibles—Goodwill and Other and ASC 360 Property, Plant and Equipment and the amortization of intangibles pursuant to ASC 805 Business Combinations shall be excluded;

          (9)   any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

          (10) (A) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Hedge Obligations and the application of ASC 815 Derivatives and Hedging and (B) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses shall be excluded;

          (11) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Restricted Payments," the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

          (12) the cumulative effect of a change in accounting principles will be excluded;

          (13) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries shall be excluded; and

          (14) the Consolidated Net Income of the JV Subsidiary shall be excluded except as provided in clause (6) above.

        "Credit Agreement" means the Credit Agreement among the Issuer, as U.S. Borrower, Western Coal Corp and Walter Energy Canada Holdings, Inc., as Canadian Borrowers and various other parties thereto, dated as of April 1, 2011, and any amendments thereto, as in effect on the date of the indenture.

        "Credit Agreement Guarantors" means the U.S. Subsidiary Guarantors (as defined in the Credit Agreement) and any other Restricted Subsidiary that provides a Guarantee of the Obligations of the U.S. Borrower (as defined in the Credit Agreement) pursuant to the Credit Agreement.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long term Indebtedness, including any notes, bonds, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements (whether upon or after termination or otherwise) or refinancing thereof and any indentures or credit facilities or commercial paper facilities or debt securities that replace, refund or refinance any part of the Indebtedness or commitments thereunder, including any such replacement, refunding or refinancing that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-cash Consideration" pursuant to an Officer's Certificate, setting forth the basis of such valuation.

        "Designated Preferred Stock" means preferred stock of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Restricted Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Restricted Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the covenant described under "—Restricted Payments."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with the covenant described above under "—Certain Covenants—Restricted Payments" will not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or the Subsidiary that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Issuer (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer).

        "Excluded Contributions" means the net cash proceeds received by the Issuer after the date of the indenture from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as "Excluded Contributions" pursuant to an Officer's Certificate executed by an Officer of the Issuer, the net cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of "—Restricted Payments."

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Issuer for transactions less than $50.0 million and (ii) the Board of Directors of the Issuer (unless otherwise provided in the indenture) for transactions valued at, or in excess of, $50.0 million.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with

GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has made after the date of the indenture and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Issuer (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer.

        If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs, deferred financing fees, the expensing of any bridge or other financing fees, any non-cash interest payments attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP and any non-cash interest expense imputed on any convertible debt securities in accordance with FASB APB 14-1, but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under the Indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   all cash dividend payments or other cash distributions on any series of preferred equity of such Person and all other dividend payments or other distributions on the Disqualified Stock of such Person.

        "Foreign Subsidiary" means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

          (1)   the Restricted Subsidiaries of the Issuer that execute a Note Guarantee on the date of the indenture; and

          (2)   any other Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements or other similar agreements or arrangements;

          (2)   any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement;

          (3)   any foreign exchange contract, currency swap agreement, futures contract, option agreement or other similar agreement or arrangement; or

          (4)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency exchange rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments evidencing obligations for borrowed money or letters of credit;

          (3)   representing Capital Lease Obligations;

          (4)   representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed (except trade accounts payable and accrued expenses arising in the ordinary course of business);

          (5)   representing the net obligations under any Hedging Obligations in the event of an early termination; or

          (6)   to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. "Indebtedness" shall not include (a) with respect to any equity-linked security, the equity credit reflected on the most recent balance sheet of the Issuer, (b) obligations not incurred in connection with borrowed money, except to the extent expressly provided above, and without limitation shall not include (i) bid bonds, performance bonds, completion bonds, surety bonds, appeal bonds and other similar bonds, guarantees or obligations, (ii) purchase price adjustments, earn outs or similar obligations incurred in connection with the disposition of any assets, (iii) reimbursement obligations, (iv) indemnification obligations, (v) letters of credit, bank guarantees or similar instruments to secure any of the foregoing, to the extent such letters of credit, bank guarantees or similar instruments have not been drawn upon or, if drawn upon, not reimbursed thereafter within 60 days or (vi) obligations resulting from cash management services and (c) any liabilities of the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions and returns of principal).

        "JV Subsidiary" means Belcourt Saxon Coal, L.P., a British Columbia Limited Partnership.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, except in connection with any Qualified Receivables Financing.

        "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

        "Net Income" means, with respect to any Person for any period, the net income (loss) attributable to such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, title and recording tax expenses, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP) including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes offered hereby) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means any business or business activity conducted by the Issuer or its Subsidiaries on the date of the indenture and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto (including extraction, processing and marketing of any types of fuels or minerals or coal brokering, coal transportation and handling, power marketing, electricity generation, power/energy sales and trading), or a reasonable extension, development or expansion thereof or ancillary or complementary thereto.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or in any Restricted Subsidiary of the Issuer;

          (2)   any Investment in cash or Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Issuer; or

            (b)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

          (6)   any Investments received (a) in compromise, settlement or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes; or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Investments represented by Hedging Obligations entered into not for speculative purposes;

          (8)   loans or advances to officers, directors and employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer;

          (9)   repurchases of the notes;

          (10) Investments in Permitted Businesses having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $375 million and (y) 7.5% of Total Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in a Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

          (11) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

          (12) Investments in joint ventures or Unrestricted Subsidiaries, or entities that become joint ventures or Unrestricted Subsidiaries as a result of such Investments, having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of (x) $500 million and (y) 10% of Total Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (12) is made in a Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

          (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transaction with Affiliates" (except for transactions described in clauses (7), (9) and (12) of such paragraph);

          (14) Guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity" and "—Certain Covenants—Additional Note Guarantees";

          (15) any Investment existing on, or made pursuant to a binding commitment existing on. the date of the indenture and any Investment that extends, modifies, renews, replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount extended, modified, renewed, replaced, refinanced or refunded, and is made in the same Person as the Investment so extended, modified, renewed, replaced, refinanced or refunded;

          (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

          (17) additional Investments by the Issuer or any Restricted Subsidiary, taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding (measured at the time made and without giving effect to subsequent changes in value), not to exceed the greater of (x) $500 million and (y) 10% of Total Tangible Assets as of the end of the Issuer's most recently ended fiscal quarter for which financial statements are available; provided, however, that if any Investment pursuant to this clause (17) is made in a Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary;

          (18) Investments of any Restricted Subsidiary acquired after the date of the indenture or of a corporation merged into or consolidated with the Issuer or any Restricted Subsidiary in accordance with the covenants described under "—Merger, Consolidation or Sale of Assets", to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (19) accounts receivable, advances and prepayments and other trade credits made in the ordinary course of business;

          (20) Investments resulting from pledges and deposits made in the ordinary course of business; and

          (21) Investments in the Equity Interests of the Issuer in connection with the purchase or redemption of Equity Interests held by then present or former directors, consultants, officers or employees of the Issuer or any of the Subsidiaries or by any employee pension benefit plan.

provided, however, that with respect to any Investment, the Issuer may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (21) so that the entire Investment would be a Permitted Investment.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to clause (1) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity" and/or securing Hedging Obligations related thereto;

          (2)   Liens in favor of the Issuer or any of its Restricted Subsidiaries;

          (3)   Liens on property or assets of a Person existing at the time such Person is merged with or into, or consolidated with or acquired by the Issuer or any Subsidiary of the Issuer and Liens securing Indebtedness permitted under clause (11) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity", plus renewals and extensions of such Liens; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not apply to any assets of the Issuer or its Restricted Subsidiaries other than (a) assets securing such Indebtedness at the date of the acquisition of such assets, (b) assets whose acquisition is financed or refinanced by such Indebtedness or (c) after-acquired assets subjected to such Liens;

          (4)   Liens on property or assets (including Capital Stock) existing at the time of acquisition of such property or assets by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

          (5)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (6)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (4) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity" covering only the assets acquired, constructed or improved with or financed by such Indebtedness, and additions, accessions, improvements and replacements and customary deposits in connection therewith; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

          (7)   Liens existing on the date of the indenture, plus renewals and extensions of such Liens;

          (8)   Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

          (9)   Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the

    Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (10) Liens securing Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of the incurrence of such Indebtedness or if later, at the time of the incurrence of the Lien, the greater of (x) $300 million and (y) 6% of Total Tangible Assets as of the end of the Issuer's most recently ended fiscal quarter for which financial statements are available;

          (11) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (12) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" incurred in connection with a Qualified Receivables Financing;

          (13) Liens to secure a defeasance or satisfaction and discharge trust;

          (14) Liens securing Indebtedness supported by a letter of credit issued under a Credit Facility;

          (15) Liens securing insurance premium financing arrangements otherwise permitted to be incurred under the Indenture;

          (16) Liens securing Capital Lease Obligations incurred by the Issuer or any Restricted Subsidiary in respect of any sale leaseback transaction otherwise permitted under the indenture;

          (17) Liens on the assets of any Foreign Subsidiary securing Indebtedness of Foreign Subsidiaries;

          (18) Liens securing Guarantees incurred under clause (10) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity" to the extent the Indebtedness subject to such Guarantee is secured;

          (19) Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with the indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Issuer's historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clauses (4) or (6) above;

          (20) Liens for taxes, assessments or governmental charges or levies on the property of the Issuer or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (21) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (22) Liens on the property of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

          (23) pledges or deposits by the Issuer or any Restricted Subsidiary under workers' compensation laws, unemployment-insurance laws, old-age pensions or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

          (24) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

          (25) judgment Liens not giving rise to an Event of Default, that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

          (26) rights of banks to set off deposits against debts owed to said bank;

          (27) contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Issuer or any of its Restricted Subsidiaries; and

          (28) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness) of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus any unpaid accrued interest and premium required to be paid on the Indebtedness being so extended, renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under a Credit Facility;

          (3)   if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   Permitted Refinancing Indebtedness shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Purchase Money Note" means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

          (1)   the Board of Directors of the Issuer will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary,

          (2)   all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer), and

          (3)   the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivables Financing.

        "Ratings Event" means the notes are assigned a credit rating of at least BBB- (stable) from S&P and of at least Baa3 (stable) from Moody's.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, or any interest therein, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, and in business related or ancillary thereto, of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

          (1)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

          (3)   to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Issuer shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1.02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held by the parent, or (b) whose accounts are consolidated with the accounts of the parent or one or more subsidiaries of the parent in such parent's or subsidiaries' SEC filings. Unless the context otherwise requires, Subsidiary shall mean a Subsidiary of the Issuer. In addition the JV Subsidiary shall be treated as a Subsidiary for purposes of the indenture.

        "Total Tangible Assets" means the total consolidated tangible assets of the Issuer and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Issuer for which internal financial statements are available.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2016; provided that, if the period from the redemption date to December 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (a) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors, (b) any Subsidiary of an Unrestricted Subsidiary, or (c) any Receivables Subsidiary; provided that any such Receivables Subsidiary of the Issuer that is an Unrestricted Subsidiary shall, upon the termination of any such Qualified Receivables Financing (other than as a result of an event of default thereunder unless and until the obligations thereunder are repaid in full), cease to be an Unrestricted Subsidiary; and provided that such Subsidiary

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (3)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment;

          (2)   by the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Domestic Subsidiary" of any specified Person means a Domestic Subsidiary that is a Wholly Owned Subsidiary and whose shares are not held, directly or indirectly, by any Foreign Subsidiary.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person, all of the Capital Stock or other ownership interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF THE 2021 OUTSTANDING NOTES

        You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." Defined terms used in this description but not defined under "—Certain Definitions" have the meanings assigned to them in the indenture. In this description, the "Issuer" refers only to Walter Energy, Inc. and not to any of its subsidiaries.

        The 2021 outstanding notes were issued under an indenture among the Issuer, the Guarantors and Union Bank, N.A., a national banking association, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

        The following description is a summary of the material provisions of the indenture. It does not restate this agreement in its entirety. The 2021 notes registration rights agreement sets forth rights our obligations to register the notes with the U.S. Securities and Exchange Commission (the "SEC"). We urge you to read the indenture and the 2021 notes registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the 2021 notes registration rights agreement are available as set forth below under "—Additional Information."

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the indenture.

        For purposes of this section, "notes" shall refer only to the 2021 outstanding notes and 2021 exchange notes, and "indenture" shall refer only to the 2021 notes indenture.

Brief Description of the Notes and the Note Guarantees

  The Notes

        The notes:

  •
  are general unsecured obligations of the Issuer;

  •
  rank pari passu in right of payment with all existing and future senior Indebtedness of the Issuer;

  •
  are effectively subordinated to the Issuer's existing and future secured Indebtedness, including Indebtedness under the Credit Agreement, to the extent of the value of any collateral securing such Indebtedness;

  •
  are effectively subordinated to the Indebtedness of our Subsidiaries which are not Guarantors;

  •
  are senior in right of payment to any future subordinated Indebtedness of the Issuer; and

  •
  are unconditionally guaranteed, jointly and severally, by the Guarantors.

  The Note Guarantees

        The notes are unconditionally guaranteed, jointly and severally, on an unsecured basis, by each of the Issuer's current and future Restricted Subsidiaries that are Wholly Owned Domestic Subsidiaries that from time to time guarantee any Indebtedness of the Issuer or any of its Restricted Subsidiaries. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent conveyance laws may permit a court to void the notes and the guarantees and, if that occurs, you may not receive any payments on the notes." Each Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP.

        Each guarantee of the notes:

  •
  is a general unsecured obligation of that Guarantor;

  •
  ranks pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

  •
  is effectively junior to any existing and future secured Indebtedness of that Guarantor to the extent of the value of any collateral securing such Indebtedness; and

  •
  is senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        As of the date hereof, all of our Subsidiaries, other than Black Warrior Methane Corp. and Black Warrior Transmission Corp., are Restricted Subsidiaries. However, as of the date hereof, each of the following Restricted Subsidiaries of the Issuer do not guarantee the notes:

  •
  Atlantic Development & Capital LLC,

  •
  Atlantic Leaseco LLC,

  •
  Belcourt Saxon Coal, Ltd.,

  •
  Belcourt Saxon Coal, L.P.,

  •
  Blue Creek Energy, Inc.,

  •
  Brule Coal Partnership,

  •
  Brule Coal ULC,

  •
  Cardem Insurance Co., Ltd.,

  •
  Cambrian Energybuild Holdings ULC,

  •
  Cambrian Investment Holdings, Ltd.,

  •
  Cambrian Marketing, Ltd.,

  •
  Cambrian Mining, Ltd.,

  •
  Coal International, Ltd.,

  •
  Deepgreen Minerals Corporation Pty, Ltd.,

  •
  Energy Aggregates, Ltd.,

  •
  Energy Recovery Investments, Ltd.,

  •
  Energybuild, Ltd.,

  •
  Energybuild Group, Ltd.,

  •
  Energybuild Holdings, Ltd.,

  •
  Energybuild Mining, Ltd.,

  •
  Energybuild Opencast, Ltd.,

  •
  Jefferson Warrior Railroad Company, Inc.,

  •
  Jim Walter Homes, LLC,

  •
  Jim Walter Homes of Arkansas, Inc.,

  •
  JWH Holding Company, LLC,

  •
  King-Coal Corporation, Ltd.,

  •
  Maple Coal Co. Ltd. (UK),

  •
  Maple Coal Co. (US),

  •
  Mineral Extraction and Handling, Ltd.,

  •
  Pine Valley Coal, Ltd.,

  •
  Sloss-Sheffield Steel and Iron Company,

  •
  SP Machine, Inc.,

  •
  V Manufacturing Company,

  •
  Walter Canadian Coal Partnership,

  •
  Walter Canadian Coal ULC,

  •
  Walter Energy Canada Holdings, Inc.,

  •
  Walter Energy Holdings, LLC,

  •
  Walter Home Improvement, Inc.,

  •
  Western Coal ULC,

  •
  Willow Creek Coal ULC,

  •
  Willow Creek Coal Partnership,

  •
  Wolverine Coal Partnership,

  •
  Wolverine Coal ULC, and

  •
  0541237 B.C. Ltd.

        As of the date hereof, Black Warrior Methane Corp. and Black Warrior Transmission Corp. are each Unrestricted Subsidiaries. In addition, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we are permitted to designate certain of our other Subsidiaries as Unrestricted Subsidiaries. Our Unrestricted Subsidiaries are not subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries do not guarantee the notes, and if we designate any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the indenture, the Guarantee of such Subsidiary will be released. In addition, our 50% owned joint venture, Belcourt Saxon Coal, L.P., shall be treated as a Subsidiary for purposes of the indenture.

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

            (a)   the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Note Guarantee and the 2021 notes registration rights agreement pursuant to agreements reasonably satisfactory to the trustee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor, if the sale, disposition or transfer does not violate the provisions set forth under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  in connection with any sale, disposition or transfer of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor, if the sale, disposition or transfer does not violate the provisions set forth under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (3)
  if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon the release or discharge of such Guarantors' Guarantee of the Credit Agreement or under the Indebtedness that triggered such Guarantor's Note Guarantee, except a discharge or release by or as a result of payment under such other Guarantee;

  (5)
  upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

  (6)
  upon legal defeasance or satisfaction and discharge of the indenture as provided below under the captions "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge."

        As of June 30, 2013:

  •
  the Issuer, the Guarantors and the non-guarantor Subsidiaries had Indebtedness of approximately $2,606 million outstanding;

  •
  the Guarantors had no outstanding Indebtedness other than certain Capital Lease Obligations, the Note Guarantees, the Guarantees of the 2020 outstanding notes and Guarantees under the Credit Agreement; and

  •
  our non-guarantor Subsidiaries had approximately $17.6 million of indebtedness outstanding.

        Our non-guarantor subsidiaries represented approximately 33.8% of our consolidated revenues, approximately $(44.2) million of EBITDA and approximately $(35.1) million of Adjusted EBITDA for the six months ended June 30, 2013 and at June 30, 2013 represented approximately 72.4% of our consolidated assets (excluding intercompany receivables). In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to repay financial and trade creditors before distributing any assets to us or a Guarantor.

Principal, Maturity and Interest

        The Issuer may issue an unlimited amount of additional notes (with identical terms as the notes, other than with respect to issuance date and potentially, issuance price) under the indenture from time to time, without the consent of, or notice to, the holders of the notes. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity." The notes, any exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. However, because any additional notes may not be fungible with the notes for federal income tax purposes, they may have a different CUSIP number or numbers and may be represented by a different global note or notes. Unless the context otherwise requires, for all purposes of the indenture and this description of notes, references to the notes include any exchange notes and any additional notes. The Issuer will issue notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes mature on April 15, 2021.

        Interest on the notes accrues at the rate of 8.500% per annum and is payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 2013. Additional interest may accrue on the notes in certain circumstances described under "The Exchange Offers," and all references to "interest" in this "Description of the 2021 Outstanding Notes" include any additional interest that may be payable on the notes. The Issuer will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

        Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder of notes has given wire transfer instructions to the Issuer, the Issuer will pay all principal, interest and premium on that holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the holders of the notes at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee initially acts as paying agent and registrar. The Issuer may change the paying agent or registrar without prior notice to the holders of the notes, and the Issuer or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders are required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any note selected for redemption. Also, the Issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Mandatory Redemption

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Optional Redemption

        At any time, prior to April 15, 2016, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 108.500% of the principal amount, plus accrued and unpaid interest to, but not including, the redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 180 days of the date of the closing of such Equity Offering.

        At any time prior to April 15, 2017, the Issuer may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but not including, the applicable redemption date, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to the two preceding paragraphs, the notes are not redeemable at the Issuer's option prior to April 15, 2017. We are not, however, prohibited from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the indenture.

        On or after April 15, 2017, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	104.250%
2018	102.125%
2019 and thereafter	100.000%

        Unless the Issuer defaults in the payment of the redemption price, interest ceases to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased to, but not including, the date of purchase, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

          (1)   accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

          (3)   deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to all outstanding notes has been given pursuant to the indenture as described above under the caption "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash, Cash Equivalents or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

            (a)   any liabilities of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Issuer or such Restricted Subsidiary is released from further liability;

            (b)   any securities, notes, other obligations or assets received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 270 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

            (c)   any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale; provided that at the time of receipt of such Designated Non-cash Consideration, the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with all previously received Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) less the amount of Net Proceeds previously realized in cash from the sale of previously received Designated Non-cash Consideration is less than the greater of (x) $375 million and (y) 7.5% of Total Tangible Assets; and

            (d)   any Capital Stock or assets of the kind referred to in clause (2) or (4) of the next paragraph of this covenant.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may:

          (a)   apply such Net Proceeds, at its option:

            (1)   to repay (w) any secured Indebtedness of the Issuer or any Guarantor, (x) any Indebtedness that was secured by the assets sold in such Asset Sale, (y) other pari passu Indebtedness (provided that the Issuer shall also equally and ratably reduce Indebtedness under the notes by making an offer, in accordance with the procedures set forth below for an Asset Sale, to all holders to purchase the pro rata principal amount of notes, in each case at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date)), or (z) Indebtedness of a Restricted Subsidiary that is not a Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

            (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business;

            (3)   to make a capital expenditure; or

            (4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

          (b)   enter into a binding commitment to apply the Net Proceeds pursuant to clauses (a)(2), (3) or (4) above, provided that such acquisition or expenditure is consummated within 180 days following the expiration of the aforementioned 365 day period.

        Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute "Excess Proceeds." Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $250 million, the Issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the purchase price for the notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

        The agreements governing the Issuer's other Indebtedness, including the Credit Agreement, contain, and future agreements may contain, prohibitions of or restrictions on certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control or an Asset Sale also could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuer. In the event a Change of Control or Asset Sale occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain a consent or repay those borrowings, the Issuer will remain prohibited from purchasing notes. In that case, the Issuer's failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under the other indebtedness. Finally, the Issuer's ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuer's then existing financial resources. See "Risk Factors—Risk Related to the Notes—We may be unable to repurchase notes in the event of a change of control as required by the indentures."

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (except that any notes represented by a global note will be redeemed by such method as DTC may require).

        No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.

Certain Covenants

  Covenant Termination

        If on any date following the date of the indenture, the Issuer certifies in a notice to the trustee that:

  (1)
  a Ratings Event has occurred; and

  (2)
  at the time of the giving of such notice, no Default or Event of Default shall have occurred and be continuing,

then, beginning on the day such notice is given, the Issuer and its Restricted Subsidiaries will cease to be subject to the following provisions of the indenture:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  "—Restricted Payments";

  (3)
  "—Incurrence of Indebtedness and Issuance of Preferred Equity";

  (4)
  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (5)
  clause (4) of the covenant described below under the caption "—Merger, Consolidation or Sale of Assets";

  (6)
  "—Transactions with Affiliates"; and

  (7)
  "—Designation of Restricted and Unrestricted Subsidiaries".

  Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (x) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition or (y) a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  the Issuer would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the 2020 Notes Issue Date (excluding Restricted Payments permitted by clauses (2) through (18) of the next succeeding paragraph), is less than the sum, without duplication, of:

            (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from October 1, 2012 to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

            (b)   100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash received by the Issuer since the date of the indenture from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock, Designated Preferred Stock or Excluded Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); plus

            (c)   to the extent that any Restricted Investment that was made after the 2020 Notes Issue Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

            (d)   to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the date of the indenture is redesignated as a Restricted Subsidiary after the 2020 Notes Issue Date or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Issuer or a Restricted Subsidiary of the Issuer, 100% of the Fair

    Market Value of the Issuer's Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed; plus

            (e)   100% of any dividends or distributions received by the Issuer or a Restricted Subsidiary of the Issuer after the 2020 Notes Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution, or the consummation of any redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

  (4)
  any Restricted Payment made by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director, consultant or employee of the Issuer or any of its Restricted Subsidiaries pursuant to the requirements of any equity subscription agreement, stock option agreement, employment agreement, shareholders' or members' agreement or similar agreement, plan or arrangement or otherwise in the ordinary course of business;

  (6)
  the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

  (7)
  the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the date of the indenture in accordance with the Fixed Charge Coverage Ratio test described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity";

  (8)
  Restricted Payments arising as a result of Qualified Receivables Financing;

  (9)
  the declaration and payment of dividends or other distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of the indenture; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer could incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio;

  (10)
  Investments that are made with Excluded Contributions;

  (11)
  the satisfaction of change of control obligations once the Issuer has fulfilled its obligations under the indenture with respect to a Change of Control;

  (12)
  the repayment of intercompany Indebtedness that was permitted to be incurred under the indenture;

  (13)
  the payment of dividends, distributions on or the repurchase of, the Issuer's common equity of up to $50 million per calendar year (with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year up to a maximum of $100 million in any calendar year); provided, however, that at the time of, and after giving effect to, such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

  (14)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Restricted Subsidiary that is contractually subordinated to the notes or to any Note Guarantee with any Excess Proceeds that remain after consummation of an Asset Sale Offer;

  (15)
  cash payments in lieu of fractional shares issuable as dividends on preferred stock, upon the exercise of any warrants or options or upon the conversion of any convertible debt securities of the Issuer or any of its Restricted Subsidiaries;

  (16)
  the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer made by exchange for, or out of the proceeds of, the substantially concurrent sale of Disqualified Stock that is permitted to be incurred pursuant to the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Equity";

  (17)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries; and

  (18)
  other Restricted Payments in an aggregate amount not to exceed $200 million since the 2020 Notes Issue Date; provided, however, that at the time of, and after giving effect to, such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

        For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Issuer, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

  Incurrence of Indebtedness and Issuance of Preferred Equity

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Issuer or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1)   the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit and bankers' acceptances thereunder under Credit Facilities in an aggregate principal amount at any time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $2.6 billion or (y) an amount equal to 3.5 times Consolidated Cash Flow of the Issuer for the most recently ended four full fiscal quarters of the Issuer for which internal financial statements are available;

          (2)   the incurrence by the Issuer and its Restricted Subsidiaries of Indebtedness to the extent outstanding on the 2020 Notes Issue Date (including the 2020 Notes);

          (3)   the incurrence by the Issuer and the Guarantors of Indebtedness represented by the notes issued on the date of the indenture and the guarantees of such notes and the exchange notes and related guarantees to be issued pursuant to the 2021 notes registration rights agreement;

          (4)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, lease, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used or useful in the business of the Issuer or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness outstanding pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $375 million or (y) 7.5% of Total Tangible Assets;

          (5)   Capital Lease Obligations incurred by the Issuer or any Restricted Subsidiary in respect of any sale leaseback transaction;

          (6)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (6) or (11) of this paragraph;

          (7)   the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

            (a)   if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

            (b)   (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

          (8)   the issuance by any of the Issuer's Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:

            (a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer, and

            (b)   any sale or other transfer of any such preferred equity to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (8);

          (9)   the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations other than for speculative purposes;

          (10) the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this covenant (including the first paragraph hereof); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

          (11) (x) Indebtedness, Disqualified Stock or preferred equity of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture, (y) Indebtedness incurred to finance the acquisition of a Restricted Subsidiary after the date of the indenture or a corporation merged into or consolidated with the Issuer or any Restricted Subsidiary after the date of the indenture and (z) Indebtedness incurred in connection with the acquisition of assets, where such acquisition, merger or consolidation is permitted under the terms of the indenture; provided that if at the time of any such acquisition, merger, consolidation or incurrence, the aggregate principal amount of Indebtedness outstanding pursuant to this clause (11) (after giving effect to such acquisition, merger, consolidation or incurrence and including any Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness outstanding pursuant to this clause (11)) exceeds the greater of (x) $375 million and (y) 7.5% of Total Tangible Assets (after giving effect to any such acquisition, merger or consolidation), such Indebtedness may only be incurred pursuant to this clause (11) to the extent either:

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

            (b)   the Fixed Charge Coverage Ratio would not be less than immediately prior to such incurrence and such acquisition, merger or consolidation;

          (12) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary of the Issuer other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

          (13) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference at any time outstanding not to exceed the greater of (x) $350 million and (y) 7% Total Tangible Assets;

          (14) standby letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or bank guarantees (other than letters of credit issued under Credit Facilities permitted by clause (1) of this paragraph) in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

          (15) Guarantees of Indebtedness of contractors and suppliers of the Issuer or any of its Restricted Subsidiaries or of persons who are not Affiliates of the Issuer and with whom the Issuer or any of its Restricted Subsidiaries has an existing business relationship in support of financing or bonding arrangements for such contractors or suppliers or such other person in connection with such business relationship, including self-bonding arrangements; provided that the obligations of the Issuer or any of the Subsidiaries pursuant to this clause (15) shall not exceed $25 million at any time outstanding;

          (16) Indebtedness relating to the financing of insurance policy premiums; provided that (x) such insurance is for the benefit of the Issuer or any of its Wholly Owned Domestic Subsidiaries and (y) the aggregate principal amount outstanding of Indebtedness permitted by this clause (16) shall not exceed $50 million at any time outstanding;

          (17) Indebtedness consisting of installment payment obligations owed to any governmental agency in connection with the acquisition of coal leases or oil, gas or other real property interests in the ordinary course of business;

          (18) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price of similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary thereof in connection with such disposition; and

          (19) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of its incurrence.

        The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Equity" covenant, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Issuer may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this covenant. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this covenant; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued (other than the reclassification of preferred equity as Indebtedness due to a change in accounting principles). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of the indenture, on any date of determination, the principal amount of any Indebtedness incurred by the JV Subsidiary shall be deemed to be (a) the principal amount of such Indebtedness on such date, determined in accordance with the indenture, multiplied by (b) the percentage of any dividends or distributions that, if paid on such date by the JV Subsidiary, would be paid to the Issuer or any of its other Restricted Subsidiaries.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets at the date of determination; and

  (b)
  the amount of the Indebtedness of the other Person.

  Liens

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, securing Indebtedness of the Issuer or the Guarantors unless all payments due under the indenture and the notes (or a Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a)   pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries; or

          (b)   make loans or advances to the Issuer or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  applicable law, rule, regulation, order, approval, license, permit or similar restriction;

  (2)
  restrictions contained in any documents or agreements evidencing, relating to or otherwise governing a Receivables Financing with respect to any Receivables Subsidiary,

  (3)
  contractual encumbrances or restrictions in effect under (a) any Indebtedness represented by the notes issued on the date of the indenture, (b) any Indebtedness outstanding on the 2020 Notes Issue Date and (c) under any Indebtedness otherwise permitted pursuant to this indenture; provided that with respect to clause (c) the restrictions contained in the agreements or instruments governing such Indebtedness are not materially less favorable to holders of the notes than is customary for comparable financings (as determined in good faith by the Issuer);

  (4)
  any restrictions imposed by any agreement relating to secured Indebtedness permitted by this indenture to the extent that such restrictions apply only to the assets securing such Indebtedness;

  (5)
  any agreement in effect at the time such Restricted Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of or in connection with such person becoming a Restricted Subsidiary;

  (6)
  customary restrictions contained in any agreement relating to the sale of any asset permitted under the covenant entitled "—Repurchase at the Option of Holders—Asset Sales" pending the consummation of such sale;

  (7)
  customary provisions in joint venture agreements, partnership agreements, limited liability company documents and other similar agreements, in each case, applicable to joint ventures entered into in the ordinary course of business;

  (8)
  customary provisions contained in leases or licenses and other similar agreements entered into in the ordinary course of business;

  (9)
  customary restrictions in connection with deposits or net worth in the ordinary course of business;

  (10)
  customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

  (11)
  encumbrances on property that exist at the time the property was acquired by the Issuer or a Restricted Subsidiary;

  (12)
  restrictions described in clauses (a) and (b) of the first paragraph of this covenant, but only to the extent that such restrictions do not materially adversely affect the consolidated cash position of the Issuer and its Restricted Subsidiaries; and

  (13)
  any amendment, restatement, renewal, replacement or refinancing of an agreement referred to above; provided such restrictions are not materially more restrictive, taken as a whole, than those under the agreement being amended, restated, renewed, refinanced or replaced.

  Merger, Consolidation or Sale of Assets

        The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Issuer's properties or assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

  (1)
  either (a) the Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided that at any time such Person is a partnership or a limited liability company, there shall be a co-issuer of the notes that is a corporation that also satisfies the requirements of this covenant;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer, as the case may be, under the notes, the indenture and the 2021 notes registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  (a) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity" or (b) the Fixed Charge Coverage Ratio for the Issuer or successor entity, as applicable, and its Restricted Subsidiaries would not be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction.

        In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        This "Merger, Consolidation or Sale of Assets" covenant will not apply to:

  (1)
  a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction; or

  (2)
  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries (other than the JV Subsidiary).

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an "Affiliate Transaction"), involving aggregate consideration in excess of $20 million, unless:

          (1)   the Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Issuer delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, (x) a resolution of the Board of Directors of the Issuer certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Issuer or (y) an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1)   any employment agreement, consulting service or termination agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

          (2)   transactions (including a merger) between or among the Issuer and/or any of its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any of its Restricted Subsidiaries;

          (5)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to employment arrangements, equity incentive awards or equity incentive plans and the granting and performance of registration rights that have been approved by, or pursuant to authority delegated by, the Board of Directors of the Issuer or its Restricted Subsidiaries;

          (6)   Restricted Payments permitted under the indenture and Permitted Investments;

          (7)   loans or advances (or cancellation of loans or advances) to employees or consultants in the ordinary course of business or consistent with past practice;

          (8)   any transaction effected as part of a Qualified Receivables Financing;

          (9)   transactions with, customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Issuer or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person, as determined in good faith by the Issuer;

          (10) (x) guarantees of performance by the Issuer and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

          (11) any obligations or transactions effected pursuant to agreements in effect on the 2020 Notes Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not materially more disadvantageous to the holders of the notes, taken as a whole); and

          (12) any transaction in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

  Additional Note Guarantees

        The Issuer shall cause each Wholly Owned Domestic Subsidiary that guarantees the Credit Agreement or any other Indebtedness of the Issuer or any Restricted Subsidiary (unless such Subsidiary is a Receivables Subsidiary or an Unrestricted Subsidiary) to become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 days of becoming a guarantor of such Indebtedness.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Restricted Payments."

        If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Equity," the Issuer will be in default of such covenant.

        The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Issuer could incur such Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "—Incurrence of Indebtedness and Issuance of Preferred Equity," or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.

  Payments for Consent

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        So long as any notes are outstanding, the Issuer will file with the SEC for public availability, within 30 days of the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing, in which case the Issuer will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations):

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include an audit report on the Issuer's consolidated financial statements by a nationally recognized firm of independent accountants.

        If, at any time, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuer will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuer's filings for any reason, the Issuer will post the reports referred to in the preceding paragraphs on its website within 30 days of the time periods that would apply if the Issuer were required to file those reports with the SEC.

        If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material as determined by the Board of Directors of the Issuer in good faith, the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

        In addition, the Issuer and the Guarantors agree that, for so long as any notes remain outstanding, if at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the holders of notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an "Event of Default":

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the notes;

  (3)
  failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by the Issuer or any of its Restricted Subsidiaries for 60 days (or, in the case of the covenant described under "—Certain Covenants—Reports," 120 days) after notice to the Issuer by the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding voting as a single class to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the indenture (but excluding Indebtedness owing to the Issuer or a Restricted Subsidiary), if that default:

            (a)   is caused by a failure to pay principal, interest or premium on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a "Payment Default"); or

            (b)   results in the acceleration of such Indebtedness prior to its Stated Maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

  (6)
  failure by the Issuer or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary to pay final and nonappealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

  (7)
  any Note Guarantee of any Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary is held in any final and nonappealable judgment or decree to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 10 days after receipt of the notice specified in the indenture; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuer or any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

        In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an officers' certificate to the trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  (1)
  such holder has previously given the trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

  (3)
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

        The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the notes.

        The Issuer is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default that has not been cured, the Issuer is required to deliver to the trustee within 30 days a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Stockholders and Members

        No director, manager, officer, employee, incorporator, stockholder or member of the Issuer, or any Subsidiary, as such, has any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuer may at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

          (1)   the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium on, such notes when such payments are due from the trust referred to below;

          (2)   the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and the Issuer's and the Guarantors' obligations in connection therewith; and

          (4)   the Legal Defeasance and Covenant Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released ("Covenant Defeasance") with respect to certain covenants (including the obligation to make Change of Control Offers and Asset Sale Offers) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes.

        In the event Covenant Defeasance occurs, certain events (including clauses (4), (5), (6) and, with respect to Significant Subsidiaries clause (8) described under "—Events of Default and Remedies") that are described in the indenture described under "—Events of Default and Remedies", but not non-payment, bankruptcy of the Issuer, receivership, rehabilitation and insolvency events, will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on, the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee (subject to customary exceptions and exclusions) confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

  (6)
  the Issuer must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

  (7)
  the Issuer must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture, the notes and the Note Guarantees may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes and the Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each holder of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or extend the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or extend the time for payment of interest, including default interest, on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or impair the rights of holders of notes to receive payments of principal of, or interest or premium on, the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Note Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Note Guarantees:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Issuer's or a Guarantor's obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer's or such Guarantor's assets, as applicable, and the corresponding release of the Issuer's obligations under the indenture or such Guarantor's obligations under the Note Guarantees;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

  (6)
  to conform the text of the indenture, the Note Guarantees or the notes to any provision of this Description of 2021 Outstanding Notes to the extent that such provision in this Description of the 2021 Outstanding Notes was intended to be a verbatim recitation of a provision of the indenture, the Note Guarantees or the notes;

  (7)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the date of the indenture;

  (8)
  to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes and to release Guarantors from the Note Guarantee in accordance with the terms of the indenture;

  (9)
  to evidence and provide for the acceptance of appointment by a successor trustee; or

  (10)
  to grant any Lien in favor of the trustee for the benefit of holders of the notes.

        The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated and, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, premium and accrued interest) on the notes not delivered to the trustee for cancellation;

  (2)
  the Issuer or any Guarantor has paid or caused to be paid all other sums payable by it under the indenture; and

  (3)
  the Issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, the Issuer must deliver an officers' certificate to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of the Issuer or any Guarantor, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the TIA) or (iii) resign.

        The holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

        "2020 Notes" means the Issuer's 9.875% Senior Notes due 2020.

        "2020 Notes Issue Date" means November 21, 2012.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Applicable Premium" means, with respect to any note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of the note; or

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the note at April 15, 2017 (such redemption price being set forth in the table appearing above under the caption "—Optional Redemption"), plus (ii) all required interest payments due on the note through April 15, 2017 (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the principal amount of the note.

        "Asset Acquisition" means:

          (1)   an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; or

          (2)   the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any sale, transfer or other disposition by the Issuer or any of the Restricted Subsidiaries to any person other than the Issuer or any other Restricted Subsidiary of any asset or group of related assets, including Equity Interests of any Subsidiary, in one or a series of related transactions, the gross proceeds from which exceed $50 million; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted

Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any sale, transfer or other disposition of inventory, surplus, obsolete or worn-out equipment, assets determined by management of the Issuer to be no longer useful or necessary in the operation of the business of the Issuer and its Restricted Subsidiaries, Permitted Investments or any other asset, all in the ordinary course of business;

          (2)   any sale, transfer or other disposition of any assets of a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary;

          (3)   any sale, transfer or other disposition of unrestricted cash, Cash Equivalents or Permitted Investments of the Issuer or any of the Restricted Subsidiaries;

          (4)   a sale leaseback transaction so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease (a) no Event of Default is continuing or would result therefrom and (b) any such sale leaseback transaction shall be consummated for Fair Market Value as determined at the time of consummation in good faith as determined by the Issuer;

          (5)   the sale or other transfer (including by capital contribution) of assets pursuant to Qualified Receivables Financings;

          (6)   the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

          (7)   licensing, sublicensing and cross-licensing arrangements involving any technology or other intellectual property of the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (8)   any exchange of assets related to a Permitted Business for assets of comparable market value related to a Permitted Business, as determined in good faith by the Issuer;

          (9)   Liens permitted under "—Certain Covenants—Liens," Restricted Payments permitted under "—Certain Covenants—Restricted Payments" and Permitted Investments permitted under this indenture;

          (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (11) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

          (12) the sale or discounting of accounts receivable in the ordinary course of business;

          (13) any sale of assets received by the Issuer or any of its Restricted Subsidiaries upon the foreclosure of a Lien; and

          (14) the sale or other disposition (whether or not in the ordinary course of business) of coal properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.

        "Asset Sale Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors or other governing body of the general partner of the partnership;

          (3)   with respect to a limited liability company, the Board of Directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

        "Cash Equivalents" means:

          (1)   United States dollars or any other currencies held from time to time in the ordinary course of business;

          (2)   securities issued by the United States government or any agency or instrumentality of the United States government having maturities of not more than two years from the date of acquisition;

          (3)   certificates of deposit, time deposits, money market deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers' acceptances with maturities of two years or less and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million;

          (4)   repurchase obligations for underlying securities of the types described in clauses (2), (3) and (6) entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and, in each case, maturing within two years after the date of acquisition;

          (6)   securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof, and rated at least Baa3 by Moody's or BBB- by S&P and, in each case, maturing within two years after the date of acquisition;

          (7)   mutual funds whose investment guidelines restrict 90% of such funds' investments to those satisfying the provisions of clauses (1) through (6) above;

          (8)   money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500 million;

          (9)   time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of the total assets of the Issuer and the Subsidiaries, on a consolidated basis, as of the end of the Issuer's most recently completed fiscal year; and

          (10) Indebtedness or preferred stock issued by Persons rated at least A-2 by Moody's or A by S&P.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act);

          (2)   the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer measured by voting power rather than number of shares.

        "Change of Control Offer" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment" has the meaning assigned to that term in the indenture governing the notes.

        "Change of Control Payment Date" has the meaning assigned to that term in the indenture governing the notes.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

          (1)   provision for taxes based on income, profits or capital, including without limitation state, franchise and similar taxes (such as the West Virginia franchise tax), of such Person and its Restricted Subsidiaries for such period; plus

          (2)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period; plus

          (3)   depreciation, depletion, amortization (including amortization of intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period; plus

          (4)   the amount of any unusual or non-recurring losses or charges, business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, OPEB, black lung settlement, curtailment or other excess charges and fees, expenses, charges or premiums related to any offering or modification of Indebtedness of such person permitted to be incurred); plus

          (5)   the noncash portion of "straight-line" rent expense; plus

          (6)   the income attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

          (7)   any net loss (or minus any net gain) attributable to the early extinguishment of Indebtedness, including, without limitation, any premiums or similar charges related to any refinancing transaction or any amendment or modification of any Indebtedness; plus

          (8)   accretion of asset retirement obligations in accordance with Accounting Standards Codifications ("ASC") 410 Asset Retirement and Environmental Obligations, and any similar accounting in prior periods; minus

        (B)

          (1)   non-cash items increasing such Consolidated Net Income for such period, other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required, (2) the losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary, in each case, on a consolidated basis and determined in accordance with GAAP and (3) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   any net after-tax extraordinary, unusual or nonrecurring gains or losses or income or expense or charges (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, retention, relocation and other restructuring costs), less all fees and expenses relating thereto, shall be excluded;

          (2)   fees, expenses or charges related to any Asset Sale, any Asset Acquisition (or any similar transaction or transactions), any incurrence or repayment of Indebtedness, including any refinancing transaction or any amendment or modification of any Indebtedness, or the issuance of any Equity Interests and including any such transaction occurring on, prior to or after the date of the indenture (in each case, whether or not successful) shall be excluded;

          (3)   any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

          (4)   any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

          (5)   any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

          (6)   (a) the Net Income for such period of any Person that is not a Subsidiary or that is an Unrestricted Subsidiary of the Issuer, or that is accounted for by the equity method of accounting (including the JV Subsidiary), shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Issuer or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Issuer or a Restricted Subsidiary thereof in excess of the amount included in clause (a);

          (7)   any increase in depreciation, depletion or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the date of the indenture shall be excluded;

          (8)   any non-cash impairment charges resulting from the application of ASC 350 Intangibles—Goodwill and Other and ASC 360 Property, Plant and Equipment and the amortization of intangibles pursuant to ASC 805 Business Combinations shall be excluded;

          (9)   any long-term incentive plan accruals and any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

          (10) (A) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Hedge Obligations and the application of ASC 815 Derivatives and Hedging and (B) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses shall be excluded;

          (11) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Restricted Payments," the Net Income of any Restricted Subsidiary that is not a Subsidiary Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Issuer or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

          (12) the cumulative effect of a change in accounting principles will be excluded;

          (13) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries shall be excluded; and

          (14) the Consolidated Net Income of the JV Subsidiary shall be excluded except as provided in clause (6) above.

        "Credit Agreement" means the Credit Agreement among the Issuer, as U.S. Borrower, Western Coal Corp and Walter Energy Canada Holdings, Inc., as Canadian Borrowers and various other parties thereto, dated as of April 1, 2011, and any amendments thereto, as in effect on the date of the indenture.

        "Credit Agreement Guarantors" means the U.S. Subsidiary Guarantors (as defined in the Credit Agreement) and any other Restricted Subsidiary that provides a Guarantee of the Obligations of the U.S. Borrower (as defined in the Credit Agreement) pursuant to the Credit Agreement.

        "Credit Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Credit Agreement, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other long term Indebtedness, including any notes, bonds, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements (whether upon or after termination or otherwise) or refinancing thereof and any indentures or credit facilities or commercial paper facilities or debt securities that replace, refund or refinance any part of the Indebtedness or commitments thereunder, including any such replacement, refunding or refinancing that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-cash Consideration" pursuant to an Officer's Certificate, setting forth the basis of such valuation.

        "Designated Preferred Stock" means preferred stock of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Restricted Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Restricted Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of the covenant described under "—Restricted Payments."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer or the Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with the covenant described above under "—Certain Covenants—Restricted Payments" will not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or the Subsidiary that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Issuer (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Issuer).

        "Excluded Contributions" means the net cash proceeds received by the Issuer after the date of the indenture from:

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as "Excluded Contributions" pursuant to an Officer's Certificate executed by an Officer of the Issuer, the net cash proceeds of which are excluded from the calculation set forth in clause (3)(b) of "—Restricted Payments."

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Issuer for transactions less than $50.0 million and (ii) the Board of Directors of the Issuer (unless otherwise provided in the indenture) for transactions valued at, or in excess of, $50.0 million.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with

GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has made after the date of the indenture and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Issuer (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of debt issuance costs, deferred financing fees, the expensing of any bridge or other financing fees, any non-cash interest payments attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP and any non-cash interest expense imputed on any convertible debt securities in accordance with FASB APB 14-1, but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under the indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   all cash dividend payments or other cash distributions on any series of preferred equity of such Person and all other dividend payments or other distributions on the Disqualified Stock of such Person.

        "Foreign Subsidiary" means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the 2020 Notes Issue Date.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

          (1)   the Restricted Subsidiaries of the Issuer that execute a Note Guarantee on the date of the indenture; and

          (2)   any other Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of the indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements or other similar agreements or arrangements;

          (2)   any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement;

          (3)   any foreign exchange contract, currency swap agreement, futures contract, option agreement or other similar agreement or arrangement; or

          (4)   other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency exchange rates.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments evidencing obligations for borrowed money or letters of credit;

          (3)   representing Capital Lease Obligations;

          (4)   representing the balance deferred and unpaid of the purchase price of any property or services due more than one year after such property is acquired or such services are completed (except trade accounts payable and accrued expenses arising in the ordinary course of business);

          (5)   representing the net obligations under any Hedging Obligations in the event of an early termination; or

          (6)   to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. "Indebtedness" shall not include (a) with respect to any equity-linked security, the equity credit reflected on the most recent balance sheet of the Issuer, (b) obligations not incurred in connection with borrowed money, except to the extent expressly provided above, and without limitation shall not include (i) bid bonds, performance bonds, completion bonds, surety bonds, appeal bonds and other similar bonds, guarantees or obligations, (ii) purchase price adjustments, earn outs or similar obligations incurred in connection with the disposition of any assets, (iii) reimbursement obligations, (iv) indemnification obligations, (v) letters of credit, bank guarantees or similar instruments to secure any of the foregoing, to the extent such letters of credit, bank guarantees or similar instruments have not been drawn upon or, if drawn upon, not reimbursed thereafter within 60 days or (vi) obligations resulting from cash management services and (c) any liabilities of the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions and returns of principal).

        "JV Subsidiary" means Belcourt Saxon Coal, L.P., a British Columbia Limited Partnership.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, except in connection with any Qualified Receivables Financing.

        "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

        "Net Income" means, with respect to any Person for any period, the net income (loss) attributable to such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, title and recording tax expenses, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP) including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the notes offered hereby) of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

        "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's obligations under the indenture and the notes, executed pursuant to the provisions of the indenture.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Business" means any business or business activity conducted by the Issuer or its Subsidiaries on the date of the indenture and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto (including extraction, processing and marketing of any types of fuels or minerals or coal brokering, coal transportation and handling, power marketing, electricity generation, power/energy sales and trading), or a reasonable extension, development or expansion thereof or ancillary or complementary thereto.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or in any Restricted Subsidiary of the Issuer;

          (2)   any Investment in cash or Cash Equivalents;

          (3)   any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary of the Issuer; or

            (b)   such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

          (4)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

          (5)   any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

          (6)   any Investments received (a) in compromise, settlement or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes; or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Investments represented by Hedging Obligations entered into not for speculative purposes;

          (8)   loans or advances to officers, directors and employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer;

          (9)   repurchases of the notes;

          (10) Investments in Permitted Businesses having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $375 million and (y) 7.5% of Total Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in a Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

          (11) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

          (12) Investments in joint ventures or Unrestricted Subsidiaries, or entities that become joint ventures or Unrestricted Subsidiaries as a result of such Investments, having an aggregate Fair

  Market Value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of (x) $500 million and (y) 10% of Total Tangible Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (12) is made in a Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

          (13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transaction with Affiliates" (except for transactions described in clauses (7), (9) and (12) of such paragraph);

          (14) Guarantees of Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Equity" and "—Certain Covenants—Additional Note Guarantees";

          (15) any Investment existing on, or made pursuant to a binding commitment existing on, the 2020 Notes Issue Date and any Investment that extends, modifies, renews, replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount extended, modified, renewed, replaced, refinanced or refunded, and is made in the same Person as the Investment so extended, modified, renewed, replaced, refinanced or refunded;

          (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

          (17) additional Investments by the Issuer or any Restricted Subsidiary, taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding (measured at the time made and without giving effect to subsequent changes in value), not to exceed the greater of (x) $500 million and (y) 10% of Total Tangible Assets as of the end of the Issuer's most recently ended fiscal quarter for which financial statements are available; provided, however, that if any Investment pursuant to this clause (17) is made in a Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary;

          (18) Investments of any Restricted Subsidiary acquired after the date of the indenture or of a corporation merged into or consolidated with the Issuer or any Restricted Subsidiary in accordance with the covenants described under "—Merger, Consolidation or Sale of Assets", to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (19) accounts receivable, advances and prepayments and other trade credits made in the ordinary course of business;

          (20) Investments resulting from pledges and deposits made in the ordinary course of business; and

          (21) Investments in the Equity Interests of the Issuer in connection with the purchase or redemption of Equity Interests held by then present or former directors, consultants, officers or employees of the Issuer or any of the Subsidiaries or by any employee pension benefit plan.

provided, however, that with respect to any Investment, the Issuer may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (21) so that the entire Investment would be a Permitted Investment.

        "Permitted Liens" means:

          (1)   Liens securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to clause (1) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity" and/or securing Hedging Obligations related thereto;

          (2)   Liens in favor of the Issuer or any of its Restricted Subsidiaries;

          (3)   Liens on property or assets of a Person existing at the time such Person is merged with or into, or consolidated with or acquired by the Issuer or any Subsidiary of the Issuer and Liens securing Indebtedness permitted under clause (11) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity", plus renewals and extensions of such Liens; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not apply to any assets of the Issuer or its Restricted Subsidiaries other than (a) assets securing such Indebtedness at the date of the acquisition of such assets, (b) assets whose acquisition is financed or refinanced by such Indebtedness or (c) after-acquired assets subjected to such Liens;

          (4)   Liens on property or assets (including Capital Stock) existing at the time of acquisition of such property or assets by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

          (5)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (6)   Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (4) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity" covering only the assets acquired, constructed or improved with or financed by such Indebtedness, and additions, accessions, improvements and replacements and customary deposits in connection therewith; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

          (7)   Liens existing on the 2020 Notes Issue Date, plus renewals and extensions of such Liens;

          (8)   Liens created for the benefit of (or to secure) the notes (or the Note Guarantees);

          (9)   Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (10) Liens securing Indebtedness in an aggregate principal amount outstanding not to exceed, at the time of the incurrence of such Indebtedness or if later, at the time of the incurrence of the Lien, the greater of (x) $300 million and (y) 6% of Total Tangible Assets as of the end of the Issuer's most recently ended fiscal quarter for which financial statements are available;

          (11) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (12) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" incurred in connection with a Qualified Receivables Financing;

          (13) Liens to secure a defeasance or satisfaction and discharge trust;

          (14) Liens securing Indebtedness supported by a letter of credit issued under a Credit Facility;

          (15) Liens securing insurance premium financing arrangements otherwise permitted to be incurred under the indenture;

          (16) Liens securing Capital Lease Obligations incurred by the Issuer or any Restricted Subsidiary in respect of any sale leaseback transaction otherwise permitted under the indenture;

          (17) Liens on the assets of any Foreign Subsidiary securing Indebtedness of Foreign Subsidiaries;

          (18) Liens securing Guarantees incurred under clause (10) of the second paragraph of the covenant entitled "—Incurrence of Indebtedness and Issuance of Preferred Equity" to the extent the Indebtedness subject to such Guarantee is secured;

          (19) Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with the indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Issuer's historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clauses (4) or (6) above;

          (20) Liens for taxes, assessments or governmental charges or levies on the property of the Issuer or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (21) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of the Issuer or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (22) Liens on the property of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Issuer and the Restricted Subsidiaries taken as a whole;

          (23) pledges or deposits by the Issuer or any Restricted Subsidiary under workers' compensation laws, unemployment-insurance laws, old-age pensions or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Issuer or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Issuer, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

          (24) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

          (25) judgment Liens not giving rise to an Event of Default, that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

          (26) rights of banks to set off deposits against debts owed to said bank;

          (27) contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Issuer or any of its Restricted Subsidiaries; and

          (28) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness) of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus any unpaid accrued interest and premium required to be paid on the Indebtedness being so extended, renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under a Credit Facility;

          (3)   if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   Permitted Refinancing Indebtedness shall not include Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Purchase Money Note" means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

          (1)   the Board of Directors of the Issuer will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary,

          (2)   all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer), and

          (3)   the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivables Financing.

        "Ratings Event" means the notes are assigned a credit rating of at least BBB- (stable) from S&P and of at least Baa3 (stable) from Moody's.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, or any interest therein, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Receivables Subsidiary" means a Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, and in business related or ancillary thereto, of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

          (1)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

          (3)   to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Issuer shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1.02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held by the parent, or (b) whose accounts are consolidated with the accounts of the parent or one or more subsidiaries of the parent in such parent's or subsidiaries' SEC filings. Unless the context otherwise requires, Subsidiary shall mean a Subsidiary of the Issuer. In addition the JV Subsidiary shall be treated as a Subsidiary for purposes of the indenture.

        "Total Tangible Assets" means the total consolidated tangible assets of the Issuer and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter of the Issuer for which internal financial statements are available.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 15, 2017; provided that, if the period from the redemption date to April 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (a) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors, (b) any Subsidiary of an Unrestricted Subsidiary, or (c) any Receivables Subsidiary; provided that any such Receivables Subsidiary of the Issuer that is an Unrestricted Subsidiary shall, upon the termination of any such Qualified Receivables Financing (other than as a result of an event of default thereunder unless and until the obligations thereunder are repaid in full), cease to be an Unrestricted Subsidiary; and provided that such Subsidiary

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (3)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Domestic Subsidiary" of any specified Person means a Domestic Subsidiary that is a Wholly Owned Subsidiary and whose shares are not held, directly or indirectly, by any Foreign Subsidiary.

        "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person, all of the Capital Stock or other ownership interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the notes (and the exchange notes) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

  General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

  Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes (including the exchange of notes for exchange notes) by an ERISA Plan with respect to which we or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes or Exchange Notes and the exchange of notes for Exchange Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the notes and the notes should not be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding of the notes (and the exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

  Representation

        Accordingly, by acceptance of a note or the exchange of outstanding notes for exchange notes, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes (and the exchange of notes for Exchange Notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes or exchange (and holding the notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes or the exchange notes.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The exchange of outstanding notes for exchange notes in the exchange offers will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

        In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well any consequences arising under the laws of any other taxing jurisdiction.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offers, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the securities received by such broker-dealer in the exchange offers, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus. Any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the consummation of the exchange offers, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offers other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity and enforceability of the exchange notes and the guarantees issued by our subsidiaries organized in the state of Delaware will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of our internal control over financial reporting as of December 31, 2012, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        Walter Energy files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by Walter Energy at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Walter Energy. Walter Energy's common stock is traded on the NYSE. You may also inspect the information Walter Energy files with the SEC at the NYSE's offices at 20 Broad Street, New York, NY 10005. Information about Walter Energy is also available at www.walterenergy.com. The information on such Internet site is not a part of this prospectus.

        Walter Energy is "incorporating by reference" into this prospectus certain information it files with the SEC. This means that we are disclosing important information to you by referring you to these documents filed with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of the exchange offers will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Walter Energy's Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Walter Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

  •
  Walter Energy's Current Reports on Form 8-K filed with the SEC on February 20, 2013, March 22, 2013 (two filings), March 27, 2013 (two filings), April 30, 2013 and July 23, 2013 (excluding information furnished under Item 7.01 of Form 8-K).

        Any statement or information contained in those documents shall be deemed to be modified or superseded to the extent a statement or information included in this prospectus modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any future filings made by us with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offers will also be deemed to be incorporated by reference and to be part of this prospectus from their dates of filing. Other than as expressly stated in this paragraph, none of Walter Energy's reports, proxy statements and other information filed, or that Walter Energy may file, with the SEC is incorporated by reference herein.

        This prospectus contains or incorporates by reference summaries of certain agreements entered into by us, including the 2020 notes indenture, the 2021 notes indenture, the Credit Agreement and certain other agreements. The descriptions of these agreements contained or incorporated by reference in this prospectus do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to us at the following address or telephone number:

Walter Energy, Inc.
3000 Riverchase Galleria, Suite 1700
Birmingham, Alabama 35244
Attention: General Counsel
(205) 745-2000

Walter Energy, Inc.
Offers to Exchange

        $500,000,000 aggregate principal amount of its 9.875% Senior Notes due 2020 and the guarantees thereof and $450,000,000 aggregate principal amount of its 8.500% Senior Notes due 2021 and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 9.875% Senior Notes due 2020 and the guarantees thereof and 8.500% Senior Notes due 2021 and the guarantees thereof, respectively.

        Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware

Delaware Corporation Registrants

        Walter Energy, Inc., J. W. Walter, Inc., J. W. I. Holdings Corporation, Land Holdings Corporation, Walter Coke, Inc., Walter Land Company and Walter Minerals, Inc. (the "Delaware Corporation Registrants") are incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145(g) of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the DGCL.

        The Fourth Amended and Restated Certificate of Incorporation (the "Charter") of the Company provides that, to the fullest extent permitted by applicable law, the Company shall indemnify any current or former director, officer, employee or agent against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified party in connection with any threatened, pending or completed action, suit or proceeding, to which such indemnified party was or is a party or is threatened to be made a party by reason of such indemnified party's position with the Company or by reason of the fact that such indemnified party is or was serving, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Charter provides that the Company shall, from time to time, reimburse or advance to any current or former director or officer or other person entitled to indemnification thereunder the funds necessary for payment of defense expenses as incurred.

        Article IV of the By-Laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL. Article IV of the By-Laws also provides that the Corporation shall, from time to time, advance to any current or former director or officer or other person entitled to indemnification under the By-Laws the funds necessary for payment of defense expenses incurred.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors' fiduciary duty of care, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

        Article 6 of the Charter of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

        The other Delaware Corporation Registrants have provisions in their certificates of incorporation and/or bylaws that are similar to the foregoing provisions in the Company's certificate of incorporation and bylaws.

Delaware LLC Registrants

        Walter Black Warrior Basin LLC, Walter Exploration & Production LLC and Walter Natural Gas, LLC (the "Delaware LLC Registrants") are organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act, as amended, grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

        The limited liability company agreements of the Delaware LLC Registrants generally provide that the company shall indemnify the member and each officer of the company with respect to claims arising out of or incidental to the business or activities related to the LLC, if such indemnitee's conduct did not constitute bad faith, gross negligence or willful misconduct. The limited liability company agreements of the Delaware LLC Registrant's generally provide that the company shall indemnify the member and each officer of the company with respect to any act or omission by the member or officer in good faith, unless such act or omission constitutes gross negligence, willful misconduct, or a breach of the limited liability company agreement on the part of the member or officer.

Alabama

        Blue Creek Coal Sales, Inc., Clearwater Energy, Inc., Jim Walter Resources, Inc., Taft Coal Sales & Associates, Inc. and Tuscaloosa Resources, Inc. (the "Alabama Registrants") are each incorporated under the laws of the State of Alabama.

        The Alabama Business and Nonprofit Entities Code (the "Entities Code") provides that a corporation may indemnify current or former directors, officers or agents against liability incurred in a proceeding if such person (i) conducted himself in good faith, (ii) reasonably believed (A) in the case of conduct in such person's official capacity with the corporation, that the conduct was in its best interests and (B) in all other cases, that the conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. The Entities Code provides termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that such person did not meet the required standard of conduct. Except pursuant to court order, a corporation may not indemnify a director, officer or agent (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in such person's official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person.

        The Entities Code provides that a corporation shall indemnify a director or officer who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in the proceeding, where such person was a party because such person is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that such person was not successful on any other claim, issue or matter in any proceeding.

        The Entities Code provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director, officer or agent who is a party to a proceeding in advance of final disposition of the proceeding if (i) such person furnishes the corporation (A) a written affirmation of good faith belief that such person has met the standard of conduct required for indemnification, and (B) a written undertaking, executed personally or on such person's behalf, to repay the advance if it is ultimately determined that such person did not meet the standard of conduct for, or is not otherwise entitled to, indemnification, unless indemnification is approved by a court in accordance with the provisions of the Entities Code, and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Entities Code.

        A director or officer of a corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding, or may file an action therefor in another court of competent jurisdiction if the court has jurisdiction over the corporation and the corporation is a party to the proceeding. The court may order indemnification if it determines the director or officer (i) is entitled to mandatory indemnification under the Entities Code, in which case the court shall also order the corporation to pay such person's reasonable expenses incurred to obtain court-ordered indemnification, or (ii) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the standard of conduct required for indemnification in the Entities Code or was adjudged liable to the corporation for receiving an improper benefit, but if such person was adjudged so liable the indemnification is limited to reasonable expenses incurred.

        In addition to providing indemnification, a corporation may purchase and maintain insurance, or furnish similar protection on behalf of individuals who are or were directors, officers, employees, or agents of the corporation, or who, while a director, officer, employee, or agent of the corporation, serve or served in similar capacities (including as trustees of entities or employee benefit plans) of other entities at the request of the corporation, regardless of whether the corporation would have the authority to provide indemnification for the conduct for which insurance is provided.

        Any indemnification, or advance for expenses, authorized under the Entities Code shall not be deemed exclusive of and shall be in addition to that which may be contained in a corporation's articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

        The bylaws of each of the Alabama Registrants provide that such corporation shall indemnify all current or former directors or officers of such corporations to the fullest extent provided by Alabama law (expressly including, except in the case of Jim Walter Resources, Inc., the advancement of defense expenses as incurred) and such corporations may, at the discretion of its board of directors, indemnify current or former employees or agents. In addition, the articles of incorporation of Blue Creek Coal Sales, Inc. provide that such corporation shall indemnify its directors, officers, employees and agents to the extent permitted by Alabama law.

        The Entities Code also provides that a corporation may include provisions in its articles of incorporation eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which such director is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) the authorization of unlawful distributions in violation of the provisions of the Entities Code relating thereto, (iv) an intentional violation of criminal law, or (v) a breach of the director's duty of loyalty to the corporation or its shareholders. Taft Coal Sales & Associates, Inc. has included such a provision in its articles of incorporation.

West Virginia

  Hamer Properties, Inc.

        Under Article VII, Section 7 of its Bylaws, Hamer Properties, Inc. is required to indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of West Virginia.

        Article VII, Section 7 of the Hamer Properties, Inc. Bylaws contains the following indemnification provision:

    The corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of West Virginia.

The West Virginia Business Corporation Act permits a corporation to indemnify its directors and officers in certain circumstances. Specifically, W. Va. Code § 31D-8-851 through § 31D-8-856 provides the following with respect to the indemnification of directors and officers:

§31D-8-851. Permissible indemnification.

        (a)   Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

          (1)   (A) He or she conducted himself or herself in good faith; and

            (B)  He or she reasonably believed: (i) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation; and

            (C)  In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

          (2)   He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (5), subsection (b), section two hundred two, article two of this chapter.

        (b)   A director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement of subparagraph (ii), paragraph (B), subdivision (1), subsection (a) of this section.

        (c)   The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not determinative that the director did not meet the relevant standard of conduct described in this section.

        (d)   Unless ordered by a court under subdivision (3), subsection (a), section eight hundred fifty-four of this article, a corporation may not indemnify a director:

          (1)   In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (a) of this section; or

          (2)   In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

§31D-8-852. Mandatory Indemnification.

        A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

§31D-8-853. Advance for expenses.

        (a)   A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

          (1)   A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section eight hundred fifty-one of this article or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (4), subsection (b), section two hundred two, article two of this chapter; and

          (2)   His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section eight hundred fifty-two of this article and it is ultimately determined under section eight hundred fifty-four or eight hundred fifty-five of this article that he or she has not met the relevant standard of conduct described in section eight hundred fifty-one of this article.

        (b)   The undertaking required by subdivision (2), subsection (a) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

        (c)   Authorizations under this section are to be made:

          (1)   By the board of directors:

            (A)  If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote; or

            (B)  If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c), section eight hundred twenty-four of this article in which authorization directors who do not qualify as disinterested directors may participate; or

          (2)   By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization; or

          (3)   By special legal counsel selected in a manner in accordance with subdivision (2), subsection (b), section eight hundred fifty-five of this article.

§31D-8-854. Circuit court-ordered indemnification and advance for expenses.

        (a)   A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the circuit court conducting the proceeding or to another circuit court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the circuit court shall:

          (1)   Order indemnification if the circuit court determines that the director is entitled to mandatory indemnification under section eight hundred fifty-two of this article;

          (2)   Order indemnification or advance for expenses if the circuit court determines that the director is entitled to indemnification or advance for expenses pursuant to a provision authorized by subsection (a), section eight hundred fifty-eight of this article; or

          (3)   Order indemnification or advance for expenses if the circuit court determines, in view of all the relevant circumstances, that it is fair and reasonable:

            (A)  To indemnify the director; or

            (B)  To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (a), section eight hundred fifty-one of this article, failed to comply with section eight hundred fifty-three of this article or was adjudged liable in a proceeding referred to in subdivision (1) or (2), subsection (d), section eight hundred fifty-one of this article, but if he or she was adjudged so liable his or her indemnification is to be limited to reasonable expenses incurred in connection with the proceeding.

        (b)   If the circuit court determines that the director is entitled to indemnification under subdivision (1), subsection (a) of this section or to indemnification or advance for expenses under subdivision (2) of said subsection, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining circuit court-ordered indemnification or advance for expenses. If the circuit court determines that the director is entitled to indemnification or advance for expenses under subdivision (3) of said subsection, it may also order the corporation to pay the director's reasonable expenses to obtain circuit court-ordered indemnification or advance for expenses.

§31D-8-855. Determination and authorization of indemnification.

        (a)   A corporation may not indemnify a director under section eight hundred fifty-one of this article unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section eight hundred fifty-one of this article.

        (b)   The determination is to be made:

          (1)   If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom constitute a quorum for this purpose, or by a majority of the members of a committee of two or more disinterested directors appointed by a vote;

          (2)   By special legal counsel:

            (A)  Selected in the manner prescribed in subdivision (1) of this subsection; or

            (B)  If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

          (3)   By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

        (c)   Authorization of indemnification is to be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification is to be made by those entitled under paragraph (B), subdivision (2), subsection (b) of this section to select special legal counsel.

§31D-8-856. Indemnification of officers.

        (a)   A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

          (1)   To the same extent as a director; and

          (2)   If he or she is an officer but not a director, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract except for:

            (A)  Liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or

            (B)  Liability arising out of conduct that constitutes:

                (i)  Receipt by him or her of a financial benefit to which he or she is not entitled;

               (ii)  An intentional infliction of harm on the corporation or the shareholders; or

              (iii)  An intentional violation of criminal law.

        (b)   The provisions of subdivision (2), subsection (a) of this section apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

        (c)   An officer of a corporation who is not a director is entitled to mandatory indemnification under section eight hundred fifty-two of this article and may apply to a court under section eight hundred fifty-four of this article for indemnification or an advance for expenses in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Item 21.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2	Amended Joint Plan of Reorganization of the Company and certain of its subsidiaries, dated as of December 9, 1994 (Incorporated by reference to Exhibit T3E2 to the Company's Applications for Qualification of Indentures on Form T-3 (File No. 022-22199), filed on February 6, 1995).

2.1	Modification to the Amended Joint Plan of Reorganization of the Company and certain of its subsidiaries, as filed in the Bankruptcy Court on March 1, 1995 (Incorporated by reference to Exhibit T3E24 to the Company's Amendment No. 2 to the Applications for Qualification of Indentures on Form T-3 (File No. 022-22199), filed on March 7, 1995).

2.2	Findings of Fact, Conclusions of Law and Order Confirming Amended Joint Plan of Reorganization of Walter Energy, Inc. and certain of its subsidiaries, as modified (Incorporated by reference to Exhibit 2(a)(iii) to the Registration Statement on Form S-1 (File No. 33-59013), filed on May 2, 1995).

Exhibit No.		Description of Exhibit
2.3		Arrangement Agreement, dated as of December 2, 2010, between the Company and Western Coal Corp. (Incorporated by reference to Exhibit 2.1 of the Company's Current Report on Form 8-K (File No. 011-13711) , filed on December 3, 2010).

3.1		Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on April 28, 2009).

3.2		Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on February 23, 2012).

3.3	†	Certificate of Incorporation of J.W. Walter, Inc.

3.4	†	Restated By-Laws of J. W. Walter, Inc.

3.5	†	Certificate of Incorporation of J.W.I. Holdings Corporation.

3.6	†	By-Laws of J.W.I. Holdings Corporation.

3.7	†	Certificate of Incorporation of Land Holdings Corporation.

3.8	†	By-Laws of Land Holdings Corporation.

3.9	†	Amended and Restated Certificate of Formation of Walter Black Warrior Basin LLC.

3.10	†	Amended and Restated Limited Liability Company Agreement of Walter Black Warrior Basin LLC.

3.11	†	Amended and Restated Certificate of Incorporation of Walter Coke, Inc.

3.12	†	By-Laws of Walter Coke, Inc.

3.13	†	Amended and Restated Certificate of Formation of Walter Exploration & Production LLC.

3.14	†	Amended and Restated Limited Liability Company Agreement of Walter Exploration & Production LLC.

3.15	†	Certificate of Incorporation of Walter Land Company.

3.16	†	By-Laws of Walter Land Company.

3.17	†	Amended and Restated Certificate of Incorporation of Walter Minerals, Inc.

3.18	†	By-Laws of Walter Minerals, Inc.

3.19	†	Certificate of Formation of Walter Natural Gas, LLC.

3.20	†	Limited Liability Company Agreement of Walter Natural Gas, LLC.

3.21	†	Articles of Incorporation of Blue Creek Coal Sales, Inc.

3.22	†	By-Laws of Blue Creek Coal Sales, Inc.

3.23	†	Articles of Incorporation of Clearwater Energy, Inc.

3.24	†	By-Laws of Clearwater Energy, Inc.

3.25	†	Articles of Incorporation of Hamer Properties, Inc.

3.26	†	By-Laws of Hamer Properties, Inc.

Exhibit No.		Description of Exhibit
3.27	†	Articles of Incorporation of Jim Walter Resources, Inc.

3.28	†	By-Laws of Jim Walter Resources, Inc.

3.29	†	Amended and Restated Articles of Incorporation of Taft Coal Sales & Associates, Inc.

3.30	†	By-Laws of Taft Coal Sales & Associates, Inc.

3.31	†	Articles of Incorporation of Tuscaloosa Resources, Inc.

3.32	†	By-Laws of Tuscaloosa Resources, Inc.

4		Form of Specimen Certificate for Company's Common Stock (Incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-1 (No. 033-59013), filed on May 2, 1995).

4.1		Indenture, dated as of November 21, 2012, by and among Walter Energy, Inc., the subsidiary guarantors named therein and Union Bank, N.A., as trustee (Incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on November 21, 2012).

4.2		Form of 9.875% senior note due 2020 (Incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on November 21, 2012).

4.3		Indenture, dated as of March 27, 2013, by and among Walter Energy, Inc., the subsidiary guarantors named therein and Union Bank, N.A., as trustee (Incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on March 27, 2013).

4.4		Form of 8.500% senior note due 2021 (Incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on March 27, 2013).

4.5		Registration Rights Agreement, dated as of November 21, 2012, by and among Walter Energy, Inc., the subsidiary guarantors named therein and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (Incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on November 21, 2012).

4.6		Registration Rights Agreement, dated as of March 27, 2013, by and among Walter Energy, Inc., the subsidiary guarantors named therein and Morgan Stanley & Co. LLC, as representative of the initial purchasers named therein (Incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on March 27, 2013).

5.1	†	Opinion of Simpson Thacher & Bartlett LLP.

5.2	†	Opinion of Bradley Arant Boult Cummings LLP.

5.3	†	Opinion of Bowles Rice LLP.

10.1	*	Form of Indemnification Agreement for Directors and Executive Officers (Incorporated by reference to Exhibit 10.2.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

Exhibit No.		Description of Exhibit
10.2	*	Form of Amended and Restated Executive Change-in-Control Severance Agreement (for executives executing agreements on or prior to January 1, 2010) (Incorporated by reference to Exhibit 10.2 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.3	*	Form of Executive Change-in-Control Severance Agreement (for executives executing agreements after January 1, 2010 and prior to April 1, 2011) (Incorporated by reference to Exhibit 10.4 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.3.1	*	Form of Executive Change-in-Control Severance Agreement (for executives executing agreements after April 1, 2011) (Incorporated by reference to Exhibit 10.4 1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.4	*	Company's Executive Deferred Compensation and Supplemental Retirement Plan (Incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.5	*	Company's Amended and Restated Directors' Deferred Fee Plan (Incorporated by reference to Exhibit 10.6 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.6	*	Company's Amended and Restated Supplemental Pension Plan (Incorporated by reference to Exhibit 10.5 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.7	*	Executive Incentive Plan (Incorporated by reference to Appendix A to the Company's Proxy Statement (File No. 011-13711) for the 2006 Annual Meeting of Stockholders, filed on March 31, 2006).

10.7.1	*	First Amendment to the Company's Executive Incentive Plan (Incorporated by reference to Exhibit 10.6.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.8	*	Amended 1995 Long-Term Incentive Stock Plan (Incorporated by reference to Exhibit B to the Company's Proxy Statement (File No. 011-13711) for the 1997 Annual Meeting of Stockholders, filed on August 12, 1997).

10.8.1	*	Amendment to Amended 1995 Long-Term Incentive Stock Plan (Incorporated by reference to Exhibit 10.7.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.8.2	*	Western Coal Corporation Amended and Restated Stock Option Plan, effective August 3, 2010 (Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-8 (File No. 333-173336).

10.9	*	2012 Executive Incentive Plan (Incorporated by reference to Exhibit 10.9 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.9.1	*	2013 Executive Incentive Plan (Incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q (File No. 011-13711) for the quarter ended March 31, 2013).

Exhibit No.		Description of Exhibit
10.10	*	Amended and Restated 2002 Long-Term Incentive Award Plan (Incorporated by reference to Appendix C to the Company's Proxy Statement (File No. 011-13711) for the 2009 Annual Meeting of Stockholders, filed on March 31, 2009).

10.11	*	Form of Restricted Stock Unit Award Agreement (for executives executing agreements prior to February 23, 2012) (Incorporated by reference to Exhibit 10.9 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.11.1	*	Form of Restricted Stock Unit Award Agreement (for executives executing agreements after February 23, 2012 and prior to February 18, 2013) (Incorporated by reference to Exhibit 10.13.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.11.2	*	Form of Retention Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.14 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.11.3	*	Form of Retention Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.14.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.11.4	*	Form of Director Restricted Stock Unit Award Agreement (Incorporated by reference to Exhibit 10.15 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.11.5	*	Form of Non-Qualified Stock Option Agreement (for executives executing agreements prior to February 23, 2012) (Incorporated by reference to Exhibit 10.10 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.11.6	*	Form of Non-Qualified Stock Option Agreement (for executives executing agreements after February 23, 2012 and prior to February 18, 2013) (Incorporated by reference to Exhibit 10.16.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.11.7	*	Form of Director Stock Option Award Agreement (Incorporated by reference to Exhibit 10.17 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.11.8	*	Form of Amended and Restated Restricted Stock Unit Award Agreement dated August 11, 2011 for Charles C. Stewart (Incorporated by reference to Exhibit 10.11.8 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.11.9	*	Form of Restricted Stock Unit Award Agreement—Performance Vesting Award—2 Year Performance Period (Incorporated by reference to Exhibit 10.11.9 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.11.10	*	Form of Restricted Stock Unit Award Agreement—Performance Vesting Award—3 Year Performance Period (Incorporated by reference to Exhibit 10.11.10 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

Exhibit No.		Description of Exhibit
10.11.11	*	Form of Restricted Stock Unit Award Agreement (for executives executing agreements after February 18, 2013) (Incorporated by reference to Exhibit 10.11.11 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.11.12	*	Form of Non-Qualified Stock Option Agreement (for executives executing agreements after February 18, 2013) (Incorporated by reference to Exhibit 10.11.12 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.12	*	Amended and Restated Employee Stock Purchase Plan (Incorporated by reference to Appendix B to the Company's Proxy Statement (File No. 011-13711) for the 2004 Annual Meeting of Stockholders, filed on March 19, 2004).

10.13	*	Company's Involuntary Severance Benefit Plan (Incorporated by reference to Exhibit 10.23.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.13.1	*	First Amendment to the Walter Energy, Inc. Involuntary Severance Benefit Plan (Incorporated by reference to Exhibit 10.23.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2008).

10.14	*	Agreement dated September 12, 2011 between the Company and Walter J. Scheller, III (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q (File No. 011-13711), filed on November 7, 2011).

10.15	*	Agreement dated May 29, 2012 between the Company and William G. Harvey (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K, filed on June 1, 2012).

10.16	*	Agreement dated July 15, 2011 between the Company and Robert P. Kerley (Incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q (File No. 011-13711), filed on August 9, 2011).

10.16.1	*	Agreement dated February 28, 2012 between the Company and Robert P. Kerley (Incorporated by reference to Exhibit 10.22 1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.16.2	*	Management Change-in-Control Severance Agreement dated June 2012 between the Company and Robert P. Kerley (Incorporated by reference to Exhibit 10.16.2 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.17	*	Agreement dated April 1, 2011 between the Company and Michael T. Madden (Incorporated by reference to Exhibit 10.25 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2011).

10.17.1	*	Amended and Restated Change-in-Control Agreement dated as of December 18, 2008 between the Company and Michael T. Madden (Incorporated by reference to Exhibit 10.5 of the Company's Quarterly Report on Form 10-Q (File No. 011-13711), filed on May 7, 2010).

10.18	*	Agreement dated June 10, 2011, between the Company and Charles C. Stewart (Incorporated by reference to Exhibit 10.18 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

Exhibit No.		Description of Exhibit
10.18.1	*	Agreement dated March 30, 2012 between the Company and Charles C. Stewart (Incorporated by reference to Exhibit 10.18.1 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.19	*	Agreement dated December 15, 2011 between the Company and Earl H. Doppelt (Incorporated by reference to Exhibit 10.19 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

10.20		Income Tax Allocation Agreement, dated as of May 26, 2006, between Company and Mueller Water Products, Inc. (Incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on May 30, 2006).

10.21		Joint Litigation Agreement, effective as of December 14, 2006, between Company and Mueller Water Products, Inc. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on December 20, 2006).

10.22		Tax Separation Agreement, dated as of April 17, 2009, between Company and Walter Investment Management, LLC (Incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on April 23, 2009).

10.23		Joint Litigation Agreement, dated as of April 17, 2009, between Company and Walter Investment Management, LLC (Incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on April 23, 2009).

10.24		Share Purchase Agreement, dated as of November 17, 2010, between Company and Audley Capital Management Limited, Audley European Opportunities Master Fund Limited, Audley Investment I and Audley Investment II (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on November 18, 2010).

10.25		Credit Agreement, dated as of April 1, 2011, between the Company and Walter Energy Canada Holdings, Inc. and the various lenders, including Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and the other agents named therein. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on April 6, 2011).

10.25.1		First Amendment to the Credit Agreement, dated as of January 20, 2012, by and among the Company, Western Coal Corp., Walter Energy Canada Holdings, Inc., the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent and the other agents named therein. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on January 25, 2012).

10.25.2		Second Amendment to the Credit Agreement, dated as of August 16, 2012, by and among the Company, Western Coal Corp., Walter Energy Canada Holdings, Inc., the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent and the other agents named therein. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on August 17, 2012).

Exhibit No.		Description of Exhibit
10.25.3		Third Amendment to the Credit Agreement, dated as of October 29, 2012, by and among the Company, Western Coal Corp., Walter Energy Canada Holdings, Inc., the various lenders thereunder, Morgan Stanley Senior Funding, Inc., as Administrative Agent and the other agents named therein. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on October 30, 2012).

10.25.4		Fourth Amendment to Credit Agreement, dated as of March 21, 2013, by and among the Company, certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on March 22, 2013).

10.25.5		Fifth Amendment to Credit Agreement, dated as of July 23, 2013, by and among the Company, certain subsidiaries of the Company, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 011-13711), filed on July 23, 2013).

12	†	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

21		Subsidiaries of the Company (Incorporated by reference to Exhibit 21 of the Company's Annual Report on Form 10-K (File No. 011-13711) for the year ended December 31, 2012).

23.1	†	Consent of Ernst & Young LLP

23.2	†	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 5.1).

24	†	Powers of Attorney (included on signature page of this prospectus).

25.1	†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A., as trustee under the Indenture, dated as of November 21, 2012.

25.2	†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Union Bank, N.A., as trustee under the Indenture, dated as of March 27, 2013.

99.1	†	Form of Letter of Transmittal

99.2	†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3	†	Form of Letter to Clients.

99.4	†	Form of Notice of Guaranteed Delivery

†
Filed herewith.

*
Denotes management contracts or compensatory plans or arrangements.
  (b)
  Financial Statement Schedules

        All schedules are omitted because the required information is either not present, not present in material amounts or presented within the consolidated financial statements included in the prospectus and are incorporated herein by reference.

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama as of August 22, 2013.

WALTER ENERGY, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. Harvey or Earl H. Doppelt, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ WALTER J. SCHELLER III Walter J. Scheller III, Chief Executive Officer (Principal Executive Officer), Director
/s/ WILLIAM G. HARVEY William G. Harvey, Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ DAVID R. BEATTY, O.B.E. David R. Beatty, O.B.E., Director
/s/ JERRY W. KOLB Jerry W. Kolb, Director

/s/ PATRICK A. KRIEGSHAUSER Patrick A. Kriegshauser, Director
/s/ JOSEPH B. LEONARD Joseph B. Leonard, Director
/s/ GRAHAM MASCALL Graham Mascall, Director
/s/ BERNARD G. RETHORE Bernard G. Rethore, Director
/s/ MICHAEL T. TOKARZ Michael T. Tokarz, Chairman
/s/ A.J. WAGNER A.J. Wagner, Director
/s/ MARY R. HENDERSON Mary R. Henderson, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

J. W. WALTER, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ KATHY LOVE Kathy Love, President (Principal Executive Officer), Director
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial and Accounting Officer)
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

J.W.I. HOLDINGS CORPORATION
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ KATHY LOVE Kathy Love, President (Principal Executive Officer), Director
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial and Accounting Officer)
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

LAND HOLDINGS CORPORATION
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ KATHY LOVE Kathy Love, President (Principal Executive Officer), Director
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial and Accounting Officer)
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

WALTER BLACK WARRIOR BASIN LLC
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ ROBERT SINGLETON Robert Singleton, President and General Manager (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial Officer)
/s/ DAVID LLOYD David Lloyd, Controller (Principal Accounting Officer)
/s/ CAROL W. FARRELL Carol W. Farrell, Manager
/s/ ROBERT P. KERLEY Robert P. Kerley, Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

WALTER COKE, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ CAROL W. FARRELL Carol W. Farrell, President (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial Officer)
/s/ RAYMOND WALKER Raymond Walker, Controller (Principal Accounting Officer)
/s/ ROBERT P. KERLEY Robert P. Kerley, Director
/s/ WILLIAM G. HARVEY William G. Harvey, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

WALTER EXPLORATION & PRODUCTION LLC
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ ROBERT SINGLETON Robert Singleton, President and General Manager (Principal Executive Officer)
/s/ ROBERT P. KERLEY Robert P. Kerley, Chief Financial Officer (Principal Financial Officer), Manager
/s/ DAVID LLOYD David Lloyd, Controller (Principal Accounting Officer)
/s/ RICHARD A. DONNELLY Richard A. Donnelly, Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

WALTER LAND COMPANY
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ KATHY LOVE Kathy Love, President (Principal Executive Officer), Director
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial and Accounting Officer)
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

WALTER MINERALS, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ CHARLES STEWART Charles Stewart, President (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial Officer)
/s/ KEVIN HARRIGAN Kevin Harrigan, Controller (Principal Accounting Officer)
/s/ WILLIAM G. HARVEY William G. Harvey, Director
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

WALTER NATURAL GAS, LLC
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ ROBERT SINGLETON Robert Singleton, President and Chief Operating Officer (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial Officer)
/s/ DAVID LLOYD David Lloyd, Controller (Principal Accounting Officer)
/s/ RICHARD A. DONNELLY Richard A. Donnelly, Manager
/s/ ROBERT P. KERLEY Robert P. Kerley, Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

BLUE CREEK COAL SALES, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ MICHAEL MADDEN Michael Madden, President (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial and Accounting Officer)
/s/ WILLIAM G. HARVEY William G. Harvey, Director
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

CLEARWATER ENERGY, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ CHARLES C. STEWART Charles C. Stewart, President (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial Officer)
/s/ KEVIN HARRIGAN Kevin Harrigan, Controller (Principal Accounting Officer)
/s/ WILLIAM G. HARVEY William G. Harvey, Director
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

HAMER PROPERTIES, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ KATHY LOVE Kathy Love, President (Principal Executive Officer), Director
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial and Accounting Officer)
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

JIM WALTER RESOURCES, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ RICHARD DONNELLY Richard Donnelly, President and Chief Operating Officer (Principal Executive Officer)
/s/ GREGORY H. DEAN Gregory H. Dean, CFO and Vice President (Principal Financial Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Accounting Officer)
/s/ WILLIAM G. HARVEY William G. Harvey, Director
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22. 2013.

TAFT COAL SALES & ASSOCIATES, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ CHARLES C. STEWART Charles C. Stewart, President (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial Officer)
/s/ KEVIN HARRIGAN Kevin Harrigan, Controller (Principal Accounting Officer)
/s/ WILLIAM G. HARVEY William G. Harvey, Director
/s/ ROBERT P. KERLEY Robert P. Kerley, Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on August 22, 2013.

TUSCALOOSA RESOURCES, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints William G. Harvey or Earl H. Doppelt, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 22nd day of August, 2013 by the following persons in the capacities indicated:

/s/ CHARLES C. STEWART Charles C. Stewart, President (Principal Executive Officer)
/s/ MICHAEL GRIFFIN Michael Griffin, Treasurer (Principal Financial Officer)
/s/ KEVIN HARRIGAN Kevin Harrigan, Controller (Principal Accounting Officer)
/s/ WILLIAM G. HARVEY William G. Harvey, Director
/s/ ROBERT P. KERLEY Robert P. Kerley, Director